SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement.	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[ ]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to Rule 14a-12.

GOLD BANC CORPORATION, INC.
(Name of Registrant as Specified In Its Charter)

        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies: Common Stock (par value $1.00 per share)

2)	Aggregate number of securities to which transaction applies: 41,091,959

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): [X]

The filing fee is determined based upon the product of 41,091,959 shares of common stock (which includes all outstanding options to purchase shares of common stock) and the expected merger consideration of $16.60 per share. In accordance with Exchange Act Rule 0-11(c) and Fee Rate Advisory #7 for fiscal year 2004, the filing fee was determined by calculating a fee of $126.70 per $1,000,000.00 of the aggregate merger consideration of $682,126,519.40.

4)	Proposed maximum aggregate value of transaction: $682,126,519.40

5)	Total fee paid: $86,425.43

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
_____________________________________________________
2)	Form, Schedule or Registration Statement No.:
_____________________________________________________
3)	Filing Party:
_____________________________________________________
4)	Date Filed:
_____________________________________________________

       The Registrant is filing this preliminary proxy statement in the same form as the proxy statement that the Registrant filed on May 7, 2004 to correct a technical filing error. The EDGAR filing code on the May 7 proxy statement incorrectly identified the filing as a definitive proxy statement rather than a preliminary proxy statement. This filing is intended to replace and supercede the May 7 filing.

[GOLD BANC CORPORATION, INC. LOGO]

Dear Stockholder:

        You are cordially invited to attend a special stockholders meeting of Gold Banc Corporation, Inc. (“Gold”) to be held on ___________, _________ ____, 2004 at _____ a.m., local time, at the Sheraton Overland Park Hotel, 6100 College Blvd., Overland Park, Kansas.

        At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated February 24, 2004 (the “Merger Agreement”), providing for the acquisition of Gold by Silver Acquisition Corp. (“Silver Acquisition”). The acquisition will be accomplished by means of a merger of a wholly owned subsidiary of Silver Acquisition with and into Gold and a subsequent merger of the merged entity with and into Silver Acquisition. As a result of the merger, each issued and outstanding share of Gold common stock will be converted into the right to receive $16.60 in cash, subject to increase in certain circumstances described in this proxy statement.

        The Board of Directors of Gold has determined that the merger is fair to, and in the best interests of, Gold’s stockholders and recommends that you vote “FOR” approval and adoption of the Merger Agreement and the transactions contemplated therein. Sandler O’Neill & Partners, L.P., the financial advisor to the Board of Directors, has rendered an opinion to the effect that, as of the date of such opinion and based upon the considerations described therein, the $16.60 merger consideration to be received by Gold’s stockholders in the proposed merger is fair to them from a financial point of view.

        The affirmative vote of the holders of a majority of the outstanding shares of Gold’s common stock is required to approve and adopt the merger agreement. The merger is also subject to certain other conditions, including the approval of various bank regulatory agencies and the receipt by Silver Acquisition of sufficient financing to complete the merger. Assuming all of the conditions of the Merger Agreement are satisfied, the closing of the merger is expected to occur during the third quarter of 2004.

        Stockholders are urged to read carefully the accompanying proxy statement, which contains a detailed description of the merger and related matters.

        Whether or not you plan to attend the special meeting personally, please complete, sign and date the enclosed proxy card and mail it as soon as possible in the enclosed postage-paid envelope. If you attend the special meeting, you may vote in person if you wish, even if you have previously mailed in your proxy card. You should not send in the certificates for your shares of common stock until you receive specific instructions at a later date.

        We thank you for your prompt attention to this matter and appreciate your support.

Sincerely, Malcolm M. Aslin Chief Executive Officer

        This proxy statement is dated ______, 2004, and is first being mailed to stockholders of Gold on or about ______, 2004.

GOLD BANC CORPORATION, INC.

_________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held _____________ ____, 2004

To the Stockholders of Gold Banc Corporation, Inc.:

A Special Meeting of Stockholders of Gold Banc Corporation, Inc. (“Gold “) will be held at the Sheraton Overland Park Hotel, 6100 College Blvd, Overland Park, Kansas on ___________ _______ ____, 2004 , at ______ a.m. local time, for the following purpose:

1.	To consider and approve the Agreement and Plan of Merger, dated February 24, 2004 (the “Merger Agreement”), by and among Silver Acquisition Corp., SAC Acquisition Corp, and Gold.

2.	To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

        The Board of Directors has fixed the close of business on ___________, 2004 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting and any postponements and adjournments thereof. A list of stockholders entitled to vote at the special meeting will be available for examination by Gold’s stockholders for any purpose germane to the special meeting (i) at the special meeting upon the request of a Gold stockholder or (ii) prior to the special meeting upon the request of a Gold stockholder during ordinary business hours at Gold’s principal executive offices at 11301 Nall Ave., Leawood, Kansas 66211.

        Holders of Gold’s common stock entitled to vote on the proposal to approve and adopt the Merger Agreement who do not vote in favor thereof have the right to receive payment of the fair value of such holders’ shares upon compliance with the provisions of Section 17-6712 of the Kansas General Corporation Code (the “KGCC”), the full text of which is included as Appendix C to the proxy statement attached to this Notice of Special Meeting of Stockholders. For a summary of the dissenters’ rights of Gold’s stockholders, see “THE MERGER — Dissenters’ Rights of Appraisal” in the proxy statement. Failure to comply strictly with the procedures set forth in Section 17-6712 of the KGCC will cause the stockholder to lose dissenters’ rights.

        You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please complete, sign and date the enclosed proxy card and promptly return it in the envelope provided. No postage is necessary if mailed in the United States. If you are a stockholder of record and attend the meeting, you may revoke your proxy by voting in person. We look forward to seeing you at the meeting.

By Order of the Board of Directors, GOLD BANC CORPORATION, INC. Malcolm M. Aslin Chief Executive Officer

Leawood, Kansas

_____________ ____, 2004

TABLE OF CONTENTS

SUMMARY TERM SHEET	1

THE COMPANIES	8

THE SPECIAL MEETING	8
Date, Time and Place of the Special Meeting	8
Matters to Be Considered at the Special Meeting	8
Record Date for the Special Meeting	8
Quorum	9
Votes Required for Approval and Adoption of the Merger Agreement	9
Proxies	9
Solicitation of Proxies; Payment of Expenses	10
Adjournments or Postponements	10
Background of the Merger	11
Recommendation of Gold's Board and Reasons for the Merger	16
Opinion of Gold's Financial Advisor	18
Financing of the Merger	24
Regulatory Approvals Required for the Merger	26
Certain U.S. Federal Income Tax Consequences	28
Dissenters' Rights of Appraisal	28
Interests of Certain Persons in the Merger	31
Pending Litigation	33

THE MERGER AGREEMENT	33
Effective Time	33
Conversion of Shares; Procedures for Exchange of Certificates	33
Treatment of Outstanding Stock Options	33
Conditions to the Completion of the Merger	35
Representations and Warranties	36
Conduct of Business Pending the Merger	38
No Solicitation by Gold	40
Termination	41
Termination Fee	42
Amendment and Waiver	43
Expenses	43

MARKET PRICES AND DIVIDENDS	43

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	44

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	46

STOCKHOLDER PROPOSALS	46

WHERE YOU CAN FIND MORE INFORMATION	47

Appendix A – Agreement and Plan of Merger

Appendix B – Opinion of Sandler O’Neill & Partners, L.P.

Appendix C – Kansas Statute 17-6712

GOLD BANC CORPORATION, INC.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

June ___, 2004

SUMMARY TERM SHEET

        The following is a summary of the terms of the proposed initial merger of SAC Acquisition Corp., a wholly-owned subsidiary of Silver Acquisition Corp., with and into Gold Banc Corporation, Inc., with Gold surviving such initial merger, and the subsequent merger of Gold with and into Silver Acquisition Corp., with Silver Acquisition surviving the subsequent merger, and other information relating to the special meeting of stockholders of Gold.

        This summary may not contain all of the information that is important to you. For a more complete understanding of the merger and related transactions and the other information contained in this proxy statement, you should read this entire proxy statement carefully, as well as the additional documents to which it refers. A copy of the Agreement and Plan of Merger, dated February 24, 2004, by and among Silver Acquisition, SAC Acquisition and Gold is attached as Appendix A to this proxy statement. For instructions on obtaining more information, see “WHERE YOU CAN FIND MORE INFORMATION” on page ___.

THE PARTIES
Gold Banc Corporation (see page __)	Gold Banc Corporation, Inc.
11301 Nall Avenue
Leawood, Kansas 66211
Telephone: (913) 451-8050

Gold, a Kansas corporation, is a registered bank holding company under the Bank Holding Company Act and a financial holding company under the Gramm-Leach-Bliley Act. Gold owns and operates two community banks with 40 offices located largely in the Kansas City metropolitan area of Missouri and Kansas; the Sarasota and Tampa Bay metropolitan areas on the West Coast of Florida; and the Tulsa and Oklahoma City metropolitan areas of Oklahoma. In addition to banking and wealth management services, Gold provides trust management and administration services and brokerage and investment services through its various subsidiaries.

Silver Acquisition and SAC Acquisition (see page __)	Silver Acquisition and SAC Acquisition were formed for the specific purpose of acquiring Gold and its subsidiaries. Neither Silver Acquisition nor SAC Acquisition conduct any business operations other than those incidental to the acquisition of Gold. Silver Acquisition intends to continue the operations of Gold and its subsidiaries after completing the merger and related transactions.

THE SPECIAL MEETING

General (see page __)	This proxy statement is furnished to Gold common stockholders for use at the special meeting of stockholders called to approve the merger agreement. The meeting will be held at 10:00 a.m. local time on June ___, 2004 at the Sheraton Overland Park Hotel, 6100 College Blvd., Overland Park, Kansas 66211.

Vote Required to Approve the Merger Agreement (see page __)	The holders of a majority of the outstanding shares of Gold common stock entitled to vote at the meeting must vote to approve the merger agreement. If you do not vote your shares, the effect will be a vote against the approval and adoption of the merger agreement and the merger.

Record Date and Quorum Requirement (see page __)	The holders of a majority of the outstanding shares of Gold common stock entitled to vote at the meeting must vote to approve the merger agreement. If you do not vote your shares, the effect will be a vote against the approval and adoption of the merger agreement and the merger.

Record Date and Quorum Requirement (see page __)	Gold has set May ___, 2004 as the record date for determining those stockholders who are entitled to notice of and to vote at the special meeting.

A majority of the shares of Gold common stock issued and outstanding and entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum for transacting business at the meeting.

What To Do Now (see page __)	After carefully reading and considering the information contained in this proxy statement, you should respond by completing, signing and dating your proxy card and returning it in the enclosed postage paid envelope as soon as possible so that your shares may be represented and voted at the special meeting.

The Gold directors unanimously recommend that you vote "FOR" the proposal to approve and adopt the merger agreement.

Do not send your stock certificates now. If the merger is completed, you will receive instructions regarding the procedures for exchanging your existing stock certificates for the $16.60 per share cash payment.

Revocation of Proxies (see page __)	You have the unconditional right to revoke your proxy at any time prior to its use at the meeting by:
  delivering written notice that the proxy is revoked to the Corporate Secretary of Gold prior to the special meeting,

  submitting a subsequently dated proxy to the Corporate Secretary of Gold prior to the special meeting or to the inspector of election at the special meeting, or attending the special meeting, delivering written notice that the proxy is revoked to the inspector of election.

2

Shares Held by a Bank or Broker (see page __)	If your shares are held in "street name" by a bank or broker, your bank or broker will vote your shares only if you provide instructions to them on how to vote. You should follow the directions provided by your bank or broker regarding how to vote your shares.

THE MERGER

The Merger and Related Transactions (see page __)	The merger agreement provides for the acquisition of Gold through a series of merger transactions. First, SAC Acquisition, a wholly-owned subsidiary of Silver Acquisition, will merge with and into Gold. Second, Gold, as the surviving entity of the first merger, will merge with and into Silver Acquisition, which will be the surviving corporation of the second merger. Following consummation of the mergers, Silver Acquisition will change its name to Gold Bancorporation. These two mergers are collectively referred to in this proxy statement as the merger. Immediately prior to the merger, Gold plans to consolidate its two subsidiary state-chartered banks into one state-chartered bank. The remaining combined state-chartered bank will then be converted into a federal savings bank immediately following the merger. We expect the ultimate result of these transactions to be that Silver Acquisition will become a savings and loan holding company that will own one federal savings bank.

What You Will Receive in the Merger (see page __)	Unless you seek appraisal rights, you will be entitled to receive $16.60 in cash in exchange for each share of Gold's common stock you own at the time of the merger. If the merger is not completed by July 23, 2004, you will also receive an additional amount per share equal to $0.0023 multiplied by the number of days following July 23, 2004 through the date the merger is completed.

The Board of Directors Recommends That You Vote For the Merger Agreement (see page __)	After careful consideration, Gold's board of directors has approved the merger agreement and has determined that the merger agreement and merger are advisable, fair to and in the best interests of, Gold and its stockholders. The Gold directors unanimously recommend that you vote "FOR" the adoption and approval of the merger agreement and the merger.

Reasons for the Merger (see page __)	The Gold board of directors considered a number of factors in reaching its determination to approve the merger agreement including but not limited to:
  The opinion by Sandler O'Neill that the offer was fair, from a financial point of view, to Gold's stockholders.

  The offering price of $16.60 per share to be received by Gold's stockholders represented a premium over the historical trading price of Gold's common stock.

  Gold's strategic alternatives and the risks associated with remaining independent.

  Gold's business and financial condition and the ability to provide value to its stockholders, on a net present value basis, in the range presented by the consideration to be received in the merger.

3

Expected Time for Completing the Merger (see page __)	We are working to complete the merger as soon as possible, but we must first satisfy the conditions to the completion of the merger set forth in the merger agreement. We presently expect to complete the merger in the third quarter of 2004. However, we cannot assure you when or if the merger will occur.

Interests of Directors and Executive Officers (see page __)	Some of the directors and executive officers of Gold have interests and arrangements that may be considered different from, or in addition to, your interests as a Gold stockholder. These interests include: (1) future employment or consulting arrangements, (2) the acceleration of the vesting period of stock options, restricted stock awards and restricted stock unit awards held by employees of Gold, including executive officers, upon the approval of the adoption of the merger agreement by Gold's stockholders, and (3) the indemnification of directors and officers of Gold against certain liabilities both before and after the merger.

The Gold board of directors was aware of these interests and considered them, among other matters, in making its recommendation to approve the merger agreement.

Opinion of Financial Advisor (see page __)	In deciding to approve the merger, Gold's board of directors considered the opinion of its financial advisor, Sandler O'Neill & Partners, L.P., that as of February 24, 2004 and subject to and based on the considerations referred to in its opinion, the $16.60 merger consideration to be received by Gold stockholders in connection with the proposed merger is fair, from a financial point of view, to Gold stockholders. The complete text of the written opinion of Sandler O'Neill is set forth as Appendix B to this proxy statement, and we urge you to read the opinion in its entirety.

Financing of the Merger (see page __)	The merger is subject to a significant financing contingency. Silver Acquisition intends to fund the merger through a combination of a private placement of common stock, preferred stock and notes as well as bank financing.

Gold Common Stock Information (see page __)	The closing price of a share of Gold common stock on February 24, 2004, which was the trading day immediately preceding Gold's announcement that it had signed the merger agreement, was $14.32 per share. The average closing price for a share of Gold common stock for the four weeks preceding Gold's announcement that it had signed the merger agreement was $13.99 per share.

4

Appraisal Rights (see page __)	Stockholders of record are entitled to exercise appraisal rights if they do not vote in favor of the merger agreement and if they comply with the procedures set forth in Section 17-6712 of the Kansas General Corporation Code, or the KGCC. A copy of Section 17-6712 of the KGCC is attached to this proxy statement as Appendix C.

Treatment of Stock Options (see page __)	Holders of options to purchase Gold common stock that exercise their options prior to the consummation of the merger will receive the cash merger consideration for Gold common stock under the merger agreement. Holders of options to purchase Gold common stock that do not exercise their options prior to the consummation of the merger will not be automatically entitled to receive the value of such options in cash. Holders of options should review Section 1.3 of the merger agreement, which is attached hereto as Appendix A, pertaining to the treatment of stock options. Gold encourages all option holders to exercise their options prior to the consummation of the merger.

Federal Income Tax Consequences (see page __)	The receipt of cash in exchange for shares of Gold's common stock in the merger will be a taxable transaction for U.S. Federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Tax matters are very complicated and the tax consequences of the merger to you depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the transaction to you.

Conditions to the Merger (see page __)	The completion of the merger is subject to a number of conditions being met, including, but not limited to, (a) the approval of the merger agreement by Gold stockholders, (b) the receipt of all required regulatory approvals and (c) the completion of Silver Acquisition's financing. Where the law permits, a party to a merger agreement may elect to waive a condition to its obligation to complete the merger, even if that condition has not been satisfied. We cannot be certain when (or if) the conditions to the merger will be satisfied or waived or that the merger will be completed.

Termination and Termination Fees (see page __)	Gold and Silver Acquisition can agree at any time not to complete the merger, even if Gold's stockholders have approved it. Also, either Gold or Silver Acquisition can decide, without the consent of the other, not to complete the merger in a number of other situations, including:
  the failure to complete the merger by November 24, 2004;

  an action of a regulatory authority enjoining or otherwise prohibiting the merger;

  the failure of Gold to obtain the required vote of its stockholders to approve the merger agreement; and

  or a material breach by the other party of its representations, warranties or obligations under the merger agreement.

Gold can terminate the merger agreement under certain circumstances if Gold's board of directors accepts an offer to enter into an alternative transaction, in which case Gold would be required to pay a $20 million termination fee to Silver Acquisition within one day after receipt of Silver Acquisition's demand for such payment. In addition, Silver Acquisition can terminate the merger agreement if Gold's board of directors withdraws or adversely modifies its recommendation to Gold's stockholders to approve the merger agreement, in which case Gold would be required to pay Silver Acquisition a termination fee of $20 million if Gold enters into an alternative transaction within 12 months of the termination of the merger agreement. There are also other circumstances in which termination of the merger agreement could require the payment of a termination fee.

In addition, the merger agreement requires Silver Acquisition to pay a termination fee of $1 million to Gold if the merger agreement is terminated by Gold or Silver Acquisition because (1) the merger is not completed by November 24, 2004 and either (a) the merger has not been approved by the applicable bank regulatory agencies, or (b) Silver Acquisition has not received the proceeds of the financing by November 24, 2004; or (2) a bank regulatory agency prohibits the merger.

5

Regulatory and Third-Party Approvals (see page __)	Completion of the merger is subject to a number of regulatory approvals and consents. We cannot complete the merger unless Silver Acquisition and Gold receive the prior approval or waiver of the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, Kansas State Banking Commissioner and the Missouri Division of Finance. There is no assurance that required regulatory approvals will be obtained.

Gold is not aware of any other regulatory approvals that would be required for completion of the merger, except as described above. The merger cannot proceed in the absence of the receipt of all requisite regulatory approvals and the expiration of all related waiting periods.

Where to Find More Information (see page __)	If you have more questions about the merger or would like additional copies of this proxy statement, you should contact: Gold Banc Corporation, Inc., 11301 Nall Avenue, Leawood, Kansas 66211, Attention: Rick Tremblay, (913) 451-8050.

6

Forward-Looking Statements May Prove Inaccurate (see page __)	This proxy statement, including information included or incorporated by reference in this document contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Gold and Silver Acquisition, as well as certain information relating to the merger. Also, statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates," or similar expressions are forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to various factors.

THE COMPANIES

Gold Banc Corporation, Inc.

        Gold Banc Corporation, Inc., a Kansas corporation, is a registered bank holding company under the Bank Holding Company Act and a financial holding company under the Gramm-Leach-Bliley Act. Gold owns and operates two community banks with 40 offices located largely in the Kansas City metropolitan area of Missouri and Kansas; the Sarasota and Tampa Bay metropolitan areas on the West Coast of Florida; and the Tulsa and Oklahoma City metropolitan areas of Oklahoma. In addition to banking and wealth management services, Gold provides trust management and administration services and brokerage and investment services through its various subsidiaries. Gold’s principal executive offices are located at 11301 Nall Avenue, Leawood, Kansas 66211, and its telephone number is (913) 451-8050.

Silver Acquisition Corp. and SAC Acquisition Corp.

        Silver Acquisition Corp. and SAC Acquisition Corp. are both Delaware corporations formed for the purpose of effecting the merger and other transactions contemplated in the merger agreement. Neither entity has conducted any business operations other than those incidental to the merger. The executive offices of Silver Acquisition and SAC Acquisition are located at 10975 El Monte, Suite 200, Overland Park, Kansas 66211, and their telephone number is (913) 266-0864.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

        This proxy statement is being furnished to stockholders in connection with the solicitation of proxies by Gold’s board of directors for use at the special meeting to be held on ___________, June ___, 2004 at the Sheraton Overland Park Hotel, 6100 College Blvd., Overland Park, Kansas 66211, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

        This proxy statement and the accompanying form of proxy are first being mailed by Gold to its stockholders on or about May ____, 2004.

Matters to Be Considered at the Special Meeting

        At the special meeting, Gold’s stockholders will (a) consider and vote upon a proposal to approve and adopt the merger agreement pursuant to which, among other things, SAC Acquisition will merge with and into Gold, and Gold, as the surviving corporation of the first merger, will merge with and into Silver Acquisition, which will be the surviving corporation, upon the terms and subject to the conditions set forth in the merger agreement, and (b) act on any other business as may properly come before the special meeting or any adjournments or postponements of the special meeting. A copy of the merger agreement is attached to this proxy statement as Appendix A.

Record Date for the Special Meeting

        Gold’s board of directors has fixed the close of business on _________ __, 2004 as the record date for determination of the stockholders entitled to notice of, and to vote at, the special meeting. On the record date, there were ______ shares of Gold’s common stock outstanding, held by approximately ______ holders of record. At the special meeting, each holder of Gold’s common stock will have one vote for each share of Gold’s common stock held.

Quorum

        If a majority of the shares of Gold’s common stock outstanding on the record date is represented either in person or by proxy at the special meeting, a quorum will be present at the special meeting. Shares held by persons attending the special meeting but not voting, and shares represented in person or by proxy and for which the holder has abstained from voting, will be counted as present at the special meeting for purposes of determining the presence or absence of a quorum.

        A broker who holds shares in nominee or “street name” for a customer who is the beneficial owner of those shares is prohibited from giving a proxy to vote those shares on the matters to be considered and voted upon at the special meeting without specific instructions from such customer with respect to such proposal. These so-called “broker non-votes” will be counted as present at the special meeting for purposes of determining whether a quorum exists.

Votes Required for Approval and Adoption of the Merger Agreement

        Under the KGCC, approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Gold’s common stock entitled to vote at the special meeting.

        Abstentions and broker non-votes will have the same effect as votes against the proposal to approve and adopt the merger agreement.

        The Gold directors unanimously recommend that you vote “FOR” approval and adoption of the merger agreement.

        When Gold’s board of directors was considering the merger, Mr. Aslin abstained from the vote to approve the merger because of his potential non-compete and consulting agreement with Silver Acquisition following the merger.

Proxies

        All shares of Gold’s common stock represented by properly executed proxies received before or at the special meeting will, unless revoked, be voted in accordance with the instructions indicated on those proxies. If you execute your proxy but make no specification, your proxy will be voted “FOR” approval and adoption of the merger agreement. You are urged to complete and sign the proxy card enclosed with this proxy statement and mail it promptly in the enclosed postage prepaid envelope.

        Gold does not expect that any other matters will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters, including any proposal to adjourn or postpone the special meeting. No proxy that is voted against approval of the adoption of the merger agreement will be voted in favor of any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.

        If you are a holder of record, you may revoke your proxy at any time before it is voted by:

  submitting a written notice of revocation to Gold at 11301 Nall Avenue, Leawood, Kansas 66211, Attention: Corporate Secretary;

  executing and delivering a subsequently dated proxy to Gold’s Corporate Secretary prior to the special meeting at the address listed above or to the inspector of election at the special meeting; or

  attending the special meeting, delivering written notice that the proxy is revoked to the inspector of election.

        Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

        If your shares are held by a bank, broker or other nominee, you will need to contact such third party for instructions to revoke your proxy.

        Stockholders who do not vote in favor of the proposal to approve and adopt the merger agreement and who otherwise comply with applicable statutory procedures of the KGCC summarized elsewhere in this proxy statement will be entitled to seek appraisal of the fair value of their common stock under Section 17-6712 of the KGCC. See “THE MERGER — Dissenters’ Rights of Appraisal.”

Solicitation of Proxies; Payment of Expenses

        Gold will bear the cost of soliciting proxies for the special meeting and of printing and mailing this proxy statement. In addition to solicitation by mail, Gold’s directors, officers and other employees may solicit proxies in person, or by telephone, telecopy or other means of electronic communication. Gold will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Gold will, upon written request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing. We urge stockholders to mail completed proxies without delay.

Adjournments or Postponements

        Although it is not expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice, including by an announcement made at the special meeting, with the approval of the holders of a majority of the shares of Gold’s common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. Any signed proxies received by Gold will be voted in favor of an adjournment or postponement in these circumstances unless the proxies were voted against approval of the adoption of the merger agreement.

Stock Certificates

        Please do not send your common stock certificates with your proxy cards. Promptly after the merger, the paying agent for the merger will send a transmittal letter to you with instructions for surrendering your Gold common stock certificates in exchange for the $16.60 per share cash payment.

THE MERGER

Description of Merger and Related Transactions

        In the merger, SAC Acquisition will merge with and into Gold and Gold will be the surviving company. Immediately following that merger, Gold will merge with and into Silver Acquisition and Silver Acquisition will be the surviving company following such merger.

        Immediately prior to the merger, Gold plans to consolidate its two subsidiary state-chartered banks into one state-chartered bank. Immediately following the merger, the state-chartered bank will be converted into a federal savings bank.

        If the merger is completed, you will receive the merger consideration of $16.60 in cash in exchange for each share of Gold’s common stock that you own at the time of the merger. If the merger is not completed by July 23, 2004, you will also receive an additional amount per share equal to $0.0023 multiplied by the number of days following July 23, 2004 through and including the date the merger is completed.

        The merger is subject to several conditions. We strongly encourage you to read carefully the merger agreement in its entirety, a copy of which is attached as Appendix A to this proxy statement.

        We are working to complete the merger as soon as possible. We anticipate completing the merger in the third quarter of 2004, subject to receipt of stockholder approval, regulatory approvals and satisfaction of other conditions to closing, including those described in “THE MERGER AGREEMENT — Effective Time of the Merger.”

Background of the Merger

        On March 14, 2003, Gold issued a press release stating that Michael Gullion, who was then serving as its Chief Executive Officer, was being replaced by Malcolm Aslin due to a misappropriation of approximately $2.5 million of Gold assets by Mr. Gullion that had been discovered in an internal investigation overseen by Gold’s Audit Committee. Gold took prompt remedial action to strengthen its internal controls to prevent such misconduct from occurring in the future, obtained substantial restitution from Mr. Gullion, and cooperated fully with bank regulatory authorities, the Securities and Exchange Commission, and other law enforcement officials to ensure that Gold would be in compliance with all applicable legal requirements. Under a restitution agreement with Mr. Gullion, Gold exercised its option to purchase 583,065 shares of Gold common stock from Mr. Gullion for a price of $10.805 per share (based upon the 10-day average closing price of Gold common stock on the day prior to the purchase). An unaffiliated bank received $4.047 million of those proceeds in repayment of a prior loan to Mr. Gullion in order to release a lien on those shares. Gold retained the remaining $2.253 million of those sales proceeds as restitution.

        At a regularly scheduled meeting of Gold’s board of directors on July 21, 2003, Mr. Aslin, Gold’s Chief Executive Officer, informed the directors of the purchase of these 583,065 shares from Mr. Gullion and stated that it would be in Gold’s best interests to resell such shares as soon as possible to replenish Gold’s regulatory capital. Mr. Aslin therefore strongly encouraged the directors to assist Gold in this regard by purchasing as many of those shares as possible at the same purchase price per share paid to Mr. Gullion. He requested the directors to inform him of the number of shares, if any, each of them would purchase. He pointed out that in making that decision, the directors should be aware that the resale of those shares would be restricted under the Securities Act of 1933 since they would be acquired from Gold in reliance upon a private placement exemption from securities registration. In response to his request, Mr. Connealy, Mr. Randon, Mr. Curran (on behalf of an entity in which he is an investor), Mr. Petersen (on behalf of an entity in which he is an investor) and Mr. Gourley informed Mr. Aslin that they would purchase 10,000, 70,000, 100,000, 300,000 and 50,000 of those shares, respectively, at the same purchase price paid by Gold for those shares. Documentation required to comply with securities laws was prepared and the sales of those shares to Messrs. Connealy, Curran (on behalf of an entity in which he is an investor), Gourley, Petersen (on behalf of an entity in which he is an investor) and Randon were consummated on August 1, August 5, August 28, September 3 and September 8, 2003, respectively.

        The complaint in a purported class action lawsuit filed on March 10, 2004 alleges that the five directors who purchased these shares breached their fiduciary duties by approving the merger agreement to enable them to sell those shares sooner than they would have otherwise been legally able to do under the Securities Act of 1933. See “Pending Litigation.” However, the shares purchased by these five directors could have been resold within one year following their purchase date pursuant to an exemption from securities registration provided by Rule 144 under the Securities Act of 1933. There will therefore be a very small, if any, reduction in their required holding period before those shares can be resold under Rule 144, as compared to a sale in the merger. In addition, a registration statement could have been filed by Gold on Form S-3 at small expense in order to permit a resale of those shares at any time without regard to whether the merger occurs or whether the one-year holding period under Rule 144 has elapsed. If the merger is consummated before a one-year holding period expires, those directors will also suffer the loss of long-term capital gains treatment resulting in income tax on the gain on those shares at ordinary income tax rates (estimated to be 35 percent for those directors at the federal level) rather than the long-term capital gains rate of 15 percent at the federal level.

        Gold’s growth and operating strategy were examined in depth at a strategic planning retreat held in connection with a regularly scheduled board meeting in July 2003 for Gold’s board of directors and management. Five investment banking firms were invited to present their views at the retreat on the future direction of Gold. The presentations by management and those investment bankers examined the advantages and disadvantages of various strategic alternatives available to Gold. The consensus of these presentations was that the strategic plan should be refined to focus on high growth markets, and concluded that, if any sale of Gold were to be pursued in the future, it would be preferable to do so after the regulatory issues arising from Mr. Gullion’s misconduct had stabilized and consistent earnings performance had been demonstrated. The board of directors and management concluded that there was no need to sell Gold at that time and that it could deliver attractive returns to its stockholders by operating independently. However, it was recognized that there was execution risk in implementing this or any other strategic plan and that Gold should remain open to considering opportunities to build further stockholder value.

        Despite the speculation regarding the future direction of Gold created by the announcement of Mr. Gullion’s misconduct, Gold was able to communicate to the market that its business remained strong, it had an effective business plan and it possessed the management depth needed to implement the strategic plan. Key elements of this strategy included exiting lower growth rural markets through the sale of branches and redeploying the capital from such sales into its higher growth metropolitan markets, including suburban Johnson County, Kansas, Tampa/Bradenton/Sarasota, Florida, and Tulsa/Oklahoma City, Oklahoma. This strategy also included improving net interest margins, rationalizing the cost structure, and improving the strength and flexibility of its balance sheet. This overall message was well received by the market as evidenced by continual improvement in Gold’s stock price and favorable reports by financial analysts.

        On July 10, 2003, Mr. Aslin had a meeting with Stan Bailey, the primary focus of which was on general banking concepts including various means to create shareholder value for Gold. At the end of the meeting, however, Mr. Bailey indicated a very informal expression of possible future interest in putting together a group of investors to acquire one or more, but not all, of the banks owned by Gold. No financial consideration was discussed in this regard. On August 13, 2003, Mr. Bailey approached Mr. Aslin to discuss a further informal expression of interest in putting together a group of investors to acquire all of Gold’s operations for $630 million in cash, which would have been less than $16.00 per share. Mr. Aslin indicated that Gold was always willing to examine such expressions of interest from credible buyers, but that his view was that the value would need to be around $680 million, which would have been approximately $17.00 per share. Mr. Aslin first informed Gold’s board of directors of Mr. Bailey’s expression of interest at a regularly scheduled meeting on August 26, 2003. After discussing the financial and regulatory contingencies associated with such a proposal, the board of directors authorized Mr. Aslin to explore its feasibility and whether a higher valuation could be achieved.

        On September 3, 2003, Mr. Aslin met with Mr. Bailey and other members of management of Silver Acquisition, as well as representatives of Keefe, Bruyette & Woods, Inc., to discuss their acquisition proposal. They indicated that their proposal remained at $16.00 per share. Mr. Aslin described Gold’s prospects and explained why he believed the price would need to be improved to a range of $16.50 to $17.00.

        On September 18, 2003, Mr. Aslin held telephonic discussions with Mr. Bailey regarding his informal expression of interest. Mr. Bailey indicated that he did not anticipate the valuation he was proposing would exceed $16.30 per share. Mr. Aslin reiterated that he did not believe that this price was adequate. Mr. Aslin did not then expect that the informal expression of interest from Mr. Bailey would proceed any further. Mr. Aslin also held discussions during this period with another group of investors that had informally expressed an interest in acquiring all of Gold’s operations, but that group indicated that it did not foresee its ability to offer more than $15 per share.

        Keefe, Bruyette & Woods, acting on behalf of Silver Acquisition, submitted a letter to Gold’s board of directors on October 21, 2003 setting forth a non-binding expression of interest to acquire Gold for $16.60 per share in cash. This proposal was conditioned upon, among other things, satisfactory completion of legal and business due diligence, raising the acquisition financing, and receipt of regulatory approval to convert Gold’s banking subsidiaries from commercial banks to federally chartered thrift institutions. The proposal also stated that it was very important that Mr. Aslin continue to play an active and meaningful role as chairman of the new holding company following completion of the proposed acquisition. In addition, the proposal would have required Gold to enter into an exclusivity agreement with Silver Acquisition pursuant to which Gold would have been obligated to negotiate exclusively with it through December 31, 2003.

        Gold’s board of directors considered this proposal at a regularly scheduled meeting held on October 22, 2003. The board of directors recognized that the financing and regulatory contingencies inherent in the proposal presented significant risk that the transaction might not be consummated. However, the board of directors felt that the price being proposed reflected sufficiently attractive multiples of earnings, book value, and other financial metrics to warrant further exploration. The proposed price and form of consideration were also viewed as potentially attractive because that price was within a range of value, on a discounted present value basis, that would be produced by execution of Gold’s operating strategy and thus would eliminate the risk that such strategy might not be able to be fully executed as planned. The board of directors decided to engage an investment banking firm to assist it in evaluating this proposal and exploring Gold’s other strategic alternatives, including soliciting other potential buyers to determine whether a superior proposal might be obtained. The board of directors also established an Advisory Committee to assist management in selecting the investment banking firm and evaluating these strategic alternatives. The board of directors selected Messrs. Connealy, Curran, Gourley, and Randon to serve on this Advisory Committee based on their financial and business experience in evaluating and participating in acquisitions and financing transactions.

        During the period from October 24 through October 27, 2003, Mr. Aslin interviewed three different investment banking firms to assess their capabilities in advising and assisting Gold in evaluating its strategic alternatives and then implementing the best reasonably available alternative. A conference call was held on October 31, 2003 among the Advisory Committee, Mr. Aslin, Mr. Tremblay, and representatives of Stinson Morrison Hecker LLP, Gold’s outside legal counsel, to consider the investment banking candidates. Mr. Aslin recommended Sandler O’Neill Partners, L.P., to serve as Gold’s financial advisor. The Advisory Committee unanimously approved the selection of Sandler O’Neill based on, among other things, its nationally recognized expertise in the financial services industry and merger and acquisition transactions in that industry, and its resulting credibility in accessing senior management of other financial institutions to determine their interest in submitting a superior acquisition proposal. Sandler O’Neill was also engaged because one of its principals had extensive familiarity with the management team of Silver Acquisition, through a prior investment banking engagement, and thus could be valuable in assessing the risk of consummating the proposed transaction as well as in developing an effective negotiating strategy.

        During the period from October 31, 2003 through November 5, 2003, Mr. Aslin, and representatives of Stinson Morrison Hecker negotiated the terms of Sandler O’Neill’s engagement to serve as Gold’s financial advisor. The fees payable to Sandler O’Neill if an acquisition transaction were to be completed included 0.60% of the aggregate purchase price, up to $16.60 per share, and 2.9% of the aggregate purchase price that was in excess of that price per share. Gold believed that this fee structure would provide a strong incentive for Sandler O’Neill to seek to improve the proposal submitted by Silver Acquisition and to obtain a financially superior offer from one or more third parties. A conference call was held on November 4, 2003 among the Advisory Committee, Mr. Aslin, Mr. Tremblay, and representatives of Stinson Morrison Hecker to consider the proposed terms of the engagement of Sandler O’Neill to serve as financial advisor. Following approval of the terms of Sandler O’Neill’s engagement to serve as financial advisor, representatives of Sandler O’Neill joined the call to assist in developing the strategy for evaluating strategic alternatives and negotiating with Silver Acquisition. The consensus of that meeting was that Mr. Aslin and Sandler O’Neill should identify and confidentially canvas relevant potential buyers to determine whether a financially superior proposal could be obtained. It was therefore determined that an exclusive negotiating agreement should not be entered into with Silver Acquisition at that time so that this market check could be conducted. In addition, management and Sandler O’Neill were expected to continue exploring other strategic alternatives, including remaining independent and effecting alternative recapitalization transactions.

        Gold signed an engagement letter with Sandler O’Neill on November 5, 2003. On November 8 and 9, 2003, representatives of Silver Acquisition conducted on-site due diligence on a confidential basis. On November 12, 2003, Mr. Aslin, a representative of Sandler O’Neill, Mr. Bailey, and a representative of Keefe, Bruyette & Woods met to discuss the acquisition proposal from Silver Acquisition. Mr. Aslin indicated that Gold needed further time to explore its strategic alternatives and was therefore not willing at that time to enter into an exclusive negotiating agreement. Mr. Bailey indicated that Silver Acquisition was withdrawing its proposal due to the unwillingness of Gold to enter into such an agreement. However, Mr. Bailey left open the possibility that Silver Acquisition might resubmit its acquisition proposal if Gold indicated that it would be willing to pursue discussions on an exclusive basis following the completion of its exploration of strategic alternatives.

        During the period from November 5, 2003 through November 11, 2003, Gold management and representatives of Sandler O’Neill developed a list of potential buyers and assembled publicly available materials providing an overview of Gold. Senior management of those potential buyers were contacted, during the period from November 7, 2003 to December 26, 2003, on a confidential basis, by representatives of Sandler O’Neill to determine their interest in making an acquisition proposal at a range of value that would be attractive to Gold. Additional financial and other information concerning Gold was provided to those potential buyers who expressed such interest following execution by them of an agreement to maintain the confidentiality of such information. The Advisory Committee was updated on those solicitations efforts, discussions with potential buyers regarding their interest in submitting an acquisition proposal, and developments concerning other strategic alternatives during telephonic meetings with Mr. Aslin, Mr. Tremblay, representatives of Sandler O’Neill, and representatives of Stinson Morrison Hecker which were held on November 15, December 2, December 9, and December 23, 2003. None of the potential buyers that were contacted expressed a willingness to make an acquisition proposal at a price higher than $16.60 per share.

        On December 29, 2003, Mr. Aslin telephoned Mr. Bailey to inform him that Gold was in a position to renew discussions with Silver Acquisition regarding its interest acquiring Gold. Keefe, Bruyette & Woods, acting on behalf of Silver Acquisition, submitted a letter to Gold’s board of directors on January 2, 2004 resubmitting its earlier proposal to acquire Gold at $16.60 per share in cash, subject to the same contingencies in its original proposal. This letter was accompanied by a letter from Miller, Hamilton, Snider & Odom, L.L.C., legal counsel to Silver Acquisition, expressing its opinion that regulatory approval of the proposed acquisition by the Office of Thrift Supervision (“OTS”) could be obtained. The letter from Keefe, Bruyette & Woods also reiterated the condition that Gold enter into an agreement to negotiate exclusively with Silver Acquisition through March 31, 2004.

        A special meeting of Gold’s board of directors was called for January 6, 2004 for the purpose of considering strategic alternatives, including the resubmission of the acquisition proposal by Silver Acquisition. In preparation for this meeting, Sandler O’Neill provided written background materials analyzing the status of strategic alternatives, the acquisition proposal from Silver Acquisition, and recapitalization alternatives involving the sale of the Oklahoma franchise and redeployment of the proceeds thereof. Stinson Morrison Hecker provided a detailed legal memorandum to the Gold board of directors describing the fiduciary duties of the directors in analyzing and acting upon its strategic alternatives. In addition, Sandler O’Neill and Stinson Morrison Hecker gave oral presentations at the meeting on January 6 on these respective matters. After examining its strategic alternatives in detail, the board of directors authorized Mr. Aslin to pursue the acquisition proposal resubmitted by Silver Acquisition as the best strategic alternative that appeared to be reasonably available at that time. It also authorized Mr. Aslin to enter into a two-phased exclusive negotiating agreement with Silver Acquisition. Mr. Aslin worked with Gold’s legal and financial advisors to craft a letter dated January 7, 2004 to Keefe, Bruyette & Woods, on behalf of Silver Acquisition, proposing an exclusive negotiating period, the first phase of which would allow completion of due diligence by January 19, 2004. If the price and other terms were reaffirmed by Silver Acquisition by that date, then this letter proposed an extension of the exclusive negotiating period through February 13, 2004. This extension was to allow time to obtain commitments for the common equity portions of the financing and a highly confident letter from Keefe, Bruyette & Woods on the preferred stock and debt portions of the acquisition financing, as well as to negotiate a definitive acquisition agreement.

        Gold’s letter conditioned each of these exclusive negotiating periods upon the execution of an exclusive negotiating agreement substantially in the form prepared by legal counsel to Gold. This proposed agreement included a full fiduciary-out that would permit Gold to furnish information as well as renew and enter into discussions or negotiations with any third parties that made an unsolicited, bona fide proposal to acquire Gold which would be reasonably likely to constitute a financially superior proposal. This letter also stated that any definitive acquisition agreement would have to include a provision requiring the payment of $1 million to Gold if the acquisition transaction was not consummated due to a failure by Silver Acquisition to obtain the necessary acquisition financing or any required regulatory approval. This payment obligation was required to be supported either by personal guarantees by the principals of Silver Acquisition or the investment of an appropriate amount of capital into that entity to cover that obligation. In addition, Gold proposed to increase the purchase price by the earnings of Gold, commencing on July 1, 2004, if the acquisition was not completed by that date. Representatives of Silver Acquisition were also invited to address the Gold board of directors at its regularly scheduled meeting on January 21, 2004 to present their more detailed plans for Gold and the acquisition and the updated timetable for completing those plans. Mr. Bailey and John Duffy, Chairman and Chief Executive Officer of Keefe, Bruyette & Woods, gave that presentation to the board on January 21, 2004.

        During the period from January 8 through January 15, 2004, representatives of Silver Acquisition and Keefe, Bruyette & Woods conducted further due diligence of Gold. Negotiations between Silver Acquisition and Gold continued from January 7 through January 12, 2004. As a result of those negotiations, on January 12, 2004, Mr. Aslin sent a letter to Keefe, Bruyette & Woods, on behalf of Silver Acquisition, extending the deadline for the receipt of commitments for the common equity portion of the financing for the acquisition and reducing the level of such commitments expected to be received by that date to 80%, and proposed that the per share purchase price would be increased by $.07 per month (allocated on a per diem basis) if the acquisition was not completed within 150 days after the date that the definitive acquisition agreement was executed. Silver Acquisition agreed with the terms of this proposal and an exclusive negotiating agreement was entered on that basis on January 7, 2004. On January 28, 2004, Mr. Aslin received a letter from Keefe, Bruyette & Woods confirming that Silver Acquisition had completed its due diligence and reaffirming the proposed acquisition terms, including a proposed cash purchase price of $16.60 per share (net to Gold’s stockholders).

        From January 28, 2004 through February 24, 2004, the parties and their legal and financial advisors negotiated all aspects of a definitive merger agreement. See “THE MERGER AGREEMENT.” Particularly extensive negotiations focused on the scope of the right of Gold’s board of directors to exercise its fiduciary duties to furnish information to, and discuss and negotiate with, competing bidders, to recommend a superior acquisition proposal, and to terminate the definitive acquisition agreement with Silver Acquisition to permit Gold to enter into an acquisition agreement for a superior offer from a competing bidder. See “THE MERGER AGREEMENT – No Solicitation by Gold.” In exchange for such an extensive so-called “fiduciary-out,” Gold agreed to pay Silver Acquisition a termination fee in an amount equal to approximately three percent of the acquisition consideration from a superior offer. The Gold board of directors believed that the percentage of the transaction value represented by the proposed termination fee reflected the midpoint of a range for such fees in comparable transactions involving financial institutions. This termination fee was also viewed as not precluding a superior offer from being made, and therefore leaving, this opportunity open would assist in further validating that the board of directors had maximized the value received by stockholders in the sale of Gold.

        A special meeting of the Gold board of directors was held on February 10, 2004 to consider the latest draft of the definitive acquisition agreement, in relation to the full range of its strategic alternatives. The directors had been furnished with the proposed definitive acquisition agreement in advance of that meeting. Stinson Morrison Hecker had also provided a memorandum in advance of that meeting describing the terms of that agreement and gave an oral presentation at the meeting covering those terms and their interrelationship as well as the negotiating history that had led to those terms. Sandler O’Neill provided written materials to the Gold board of directors analyzing the terms of the proposed acquisition agreement from a financial point of view in relation to methodologies accepted in the financial community, as described under “– Opinion of Gold’s Financial Advisor.” As part of the board of directors’ consideration, Sandler O’Neill rendered its oral opinion (subsequently confirmed in writing) that, as of the date of its opinion and based on and subject to the considerations in its opinion, the proposed purchase price was fair, from a financial point of view, to holders of Gold’s common stock. The meeting was temporarily adjourned to be reconvened for the purpose of considering further progress in negotiating the definitive acquisition agreement as well as progress by Silver Acquisition in obtaining the acquisition financing. These reconvened sessions of the Gold board of directors meeting were held on February 12, 17, 19, 22 and 24. Final presentations were made by Gold’s management and its legal and financial advisors on the intervening negotiations during the reconvened meeting on February 24, 2004. Sandler O’Neill also reconfirmed its fairness opinion at that meeting. After careful consideration and deliberation, the Gold board of directors determined that the offer set forth in the proposed merger agreement was the best alternative reasonably available to Gold for the reasons set forth under “– Recommendation of Gold’s Board and Reasons for the Merger.” Upon the advice of Stinson Morrison Hecker, Mr. Aslin abstained from voting on the approval of the definitive merger agreement because of his potential consulting and noncompete agreement with Silver Acquisition following the merger. All of Gold’s other directors voted unanimously to authorize the execution of the merger agreement.

        On February 25, 2004, Gold issued a press release before the opening of trading in its stock announcing the execution of the merger agreement with Silver Acquisition and filed a Current Report on Form 8-K with the Securities and Exchange Commission later that day attaching a copy of the merger agreement.

Recommendation of Gold’s Board and Reasons for the Merger

        Gold’s board of directors believes the terms of the merger agreement are fair to and in the best interests of Gold and its stockholders. Accordingly, at the meeting of Gold’s board of directors on February 24, 2004, the Gold directors voting on the matter unanimously approved the merger agreement and the merger. Upon advice of legal counsel, Mr. Aslin abstained from the voting because of his potential consulting and non-compete agreement with Silver Acquisition following the merger. The directors unanimously recommend that Gold stockholders vote “FOR” approval and adoption of the merger agreement and the transactions contemplated thereby.

        In the course of reaching its determination, Gold’s board of directors consulted with legal counsel with respect to its legal duties and the terms of the merger agreement. In addition, Gold’s board of directors consulted with its financial advisor with respect to the financial aspects and fairness of the transaction from a financial point of view, and with senior management regarding, among other things, financial aspects, operational matters and strategic alternatives. The terms of the merger agreement were the result of arm’s length negotiations.

        In reaching its determination that the merger is fair to, and in the best interests of, Gold’s stockholders, Gold’s board of directors considered a number of factors, including, without limitation, the following:

  the board of directors’ familiarity with and review of Gold’s business, results of operations, financial condition, management, competitive position and future prospects, the nature of the industry in which Gold operates, both on a historical and prospective basis, and the potential growth and profitability of the company;

  the current and prospective environment in which Gold operates, including national, regional and local economic conditions, the competitive environment for banks and other financial institutions generally, the increased regulatory burdens on financial institutions generally, the trend toward consolidation in the banking industry and in the financial services industry and the likely effect of the foregoing factors on Gold’s potential growth and profitability;

  the financial presentation of the board of directors’ independent financial advisor, Sandler O’Neill, and the opinion of Sandler O’Neill that, as of the date of such opinion, the cash merger consideration of $16.60 per share was fair, from a financial point of view, to the holders of Gold’s common stock (see “—Opinion of Gold’s Financial Advisor”);

  the board of directors’ review of the strategic alternatives available to Gold, including the alternative of remaining independent and the risks involved in remaining independent and producing value to stockholders, on a net present value basis, in the range presented by the terms of the merger agreement;

  the ability of Silver Acquisition to obtain its financing in a timely manner;

  the board of directors’ belief of the likelihood of Silver Acquisition receiving the requisite regulatory approvals in a timely manner, and the additional cash consideration per share to be paid if the transaction is not completed within 150 days of entering into the merger agreement;

  the board of directors’ review of the historical market prices of Gold’s common stock, which ranged between $7.45 and $14.75, as reported by the Nasdaq National Market during the 12 months prior to February 25, 2004, the date of the announcement of the merger, compared to the consideration of $16.60 per share to be received by Gold’s stockholders, and that the merger will provide holders of Gold’s common stock with the opportunity to receive a premium over the historical trading prices for their shares;

  the right of the stockholders who may not support the merger to vote against of the merger;

  the ability of stockholders who may not support the merger to obtain “fair value” for their shares if they properly perfect and exercise their appraisal rights under Section 17-6712 of the KGCC, which provides stockholders with the opportunity to exercise appraisal rights and to seek a judicial determination as to the fair value of their shares of common stock (see “—Dissenters’ Rights of Appraisal” for information on how to exercise your appraisal rights);

  the fact that the consideration to be received in the merger is cash, eliminating any uncertainty in valuing the merger consideration to be received by Gold’s stockholders;

  the termination fee payable by Gold if Gold terminates the merger because it has entered into an alternative transaction with another party, and the effect such termination fee could have on a third party’s decision to propose a merger or similar transaction to Gold at a higher price than that contemplated by the merger agreement with Silver Acquisition;

  the board of directors’ review with its legal and financial advisors of the terms and conditions of the merger agreement and other documents executed in connection with the merger.

        In view of the wide variety of material factors considered in connection with its evaluation of the merger, the board of directors did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. In considering the factors described above, individual members of the board of directors may have given different weights to different factors.

        Opinion of Gold’s Financial Advisor

        By letter agreement dated as of November 5, 2003, Gold retained Sandler O’Neill as an independent financial advisor in connection with Gold’s consideration of a possible business combination involving Gold and a second party. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

        Sandler O’Neill acted as financial advisor to Gold in connection with the proposed merger with Silver Acquisition and participated in certain of the negotiations leading to the merger agreement. At the request of Gold’s board of directors, representatives of Sandler O’Neill attended the February 10, 2004 meeting at which the board of directors considered the merger. At the February 10 meeting, Sandler O’Neill delivered to Gold’s board of directors its oral opinion, that, as of such date, the $16.60 cash merger consideration was fair to Gold’s stockholders from a financial point of view. The meeting was concluded on February 24, 2004, at which time Gold’s board of directors approved the merger agreement. At the February 24 meeting, Sandler O’Neill confirmed that no material changes had occurred that would influence the analysis performed at the February 10 meeting and confirmed its oral opinion, subsequently confirmed in writing, that the merger consideration was fair to Gold’s stockholders from a financial point of view. The opinion outlined the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering the opinion. The opinion did not address the additional payments to be made to Gold stockholders if the merger is not consummated within 150 days of the signing of the merger agreement. The full text of Sandler O’Neill’s opinion is attached as Appendix B to this proxy statement. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering the opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. Gold stockholders are urged to read the opinion carefully and in its entirety in connection with their consideration of the proposed merger.

        Sandler O’Neill’s opinion speaks only as of the date of the opinion. Sandler O’Neill’s opinion was directed to the Gold board of directors and was provided to the board of directors for its information in considering the merger. The opinion is directed only to the fairness of the merger consideration to Gold stockholders from a financial point of view. It does not address the underlying business decision of Gold to engage in the merger or any other aspect of the merger and is not a recommendation to any Gold stockholder as to how such stockholder should vote at the special meeting with respect to the merger or any other matter.

        In connection with rendering its opinion, Sandler O’Neill reviewed and considered, among other things:

1.	the merger agreement and certain of the exhibits and schedules thereto;

2.	certain publicly available financial statements and other historical financial information of Gold that it deemed relevant;

3.

financial projections for Gold for the year ending December 31, 2004, which were reviewed with senior management of Gold, and the views of Gold’s senior management, based on limited discussions with them, regarding Gold’s business, financial condition, results of operations and prospects;

4.

the publicly reported historical price and trading activity for Gold’s common stock, including a comparison of certain financial and stock market information for Gold with similar publicly available information for certain other companies the securities of which are publicly traded;

5.	the financial terms of certain recent business combinations in the commercial bank institution industry, to the extent publicly available, both nationally and for the region in which Gold operates;

6.	the current market environment generally and the banking environment in particular; and

7.	such other information, financial studies, analyses and investigations and financial, economic and market criteria as it considered relevant.

        In performing its reviews and analyses and in rendering its opinion, Sandler O’Neill assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it and further relied on the assurances of management of Gold that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. Sandler O’Neill was not asked to and did not undertake an independent verification of the accuracy or completeness of any of such information, and it did not assume any responsibility or liability for the accuracy or completeness of any of such information. Sandler O’Neill did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of Gold or any of its subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Sandler O’Neill is not an expert in the evaluation of allowances for loan losses, and it did not make an independent evaluation of the adequacy of the allowance for loan losses of Gold or any of its subsidiaries, nor did it review any individual credit files relating to Gold or any of its subsidiaries. With Gold’s consent, Sandler O’Neill assumed that the allowances for loan losses for Gold and its subsidiaries were adequate to cover such losses. In addition, Sandler O’Neill did not conduct any physical inspection of the properties or facilities of Gold or any of its subsidiaries.

        Sandler O’Neill’s opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Sandler O’Neill assumed, in all respects material to its analysis, that all of the representations and warranties contained in the merger agreement and all related agreements were true and correct, that each party to such agreements would perform all of the covenants required to be performed by such party under such agreements, and that the conditions precedent in the merger agreement were not waived. Sandler O’Neill also assumed, with Gold’s consent, that there had been no material change in Gold’s assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to them and that Gold would remain as a going concern for all periods relevant to its analyses.

        In rendering its opinion, Sandler O’Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O’Neill, but is not a complete description of all the analyses underlying Sandler O’Neill’s opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to Gold and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Gold or the companies to which it is being compared.

        The earnings projections for Gold relied upon by Sandler O’Neill in its analyses were based upon analyst estimates as published by Institutional Brokers’ Estimate System (“IBES”) for the year ending December 31, 2004. With respect to such financial projections, Gold’s management confirmed to Sandler O’Neill that they reflect the best currently available estimates and judgments of management of the future financial performance of Gold, and Sandler O’Neill assumed for purposes of its analyses that such performance would be achieved. Sandler O’Neill expressed no opinion as to such financial projections or the assumptions on which they were based. Those projections were based on numerous variables and assumptions that are inherently uncertain, and, accordingly, actual results could vary materially from those set forth in such projections.

        In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Gold and Sandler O’Neill. The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided those analyses to the Gold board of directors at the February 10 meeting and confirmed the applicability of its analyses at the February 24 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of Gold’s common stock or the prices at which Gold’s common stock may be sold at any time.

        Summary of Proposal. Sandler O’Neill reviewed the financial terms of the proposed transaction. Based upon the per share consideration of $16.60 and Gold’s December 31, 2003 financial information, Sandler O’Neill calculated the following ratios. The aggregate Gold transaction value was approximately $672 million, based upon 39,895,820 common shares outstanding and 611,041 additional shares representing 1,196,142 options based on the treasury method.

Per Share Merger Consideration	Gold Transaction
2003 Earnings Per Share	21.56	x
2004 Estimated Earnings Per Share(1)	17.47	x
Book Value Per Share	264.33%
Tangible Book Value Per Share	310.28%

Tangible Book Premium/Core Deposits(2)	18.77%
Premium to Gold Closing Price(3)	20.03%

(1)	Based on median IBES 2004 EPS estimate of $0.95 per share.
(2)	Based on core deposits of approximately $2.4 billion.
(3)	Gold closing price of $13.83 as of February 6, 2004, the second-to-last trading day prior to the production of the February 10, 2004, board of directors presentation. The premium to the Gold closing price of $14.32 on February 24, 2004, the last trading day prior to the day of the announcement was 15.92%.

        Stock Trading History. Sandler O'Neill reviewed the history of the reported trading prices and volume of Gold's common stock and the relationship between the movements in the prices of Gold's common stock to movements in certain stock indices, including the Standard & Poor's 500 Index, the NASDAQ Bank Index, the Standard & Poor's Bank Index and the median performance of a composite group of publicly traded regional savings institutions selected by Sandler O'Neill. During the one-year period ended February 6, 2004, Gold's common stock outperformed the Regional Group and S&P Bank Index but underperformed the Nasdaq Bank Index and the S&P 500 Index. During the three year period ended February 6, 2004, Gold's common stock outperformed each of the indices to which it was compared.

	Beginning Index Value February 6, 2003	Ending Index Value February 6, 2004

Gold	100.00	134.55
Regional Group(1)	100.00	126.03
Nasdaq Bank Index	100.00	135.07
S&P Bank Index	100.00	131.80
S&P 500 Index	100.00	136.34

	Beginning Index Value February 6, 2001	Ending Index Value February 6, 2004

Gold	100.00	197.57
Regional Group(1)	100.00	157.38
Nasdaq Bank Index	100.00	151.51
S&P Bank Index	100.00	118.67
S&P 500 Index	100.00	84.51

    (1)        The companies that make up the Regional Group are listed in the Comparable Company Analysis section below.

        Comparable Company Analysis. Sandler O’Neill used publicly available information to compare selected financial and market trading information for Gold and a group of seven publicly traded regional commercial banks selected by Sandler O’Neill (the “Regional Group”):

AMCORE Financial, Inc.	First Merchants Corporation
Capitol Bancorp Ltd.	MB Financial, Inc.
Community First Bankshares, Inc.	Republic Bancorp, Inc.
First Financial Bancorp.

        The analysis compared publicly available financial information for Gold and each of the companies in the Regional Group as of and for the twelve months ended December 31, 2003. The table below sets forth the comparative data for Gold and the median data for the Regional Group, with pricing data as of February 6, 2004.

Comparable Group Analysis

	Gold	Regional Median
Total assets (in millions)	$4,322.6	$4,354.3
Tangible equity/total assets	4.96%	6.96%
LTM Return on average assets	0.72%	0.99%
LTM Return on average equity	12.36%	12.34%
Price/tangible book value per share	258.59%	243.89%
Price/LTM earnings per share	17.96x	16.48x
Price / 2004 Estimated EPS(1)	14.56x	15.93x
Market Capitalization (in millions)	$549.6	$744.3

    (1)        Based on median IBES 2004 EPS estimate.

        Analysis of Selected Merger Transactions. Sandler O’Neill reviewed all transactions announced nationwide from January 1, 2003 to February 6, 2004 and selected regional transactions announced from January 1, 2003 to February 6, 2004, in each case involving commercial banks as the acquired institution and having a transaction value greater than $15 million. Sandler O’Neill reviewed 116 transactions announced nationwide and 22 transactions announced in the Midwest region. Sandler O’Neill reviewed the transaction value multiples at announcement with reference to (i) last twelve months’ earnings, (ii) estimated current year (2004) earnings, (iii) stated book value, (iv) tangible book value, (v) the ratio of tangible book premium (i.e. the difference between market value and tangible book value) and core deposits, and (vi) premium to market price. For both the nationwide and regional groups and for each of the calculations just listed, Sandler O’Neill computed high, low, mean and median multiples and premiums. These multiples were applied to Gold’s financial information as of and for the twelve months ended December 31, 2003. As illustrated in the following table, Sandler O’Neill derived an imputed range of values per share of Gold’s common stock of $13.75 to $18.56 based upon the median multiples for nationwide transactions and $11.98 to $17.22 based upon the median multiples for regional transactions.

	Nationwide Transactions			Regional Transactions

	Median Multiple		Implied Value	Median Multiple		Implied Value
Transaction value/LTM EPS	22.14	x	$17.05	20.15	x	$15.52
Transaction value/Estimated 2004 EPS (1)	19.12	x	$18.16	16.89	x	$16.05
Transaction value/Book value	242.33%		$15.23	216.62%		$13.61
Transaction value/Tangible book value	257.06%		$13.75	223.92%		$11.98
Tangible book premium/Core deposits (2)	17.94%		$16.16	16.83%		$15.50
Premium to market price (3)	34.22%		$18.56	24.50%		$17.22

(1)	Based on median IBES 2004 EPS estimate of $0.95 per share.
(2)	Based on core deposits of approximately $2.4 billion.
(3)	Gold closing price of $13.83 as of February 6, 2004, the second-to-last trading day prior to the production of the February 10, 2004, board of directors presentation. Based on Gold’s closing price of $14.32 on February 24, 2004, the day before the transaction was announced, the implied value based on nationwide transactions was $19.22 and based on regional transactions was $17.83.

        Terminal Value Analysis. Sandler O’Neill performed an analysis that estimated the future stream of after-tax dividend flows of Gold through December 31, 2007, assuming Gold’s currently-projected dividend stream and that Gold would perform in accordance with the earnings projections reviewed with management. To approximate the terminal value of Gold common stock at December 31, 2007, Sandler O’Neill applied price/earnings multiples ranging from 11x to 16x and multiples of tangible book value ranging from 150% to 300%. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 9% to 15%, chosen to reflect different assumptions regarding required rates of return to holders or prospective buyers of Gold common stock. As illustrated in the following tables, this analysis indicated an imputed range of values per share of Gold common stock of $9.18 to $16.23 when applying the price/earnings multiples, and $8.77 to $21.08 when applying multiples of tangible book value.

Net Present Value for Period Ending December 31, 2007 Based on Price/Earnings

Discount Rate	11.0x	12.0x	13.0x	14.0x	15.0x	16.0x

9.0%	$11.33	$12.31	$13.29	$14.27	$15.25	$16.23

10.0%	10.93	11.87	12.82	13.76	14.71	15.65

11.0%	10.55	11.46	12.37	13.28	14.19	15.10

12.0%	10.18	11.06	11.94	12.82	13.70	14.58

13.0%	9.83	10.68	11.53	12.38	13.23	14.08

14.0%	9.50	10.32	11.14	11.96	12.77	13.59

15.0%	9.18	9.97	10.76	11.55	12.34	13.13

Net Present Value for Period Ending December 31, 2007 Based on Tangible Book Value

Discount Rate	150%	180%	210%	240%	270%	300%

9.0%	$10.82	$12.87	$14.92	$16.98	$19.03	$21.08

10.0%	10.44	12.42	14.40	16.37	18.35	20.33

11.0%	10.07	11.98	13.89	15.80	17.71	19.62

12.0%	9.72	11.57	13.41	15.25	17.09	18.93

13.0%	9.39	11.17	12.95	14.72	16.50	18.28

14.0%	9.07	10.79	12.50	14.22	15.93	17.65

15.0%	8.77	10.42	12.08	13.74	15.39	17.05

        In addition, Sandler O’Neill performed an analysis that estimated the future stream of after-tax dividend flows of Gold through December 31, 2007, assuming Gold’s performance was under budget by up to 25.0% and over budget by up to 25.0%. To approximate the terminal value of Gold common stock at December 31, 2007, Sandler O’Neill applied price/earnings multiples ranging from 11x to 16x and variance on the budget from 25.0% under budget to 25.0% over budget. As illustrated in the following table, this analysis indicated an imputed range of values per share of Gold common stock of $8.30 to $19.38 when applying the under budget and exceed budget ranges.

Net Present Value for Period Ending December 31, 2007 Based on Price/Earnings

Budget	11.0x	12.0x	13.0x	14.0x	15.0x	16.0x

-25.0%	$8.30	$9.01	$9.72$	10.43	$11.13	$11.84

-20.0%	8.82	9.58	10.33	11.09	11.84	12.59

-15.0%	9.34	10.14	10.94	11.75	12.55	13.35

-10.0%	9.86	10.71	11.56	12.41	13.25	14.10

-5.0%	10.38	11.27	12.17	13.06	13.96	14.86

0.0%	10.90	11.84	12.78	13.72	14.67	15.61

5.0%	11.42	12.41	13.39	14.38	15.37	16.36

10.0%	11.93	12.97	14.01	15.04	16.08	17.12

15.0%	12.45	13.54	14.62	15.70	16.79	17.87

20.0%	12.97	14.10	15.23	16.36	17.49	18.63

25.0%	13.49	14.67	15.85	17.02	18.20	19.38

        In connection with its analyses, Sandler O’Neill considered and discussed with the Gold board how the present value analyses would be affected by changes in the underlying assumptions, including variations with respect to net income, the growth rate of earnings per share and dividend payout ratio. Sandler O’Neill noted that the terminal value analysis is a widely-used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

        Fees and Expenses. In connection with the merger, Gold has agreed to pay Sandler O’Neill a transaction fee of 0.60% of the aggregate transaction value, or approximately $4,034,000, of which $500,000 has been paid, with the remainder contingent and payable upon closing of the merger. Sandler O’Neill has also received a fee of $250,000 for rendering its opinion, which will be credited against the transaction fee upon closing. Under certain circumstances, Sandler O’Neill may receive a fee if the merger agreement is terminated. Gold has also agreed to reimburse Sandler O’Neill for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O’Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

        Prior Relationships. Sandler O’Neill has in the past provided investment banking services to Gold and received compensation for such services. In addition, in the ordinary course of its business as a broker-dealer, Sandler O’Neill may purchase securities from and sell securities to Gold and its respective affiliates and may actively trade the equity securities of Gold for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Financing of the Merger

        Sources of Funds. Silver Acquisition will pay a total of approximately $671.7 million in cash merger consideration to Gold’s stockholders in connection with the merger, assuming that the merger is completed on or before July 23, 2004. In order to pay the cash merger consideration and expenses of the transaction and for other general corporate purposes, Silver Acquisition will raise up to approximately $715 million in a private placement of its common stock, preferred stock, and senior notes (collectively the “Silver Securities”) and a senior debt credit facility with a financial institution (the “Bank Borrowing”).

        The private placement of the Silver Securities is expected to include approximately $455 million of voting common stock and approximately $135 million of non-voting, non-cumulative, perpetual preferred stock. The remaining approximately $125 million of financing will be obtained from a combination of the sale of unsecured senior notes in the private placement and the Bank Borrowing. As of the date of this proxy statement, the exact principal amounts of the senior notes and Bank Borrowing had not yet been determined. Silver Acquisition has already received binding commitments for subscriptions for 100% of the common stock and perpetual non-cumulative preferred stock that it anticipates selling in the private placement. Silver Acquisition has received a binding commitment from a nationally recognized financial institution to fund at least $50.0 million of the Bank Borrowing. The Bank Borrowing will consist of a revolving credit facility subject to normal and customary financial covenants.

        The net proceeds from the private placement (after deducting the commission of the placement agent and estimated offering expenses payable by Silver Acquisition) and a portion of the Bank Borrowing will be used to consummate the merger. Part of the net proceeds from the private placement and the Bank Borrowing will be retained by Silver Acquisition following the consummation of the merger for general corporate purposes (including to pay merger-related expenses).

        The Silver Securities are being offered and sold to a limited number of qualified institutional buyers and accredited investors and are subject to minimum purchase limits. None of the Silver Securities will be registered under the Securities Act of 1933, as amended, and each will be sold under an exemption from such registration. Silver Acquisition has retained, and will pay a commission to, Keefe, Bruyette & Woods, Inc., to act as its placement agent in the private placement. Subject to certain conditions and covenants discussed below, the closing of the private placement will occur on the date of or immediately prior to the consummation of the merger.

    Conditions.        In order to subscribe for Silver Securities, each offeree was required to deliver to the placement agent an executed subscription agreement containing representations and warranties including, but not limited to, organization, good standing and authority, investment intent, “accredited investor” status and receipt of, or access to, information concerning Silver Acquisition and an investment in the securities. Pursuant to the subscription agreements, Silver Acquisition made normal and customary representations and warranties to each subscriber for Silver Securities including, but not limited to, organization, capital structure and exemption from the registration requirements of the Securities Act.

        The obligations of the subscribers to purchase the Silver Securities pursuant to the subscription agreements are subject to the satisfaction or waiver of various conditions, including, but not limited to:

  the accuracy of all representations and warranties, and performance of covenants, made by Silver Acquisition in the subscription agreements,

  the prior or concurrent satisfaction (or waiver by the parties thereto) of all conditions contained in the merger agreement,

  the receipt of all requisite regulatory approvals by each subscriber and Silver Acquisition,

  the receipt by Silver Acquisition of aggregate proceeds from the sale of the Silver Securities and the Bank Borrowing of not less than $702.779 million,

  the execution by Silver Acquisition and each of its stockholders of a Buy-Sell Agreement (setting forth certain agreements relating to, among other matters, future transfers of the common stock, future issuances of common stock and the provision of certain information by Silver Acquisition to stockholders) and a Registration Rights Agreement (pursuant to which Silver Acquisition will provide certain demand and piggy-back registration rights as set forth therein), and the execution by Silver Acquisition and its executive officers of employment agreements substantially on terms presented to the investors.

        The subscription agreements may be terminated in general (i) by the written agreement of Silver Acquisition and each investor, (ii) by Silver Acquisition or the investors upon the termination of the merger agreement in accordance with its terms, (iii) by Silver Acquisition or the investors if any governmental authority of competent jurisdiction shall have issued a final permanent order or decree enjoining or otherwise prohibiting the transactions contemplated by the subscription agreement or the merger agreement, and the time for appeal or petition for reconsideration of such order or decree shall have expired, (iv) by Silver Acquisition, in the event that any investor shall have materially breached any of its representations, warranties, covenants or agreements in the subscription agreement, which breach is incapable of being cured or is not cured within 30 days after written notice to cure such breach has been given by Silver Acquisition to the breaching investor; or (v) by the investors, in the event that Silver Acquisition shall have materially breached any of its representations, warranties, covenants or agreements in the subscription agreement, which breach is incapable of being cured or is not cured within 30 days after written notice to cure such breach has been given by an investor to Silver Acquisition.

        Two groups of investors subscribed for 24.9% each of the Silver Acquisition common stock (collectively, referred to as the “lead investors”). The subscription agreement executed by the lead investors provides for additional conditions to the lead investors’ obligation to purchase the common stock, including, but not limited to, that each lead investor shall have received an affirmative written determination from the Office of Thrift Supervision that neither the investor nor any affiliate of the investor shall be deemed to "control" Silver Acquisition or be a savings and loan holding company.

        Limitations on Actions of Surviving Corporation. So long as any preferred stock is outstanding, the surviving corporation of the merger may not, without the consent of the holders of at least two-thirds of the outstanding shares of preferred stock, voting separately as a class, (a) change any provision of its certificate of incorporation or certificate of designation of the preferred stock so as to (i) change the number of authorized shares of preferred stock, or (ii) adversely change the powers, preferences or special rights of the shares of preferred stock, (b) authorize, create or increase the authorized amount of or issue any class or series of any equity security, or any warrants, options or other rights convertible or exchangeable into any class or series of equity security, ranking prior to the preferred stock, either as to dividend rights or rights on liquidation, dissolution or winding-up of the surviving corporation, or (c) merge, consolidate, or reorganize, unless the resulting corporation will thereafter have no class or series of equity securities either authorized or outstanding ranking prior to the preferred stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, except the same number of shares of such equity securities with the same powers, preferences and special rights as the shares of equity securities of the surviving corporation that are authorized and outstanding immediately prior to such transaction, and each holder of preferred stock immediately prior to such transaction will receive shares of the resulting corporation having the same powers, preferences and special rights as the shares of preferred stock held by such holder immediately prior thereto.

        The notes will be issued under a note agreement which will contain covenants limiting or restricting certain actions by the surviving corporation including, but not limited to, limitations on indebtedness, limitations on certain payments in case of a default or if the bank fails to be “adequately capitalized,” limitations on dividends, restrictions on issuance and sale or disposition of capital stock of subsidiaries, limitations on transactions with affiliates, limitations on liens and guarantees, maintenance of depository institution subsidiary and maintenance of minimum capital of the bank.

Regulatory Approvals Required for the Merger

        Subsidiary Bank Mergers. The merger agreement requires that Gold cause its subsidiary banks to be consolidated into one bank prior to completion of the merger. After receipt, in October 2003, of applicable regulatory approvals, Gold’s Oklahoma subsidiary bank (“Gold Bank-Oklahoma”) was merged with and into Gold’s Kansas subsidiary bank (“Gold Bank-Kansas”) on April 2, 2004.

        On March 31, 2004, Gold Bank-Kansas filed applications with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Kansas Office of the State Bank Commissioner (the “Kansas Commissioner”) for approval to merge Gold’s Florida subsidiary bank (“Gold Bank-Florida”) with and into Gold Bank-Kansas (the “Florida–Kansas Merger”). In addition, on April 1, 2004, notice of the proposed Florida-Kansas Merger was provided, as required by Florida law, to the Florida Department of Financial Services. The Kansas Commissioner approved the Florida-Kansas Merger application on April 28, 2004. The Federal Reserve approved the Florida-Kansas Merger application on May 4, 2004. A 15-day waiting period starting May 4, 2004 must expire before the Florida-Kansas Merger can be completed. During such period, the United States Department of Justice (the “DOJ”) may challenge the consummation of the Florida–Kansas Merger on antitrust grounds. It is anticipated that immediately prior to the effective time of the merger, the Florida-Kansas Merger will be completed. If the Gold and Silver Acquisition merger transactions do not occur, Gold does not intend to consummate the Florida–Kansas Merger.

        Merger of SAC Acquisition with and into Gold. As a result of the merger of SAC Acquisition (Silver Acquisition’s wholly-owned subsidiary) with and into Gold, Silver Acquisition will, for a moment in time, control Gold Bank-Kansas and thereby become a bank holding company. Though Section 3 of the Bank Holding Company Act of 1956, as amended (the “BHCA”), requires companies, such as Silver Acquisition, to obtain the Federal Reserve’s approval prior to becoming a bank holding company, Silver Acquisition sought, and on April 9, 2004, obtained in a letter from the Federal Reserve, a waiver of this prior approval requirement. Because Silver Acquisition will control an interim savings bank at the time of its acquisition of control of Gold, the BHCA would, under ordinary circumstances, require Silver Acquisition to obtain the Federal Reserve’s approval under Section 4 of the BHCA. The Federal Reserve also waived this requirement in its letter dated April 9, 2004. In addition, prior to acquiring control of Gold Bank-Kansas, Silver Acquisition must obtain either the approval of the Kansas Commissioner pursuant to Section 9-532 of the Kansas Banking Statutes or a waiver of such approval requirement. In a letter dated April 26, 2004, Silver Acquisition was advised by the Kansas Commissioner that such an application will not be required.

        Chartering of Interim Savings Bank. In order to effect the conversion of Gold Bank-Kansas into a federal savings bank, Silver Acquisition intends to establish an interim savings bank subsidiary (the “Interim Savings Bank”) and merge Gold Bank-Kansas with and into the Interim Savings Bank. On April 1, 2004, Silver Acquisition filed with the OTS an Application to Establish and Merge an Interim Thrift.

        Upon establishing the Interim Savings Bank, Silver Acquisition will become a savings and loan holding company (a “SLHC”). To become an SLHC, Silver Acquisition must obtain the prior approval of the OTS pursuant to Section 10(e)(1)(B) of Home Owners’ Loan Act, as amended (“HOLA”). On April 1, 2004, Silver Acquisition filed an application on Form H-(e)1 with the OTS requesting approval to become an SLHC.

        Merger of Gold Bank-Kansas and Interim Savings Bank. The OTS must approve the merger of Gold Bank-Kansas with and into the Interim Savings Bank pursuant to the Bank Merger Act and Section 5(d)(3) of the Federal Deposit Insurance Act. On April 1, 2004, Silver Acquisition filed an Interagency Bank Merger Act application with the OTS seeking such approval. The Bank Merger Act imposes a waiting period ranging from 15 to 30 days following OTS’ approval of the merger, during which period the DOJ may object to the merger for antitrust reasons.

        The resulting federal savings association must file a notice with both the FDIC and OTS to retain the current operating subsidiaries of Gold Bank-Kansas. The resulting federal savings bank must also file a Trust Powers Application with the OTS to retain and exercise the trust powers which Gold Bank-Kansas had at the time of its merger, and an application with the Securities and Exchange Commission to become a registered investment adviser.

        Approvals Necessary for Acquisition of Non-thrift Subsidiaries. Silver Acquisition must file a letter application with the OTS in order to acquire and retain control of the non-thrift subsidiaries of Gold. On April 1, 2004, Silver Acquisition filed such a letter application with the OTS. Also, Silver Acquisition must obtain the approval of the Missouri Division of Finance to acquire indirect control of Gold’s Missouri non-depository trust company, Gold Trust Company. Silver Acquisition sought such approval in a letter dated April 2, 2004.

        Regulatory Approvals Not Assured. There can be no assurance that the required applications necessary to consummate the transactions will be approved, and if such approvals are received, that such approvals will not be conditioned upon terms and conditions that would have a material adverse effect on the surviving corporation.

        Any approval received from bank regulatory agencies reflects only their view that the transaction is consistent with applicable laws and regulatory policies. THE APPROVAL OF THE BANK REGULATORY AGENCIES IS NOT AN ENDORSEMENT OR RECOMMENDATION OF THE TRANSACTIONS.

Certain U.S. Federal Income Tax Consequences

        The following is a summary of United States federal income tax consequences of the merger relevant to beneficial holders of Gold common stock whose shares are converted to cash in the merger. The discussion is for general information only and does not purport to consider all aspects of federal income taxation that might be relevant to beneficial holders of Gold common stock. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, existing, proposed and temporary regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis. The discussion applies only to beneficial holders of Gold common stock in whose hands shares are capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 and may not apply to beneficial holders who acquired their shares pursuant to the exercise of employee stock options or other compensation arrangements with Gold or who are subject to special tax treatment under the Internal Revenue Code of 1986 (such as dealers in securities, insurance companies, other financial institutions, regulated investment companies and tax-exempt entities). In addition, this discussion does not address the federal income tax consequences to a beneficial holder of Gold common stock who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any state, local or foreign tax laws.

        The receipt of cash for Gold common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a beneficial holder who receives cash in exchange for shares pursuant to the merger will recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the beneficial holder’s adjusted tax basis in the shares surrendered for cash pursuant to the merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss provided that a beneficial holder’s holding period for such shares is more than 12 months at the time of consummation of the merger.

        Receipt of the merger consideration may also be a taxable transaction under applicable state, local and foreign tax laws.

        Because individual circumstances may differ, you are encouraged to consult your own tax advisor as to the particular tax consequences of the merger to you, including the application and effect of state, local, foreign and other tax laws.

Dissenters’ Rights of Appraisal

        Under Section 17-6712 of the KGCC, any holder of common stock who does not wish to accept the merger consideration of $16.60 per share may dissent from the merger and elect to have the fair value of such stockholder’s shares of common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to such stockholder in cash, together with a fair rate of interest, if any, provided that such stockholder complies with the provisions of Section 17-6712.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the KGCC, and is qualified in its entirety by the full text of Section 17-6712, which is provided in its entirety as Appendix C to this proxy statement. All references in Section 17-6712 and in this summary to a “stockholder” are to a record holder of the shares of Gold’s common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below and in timely manner to perfect appraisal rights.

        Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve the right to do so should review carefully the following discussion and Appendix C to this proxy statement. Failure to comply with the procedures specified in Section 17-6712 timely and properly will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the common stock, Gold believes that stockholders who consider exercising such rights should seek the advice of counsel.

        Any holder of common stock wishing to exercise the right to dissent from the merger and demand appraisal under Section 17-6712 of the KGCC must satisfy each of the following conditions:

  deliver to Gold a written objection to the merger prior to the taking of the vote on the merger at the special meeting of stockholders;

  not vote the holder’s shares of common stock in favor of the merger agreement at the special meeting; a proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement; therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement;

  within 20 days after the date of mailing of the notice from the surviving corporation notifying the holder that the merger has become effective, demand payment in writing from the surviving corporation of the value of such holder’s stock, which demand will be sufficient if it reasonably informs Gold of the identify of the stockholder and that the stockholder intends thereby to demand the payment of the value of such holder’s shares; and

  continuously hold such shares from the date of making the demand through the effective time of the merger; a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfer such shares prior to the effective time of the merger will lose any right to appraisal in respect of such shares.

        Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to approve the merger agreement will constitute a written demand for payment within the meaning of Section 17-6712. The written demand for payment of the value of the stockholder’s shares must be in addition to and separate from any such proxy or vote.

        Only a holder of record of shares of common stock issued and outstanding immediately prior to the effective time of the merger is entitled to assert appraisal rights for the shares of common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as such stockholder’s name appears on such stock certificate, should specify the stockholder’s name and mailing address, the number of shares of common stock owned and that such stockholder intends thereby to demand appraisal of such stockholder’s common stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for one or more other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

        A stockholder who elects to exercise appraisal rights pursuant to Section 17-6712 should mail or deliver a written demand to: Rick Tremblay, Chief Financial Officer, Gold Banc Corporation, Inc., 11301 Nall Avenue, Leawood, Kansas 66211.

        Within ten days after the effective time of the merger, the surviving corporation must send a notice as to the effectiveness of the merger to each former stockholder of Gold who has made a written objection to the merger in accordance with Section 17-6712 and who has not voted in favor of the merger agreement. If any former stockholder, within 20 days after the date of the mailing of the notice, shall demand in writing, from the surviving corporation, payment of the value of the stockholder’s stock, the surviving corporation shall pay, within 30 days after the expiration of the period of 20 days, the value of the stockholder’s stock on the effective date of the merger, exclusive of any element of value arising from the expectations or accomplishment of the merger.

        Within four months after the expiration of the 30 day period, but not thereafter, if the surviving corporation and any such stockholder fail to agree upon the value of stuck stock, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 17-6712 may file a petition in the Kansas District Court demanding a determining of the value of the shares of common stock held by all dissenting stockholders, a copy of which shall be sent to the surviving corporation. Within 10 days of receipt of the stockholder’s petition filed with the Court, the surviving corporation must mail to any stockholder who has complied with the provisions of Section 17-6712 to that point in time a statement setting forth the names and addresses of all stockholders who have demanded payment for their shares and with whom agreement as to the value of their shares has not been reached.

        After the hearing on the petition, the Court shall determine that stockholders who have complied with the requirements of Section 17-6712 and therefore are entitled to the valuation of and payment for their shares, and appoint an appraiser to determine such value. Upon receipt and review of the report of the appraiser, the Court shall determine the value of the stock of the stockholders entitled to payment therefor and shall direct the payment of such value, together with interest, if any, to the stockholders by the surviving corporation.

        Gold is under no obligations to and has no present intent to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 17-6712. Inasmuch as Gold has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify such stockholder’s previous written demand for appraisal. In any event, at any time prior to the conclusion of the 20 days after the date of the mailing of the stockholder’s written demand for payment of the value of the stockholder’s stock (or at any time thereafter with the written consent of Gold), any stockholder who has demanded appraisal has the right to withdraw the demand and to accept payment of the merger consideration set forth in the merger agreement.

        Under the merger agreement, Gold has agreed to give Silver Acquisition prompt notice of any demands for appraisal received by Gold. Silver Acquisition has the right to participate in all negotiations and proceedings with respect to demands for appraisal under the KGCC. Gold will not, except with the prior written consent of Silver Acquisition, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 17-6712 could be more than, the same as or less than the merger consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. Stockholders should also be aware that investment banking opinions are not opinions as to fair value under Section 17-6712.

        In determining fair value, any appraiser may examine any of the books and records of Gold. The appraiser or appraisers shall also allow a reasonable opportunity to the interested parties to subject pertinent evidence on the value of the stock. The Court, upon application of any part in interest, shall determine the amount of interest, if any, to be paid upon the value of the stock of the stockholders.

        Any stockholder who has duly demanded an appraisal in compliance with Section 17-6712 shall not, after the effective time, be entitled to vote the shares subject to such demand for any purpose or be entitled to the payment or dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the merger.

        Any stockholder may withdraw its demand for appraisal and accept the merger consideration set forth in the merger agreement by delivering to the surviving corporation a written withdrawal of such stockholder’s demands for appraisal, except that (1) any such attempt to withdraw made more than 60 days after the effective time will require written approval of the surviving corporation and (2) no appraisal proceeding in the Kansas District Court shall be dismissed as to any stockholder without the approval of the Kansas District Court, and such approval may be conditioned upon such terms as the Kansas District Court deems just. If the surviving corporation does not approve a stockholder’s request to withdraw a demand for appraisal when such approval is required or if the Kansas District Court does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be lower than the value of the merger consideration set forth in the merger agreement.

        Failure to comply strictly with all of the procedures set forth in Section 17-6712 of the KGCC will result in the loss of a stockholder’s statutory rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise such rights.

Interests of Certain Persons in the Merger

        In considering the recommendation of the Gold board of directors regarding the merger, Gold stockholders should be aware that the Gold directors and the executive officers of Gold identified below have interests in the merger that differ from those of other stockholders of Gold, as described below. The Gold board of directors was aware of these interests and considered them, among other matters, in making its recommendation to approve and adopt the merger agreement.

        As a result of these interests, these directors and executive officers of Gold could be more likely to vote to adopt the merger agreement and authorize the merger than if they did not hold these interests, and may have reasons for doing so that are not the same as the interests of Gold stockholders. Gold stockholders should consider whether these interests may have influenced directors and executive officers to support or recommend the merger.

        Acceleration of Stock Options. Certain employees of Gold, including executive officers, are eligible to receive, and have received, stock options under Gold’s equity compensation plans. By operation of the plans, options granted thereunder and held by employees that were previously unvested will accelerate and become immediately exercisable upon Gold’s stockholders approving the adoption of the merger agreement. As of April 23, 2004, options to purchase 163,600 shares of Gold common stock held by executive officers would vest early upon the approval by Gold’s stockholders of the merger agreement.

        Restricted Stock Awards and Restricted Stock Unit Awards. As a result of the merger, the vesting of certain restricted stock and restricted stock unit awards granted to certain officers under Gold’s equity compensation plans will accelerate and the awards will be deemed vested. As a result of the acceleration, the restricted stock granted under such awards will be exchanged in the merger for the cash merger consideration. Similarly, the restricted stock units will be cancelled and the holder of such award will be entitled to receive the cash amount provided under such awards. As of April 23, 2004, Gold’s officers held 201,000 unvested shares of restricted stock and 134,000 unvested restricted stock unit awards that would vest upon the approval of the merger agreement by Gold’s stockholders. As a result of the merger, Mr. Aslin and Mr. Tremblay will be forced to exchange, for cash, shares of Gold stock received under certain restricted stock award grants. With respect to the shares of restricted stock that have vested prior to the special meeting of stockholders, such exchange will cause Mr. Aslin and Mr. Tremblay to pay income tax on the gain resulting from such exchange at ordinary income tax rates. Absent such an exchange, Mr. Aslin and Mr. Tremblay would have been eligible to sell such shares and pay income tax on the gain at long-term capital gain rates. Pursuant to the terms of the restricted stock award agreements, Gold will pay to Mr. Aslin and Mr. Tremblay, an amount equal to the additional tax liability that Mr. Aslin and Mr. Tremblay will incur as a result of having to sell these shares earlier than they might otherwise have done.

        Future Consulting and Noncompete Agreement. Mr. Aslin has entered into a consulting and noncompete agreement with Silver Acquisition that will become effective upon completion of the merger. Under the agreement, Mr. Aslin will serve as the non-executive Chairman of the board of directors of the surviving corporation following the merger until December 31, 2005 for which he will receive board fees in the amount of $100,000 per year. He will also serve as a member of the board of directors of the surviving bank subsidiary, and will receive regular board fees from Silver Acquisition and Gold, which are expected to be $30,000 per year. In addition, Mr. Aslin will provide consulting services to Silver Acquisition at a rate of $200 per hour and has agreed to devote at least 150 hours of consulting services over a 3-year period for a minimum aggregate fee of $30,000. Mr. Aslin also has agreed not to compete with Silver Acquisition for a period of three years, and has agreed to confidentiality and non-disparagement covenants, for which Mr. Aslin will receive a fee of $400,000 per year for three years. Upon any termination of Mr. Aslin’s consulting services, he will remain subject to the covenants and he will continue to receive the fee for such covenants. The consulting and noncompete agreement also provides for a gross up payment to make Mr. Aslin whole in the event he incurs excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended. While Mr. Aslin is a consultant, Silver Acquisition and the surviving bank subsidiary shall indemnify him to the fullest extent permitted by applicable law and Silver Acquisition’s bylaws, subject to certain limitations, against all liabilities arising out of actions or omissions committed by Mr. Aslin in his capacity as a director and as a consultant.

        Silver Acquisition has extended an offer to Mr. Tremblay to serve as Silver Acquisition’s Chief Financial Officer after the completion of the merger. Under the terms of the offer, Mr. Tremblay would receive compensation in the amount of $250,000 per year through January 31, 2005. In addition, if Mr. Tremblay remains employed with Silver Acquisition on January 31, 2005, he would also receive a retention bonus of $50,000. Silver Acquisition would also extend Mr. Tremblay’s change in control agreement with Gold that would allow him to receive severance pay equal to twelve months of his base salary if, after the first anniversary of the merger, he was terminated by Silver Acquisition without cause or he terminated his employment for good reason. Mr. Tremblay would be subject to a non-compete agreement whereby he would agree not to compete for a period equal to the number months of severance payment he is entitled to receive.

        Indemnification and Insurance. The merger agreement provides that in the event of any threatened or actual claim or proceeding in which any person who is or has been a director or officer of Gold or any of its subsidiaries is, or is threatened to be, made a party based in whole or in part on, or pertaining to, the fact that the person was a director or officer of Gold or its subsidiaries or any of its predecessors, or the merger agreement, or the transactions contemplated by the merger agreement, Silver Acquisition will, subject to the conditions set forth in the merger agreement, indemnify that person to the fullest extent permitted by law against any liability or expense incurred in connection with any of these claims or proceedings. The merger agreement further provides that Silver Acquisition will, subject to the conditions set forth in the merger agreement, use its best efforts to cause the persons serving as officers and directors of Gold immediately prior to the merger to be covered for a period of six years following the effective time by Gold’s directors’ and officers’ liability insurance policy, or any equivalent substitute for that policy.

Pending Litigation

        On March 10, 2004, a class action lawsuit was filed by Lori McBride on behalf of herself and all other similarly situated stockholders against Gold and nine of its directors in the District Court of Johnson County, Kansas. The lawsuit relates to a resale by Gold of 530,000 shares of Gold’s common stock to five directors in the third quarter of 2003, which shares were obtained from Michael Gullion in partial satisfaction of his restitution obligations to Gold. See ” – Background of the Merger.” The complaint alleges that Gold’s directors breached their fiduciary duties by approving the merger agreement with Silver Acquisition and SAC Acquisition to enable those directors to sell those shares sooner than they would have otherwise been legally able to do under the Securities Act of 1933. Gold believes the claims made by the plaintiffs are without merit and intends to vigorously defend this lawsuit. See “Background of the Merger” for relevant background information concerning these allegations.

THE MERGER AGREEMENT

Effective Time

        The merger will become effective at the time and on the date indicated on the certificate which shall be duly filed with the Kansas Secretary of State. We anticipate that the merger will be completed during the third quarter of 2004. However, completion of the merger could be delayed if there is a delay in satisfying any condition to the merger. There can be no assurances as to whether, or when, Gold and Silver Acquisition will complete the merger. If the merger is not completed on or before November 24, 2004, either Gold or Silver Acquisition may terminate the merger agreement, unless the failure to complete the merger by that date is due to a breach of the merger agreement by the party seeking to terminate the merger agreement. See “—Conditions to the Completion of the Merger” and “THE MERGER—Regulatory Approvals Required for the Merger.”

Conversion of Shares; Procedures for Exchange of Certificates

        At the effective time, Silver Acquisition will deliver the aggregate merger consideration to American Stock Transfer & Trust Company which will serve as the paying agent. Promptly after the effective date of the merger the paying agent will mail to each record holder of Gold common stock a letter of transmittal and instructions to effect the surrender of the share certificates that, immediately before the effective time of the merger, represented the record holder’s shares of Gold common stock, in exchange for payment of the merger consideration. Do not forward share certificates with the enclosed proxy card. You should surrender certificates representing shares of Gold common stock only after receiving instructions from the paying agent.

        Each holder will be entitled to receive the merger consideration, after giving effect to any required tax withholdings, only upon surrender to the paying agent of the relevant share certificates. No interest will accrue or will be paid on the merger consideration upon the surrender of any certificate. The paying agent will not make payments to any person who is not the registered holder of the certificate surrendered unless the certificate is properly endorsed and otherwise in proper form for transfer. Further, the person requesting such payment will also be required to pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of the paying agent that such tax has been paid or is not payable.

Treatment of Outstanding Stock Options

        In addition to outstanding stock options issued under the Gold Banc Corporation, Inc. 1996 Equity Compensation Plan, outstanding options to acquire Gold common stock also exist under the American Bancshares, Inc. and American Bank of Bradenton Incentive Stock Option Plan of 1996, the American Bancshares, Inc. 1997 Nonqualified Share Option Plan for Non-Employee Directors and the American Bancshares, Inc. 1999 Stock Option and Equity Incentive Plan. The three American option plans were assumed by Gold in connection with its acquisition of American Bancshares in 2000, and the options to acquire American Bancshares’ common stock were converted into options to acquire Gold common stock. The Gold 1996 plan and the three American option plans are collectively referred to herein as the Gold option plans.

        As of February 17, 2004, there were outstanding stock options under the Gold option plans to purchase approximately 1.2 million shares of Gold common stock. All outstanding options issued under the American options plans are fully vested. All outstanding and previously unvested stock options issued under the Gold 1996 plan will vest automatically upon the affirmative vote of Gold’s stockholders to approve and adopt the merger agreement. Prior to the consummation of the merger, each holder of a vested stock option issued under one or more of the Gold option plans may exercise such option and purchase shares of Gold common stock. Holders that exercise their stock options prior to the consummation of the merger will receive the cash merger consideration for Gold common stock under the merger agreement.

        A holder that does not exercise his or her vested stock options prior to the consummation of the merger will not have the right to receive the cash merger consideration with respect to the Gold shares underlying such options. There are no provisions in the Gold option plans or in the merger agreement that permit or require Gold, or its successor in the merger, to terminate a vested option and pay to the holder an amount of cash equal to the net value of the option (the difference between the cash merger consideration per share and the option purchase price per share) following the merger, or otherwise. Accordingly, holders of such options will not automatically be cashed out pursuant to the merger, and for the reasons set forth below, holders of such options are cautioned that failure to exercise their options prior to consummation of the merger may result in their inability to realize the same value that would be received if exercised prior to the merger. Holders of options should review Section 1.3 of the merger agreement, which is attached hereto as Appendix A, pertaining to the treatment of stock options. Gold encourages all option holders to exercise their options prior to the consummation of the merger.

         Vested options that are not exercised prior to the consummation of the merger will automatically become options to acquire common stock of Silver Acquisition, the survivor of the merger. Pursuant to the terms of the Gold option plans, the option purchase price and the number of shares issuable upon exercise of an option will be adjusted based upon an effective exchange ratio of $50.00 per Silver Acquisition share to $16.60 per Gold share (subject to adjustment for additional merger consideration if the merger is not completed by July 21, 2004). These adjustments will increase the exercise price of each outstanding option by approximately 300% and will decrease the number of shares of Silver Acquisition common stock issuable upon exercise of each outstanding option by approximately two thirds. Fractional shares may be aggregated into whole shares, but no fractional shares of Silver Acquisition common stock will be issued upon the exercise of an option. The value of a fractional share will be paid to the option holder in cash.

        Pursuant to the Internal Revenue Service's Notice 2002-47, the Internal Revenue Service has announced that, for the time being, it will not assess FICA taxes on income recognized by an individual when they (i) exercise an incentive stock option or (ii) sell or dispose of shares purchased pursuant to an incentive stock option. Because the IRS may amend its current policy, holders of incentive stock options should consider this potential tax savings in deciding whether to exercise such options before the consummation of the merger and receive the cash merger consideration.

        After the consummation of the merger, a holder of a vested stock option that tenders the adjusted option exercise price may purchase Silver Acquisition common stock. For a limited time after the merger is consummated, Silver Acquisition may make an offer to redeem shares of its common stock from individuals that have exercised options to acquire such shares. The redemption price that Silver Acquisition may pay for such shares is not expected to exceed $50.00 per share. Thus, a holder that exercises options to acquire Silver Acquisition common stock and accepts such a redemption offer would receive cash not greater than the amount that the holder would have received in the merger if the holder had exercised such options prior to the consummation of the merger. However, Silver Acquisition is not required by law or the merger agreement to make any offer to redeem its common stock that is issued upon exercise of stock options, and no assurance can be given regarding whether, or for how long, Silver Acquisition may make such a redemption offer following the consummation of the merger.

        After the merger, Silver Acquisition will be a privately held company. There will be no public market for Silver Acquisition common stock and no assurance can be given that a market will develop in the future. A holder of Silver Acquisition common stock acquired through the exercise of stock options may find it difficult or impossible to sell such stock. No assurance can be given that Silver Acquisition will make an offer to redeem such stock. Also, Silver Acquisition has indicated a willingness to use all available legal means, including a reverse stock split, to limit the number of its minority shareholders. In a reverse stock split, the minority shareholders of Silver Acquisition common stock would receive the fair value of such shares, which amount could be less than the cash merger consideration per share payable to Gold common shareholders in the merger.

Conditions to the Completion of the Merger

        Completion of the merger is subject to various conditions. While it is anticipated that all such conditions will be satisfied, there can be no assurance as to whether or when all of such conditions will be satisfied or, where permissible, waived.

        Neither Gold nor Silver Acquisition will be required to complete the merger unless:

  Gold's stockholders have approved the merger agreement and the merger;

  no order or law issued by any governmental authority, or any litigation or proceeding instituted or threatened by any regulatory authority, materially challenges and interferes with the merger; and

  all necessary approvals of regulatory authorities are received and all statutory waiting periods in respect thereof have expired.

        Gold will not be required to complete the merger unless:

  at the closing, the representations and warranties of Silver Acquisition and SAC Acquisition that are qualified as to materiality or material adverse effect are true and accurate at and as of the closing and the representations and warranties not so qualified are true and accurate in all material respects at and as of closing, except to the extent as to such representations specifically related to an earlier date, in which case such representations shall be true and accurate in all material respects as of such earlier date, and for changes contemplated by the merger agreement;

  each of the covenants and agreements of Silver Acquisition and SAC Acquisition set forth in the merger agreement have been performed in all material respects;

  there has been no material adverse effect on Silver Acquisition or SAC Acquisition;

  Gold has received an opinion of Silver Acquisition's legal counsel; and

  Gold has received confirmation that Silver Acquisition has received the proceeds of its financing (see “THE MERGER – Financing of the Merger”).

        Silver Acquisition and SAC Acquisition will not be required to complete the merger unless:

  at the closing, the representations and warranties of Gold and its subsidiaries, taken as a whole, that are qualified as to materiality or material adverse effect are true and accurate at and as of the closing and the representations and warranties not so qualified are true and accurate in all material respects at and as of closing, except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and accurate in all material respects as of such earlier date, and for changes contemplated by the merger agreement;

  each of the covenants and agreements of Gold set forth in the merger agreement have been performed in all material respects;

  there has been no material adverse effect on Gold and its subsidiaries, taken as a whole;

  Silver Acquisition has received an opinion of Gold's legal counsel;

  Silver Acquisition has received a certificate certifying the number of shares of Gold’s common stock that were issued and outstanding as of the day preceding the date of closing;

  Silver Acquisition has received the proceeds of its financing (see “THE MERGER – Financing of the Merger”);

  as of the closing date, Gold’s total equity is equal to or greater than $277 million, subject to adjustment for the costs of the transactions contemplated by the merger agreement or resulting from the merger; and

  as of the closing date, Gold’s loan loss reserve is equal to or greater than $34.6 million.

Representations and Warranties

        The merger agreement contains representations and warranties of Gold and Silver Acquisition customary for agreements of this nature with regard to their respective businesses, financial condition and other facts pertinent to the merger. The representations given by Gold relate to Gold and its subsidiaries and the representations given by Silver Acquisition relate, as applicable, to Silver Acquisition and SAC Acquisition, the merger subsidiary that will merge into Gold.

        The representations made by Gold relate to the following topics:

  organization, corporate standing, qualification to do business and corporate power;

  authorization of the merger agreement and the merger;

  Gold's capital stock and stock options;

  Gold's subsidiaries and affiliates;

  consents and approvals of governmental authorities;

  Gold's SEC filings, insurance filings, financial statements and regulatory reports;

  the absence of undisclosed liabilities and material adverse changes;

  the absence of any breaches, violations or defaults as a result of the merger agreement;

  brokers' fees and fairness opinion in connection with the merger;

  taxes;
  employee benefit plans, compensation and labor matters;

  real and personal property;

  leases of real and personal property;

  intellectual property;

  material contracts and other agreements, including certain specifically identified agreements;

  contracts with and loans to Gold's officers and employees;

  insurance;

  adequacy of allowance for loan losses;

  interest rate risk management instruments;

  litigation;

  labor matters;

  environmental matters;

  disclosure controls and procedures;

  compliance with applicable laws;

  the Community Reinvestment Act ratings of Gold's subsidiary banks; and

  Gold's rights agreement.

        The representations made by Silver Acquisition and SAC Acquisition relate to the following topics:

  organization, corporate standing, qualification to do business and corporate power;

  authorization of the merger agreement and the merger;

  ownership structure;

  brokers' and finders' fees in connection with the merger;

  the absence of litigation that would materially impair or impede completion of the merger.

  approvals and consents of governmental authorities required for the merger;

  access to funds;

  ability to pay the break-up fee; and

  the absence of undisclosed liabilities and material adverse changes.

        The representations and warranties in the merger agreement are complicated and not easily summarized. Gold urges you to read carefully the sections of the merger agreement with respect to the representations and warranties of Gold, Silver Acquisition, and SAC Acquisition.

Conduct of Business Pending the Merger

        During the period from the signing of the merger agreement until the merger becomes effective, Gold has agreed, subject to the exceptions specified in the merger agreement, that Gold and its subsidiaries will not, without the consent of Silver Acquisition, among other things:

  repurchase, redeem, issue, split, reclassify or otherwise adjust (or agree to issue, sell or deliver, split, reclassify, combine or otherwise adjust) any stock, subject to certain exceptions relating to outstanding stock options;

  grant or issue, or agree to grant issue, any options, warrants or other Rights (including convertible securities) calling for the issuance of Gold stock;

  incur any additional debt in excess of an aggregate of $2,000,000 (for Gold and its subsidiaries on a consolidated basis) except in the ordinary course of the business;

  impose, or suffer the imposition, on any material asset of Gold of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers);

  mortgage or pledge any of its material assets, tangible or intangible, except in the ordinary course of business;

  except in the ordinary course of business, sell, lease, exchange or otherwise transfer, or agree to sell, lease, exchange or otherwise transfer, any of its assets, property or rights to cancel any debts or claims;

  except in the ordinary course of business, enter, or agree to enter, into any agreement or arrangement granting any preferential rights or option to purchase any of the assets, property or rights of Gold or requiring the consent of any party to the transfer or assignment of any such assets, property or rights;

  except in the ordinary course of business, make or permit any material amendment or termination of any material contract, agreement or license to which Gold is a party;

  sell or otherwise dispose of, or make or permit any amendment or termination of, or waive any rights under, any material contract and certain specified agreements;

  enter into any collective bargaining agreement not currently in force;

  merge or consolidate with any other corporation, or acquire control of any other corporation or business entity;

  except in the ordinary course of business, enter into, amend or terminate any oral or written contract, agreement, or course of action which materially increases Gold’s liabilities;

  make any material change in any tax matter, accounting methods or systems of internal accounting controls, except as may be appropriate to conform to tax laws, federal securities laws or regulatory accounting requirements or GAAP;

  solicit, initiate or encourage any offer for the purchase or acquisition of Gold and/or its subsidiaries or any of their material assets by any party other than Silver Acquisition, or enter into negotiations with any party other than Silver Acquisition concerning any such acquisition;

  declare or pay any dividend, except for quarterly dividends of up to $0.03 per share;

  amend or alter the Articles of Incorporation or By-laws of Gold, or any of its subsidiaries;

  alter the composition of the board of directors, other than reducing the number of directors from 10 to nine;

  enter into or amend any employment, management, consulting or severance agreement with or pay or become obligated to pay any extraordinary bonus to any employee, director or officer;

  except as required to maintain qualification pursuant to the Internal Revenue Code, (i) enter into, adopt, amend in any manner or terminate any bonus or equity-compensation agreement, other than such agreements entered into with new hires in the ordinary course of business consistent with past practice and performance bonuses granted to employees on a basis consistent with the past practices of Gold, (ii) enter into, adopt, amend or terminate any employee benefit plan other than in the ordinary course of business consistent with past practice or (iii) increase in any manner the compensation or fringe benefits of any director, officer or employee or consultant or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units), except for normal increases in cash compensation in the ordinary course of business consistent with past practice;

  except in the ordinary course of business, purchase any securities or make any material investment in any person or business or otherwise acquire direct or indirect control over any person or business, other than in connection with (i) foreclosures by Gold’s subsidiary banks in the ordinary course of business, or (ii) acquisitions by Gold’s subsidiary banks in its fiduciary capacity;

  commence any litigation other than in accordance with past practice, or settle or compromise any litigation which would require the payment of damages in excess of $250,000 or involves any equitable relief or reject or set aside any existing settlements;

  allow any of Gold’s subsidiary banks to make any loan inconsistent with the policies and procedures of such bank, or fail to cause any such bank to advise Silver Acquisition of all requests for new loans (excluding renewals or increases of fully performing existing loans or lines of credit) over $5,000,000 for commercial loans, over $1,000,000 for single-family residential loans and over $500,000 for consumer loans;

  purchase any mortgage loan packages that are inconsistent with the policies and procedures of the subsidiaries or exceed $10,000,000 principal balance;

  make any capital expenditures other than those which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $500,000 in the aggregate;
  take any action that is intended or may reasonably be expected to result in any of Gold’s representations and warranties set forth in the merger agreement being or becoming untrue, or in any of the conditions to the merger set forth in the merger agreement not being satisfied;

  fail, within 30 days of the date hereof, to have agreed with Silver Acquisition upon a transition plan reasonably satisfactory to Silver Acquisition designed to facilitate an orderly change in the senior management of the operations that shall become the business of Silver Acquisition following the merger; or

  agree to any of the foregoing.

No Solicitation by Gold

        Gold has agreed that it will not authorize its officers, directors, employees or agents to (i) solicit, initiate, encourage or induce the making of any “acquisition proposal,” (ii) participate in any discussions or negotiations with, or provide any confidential information to, any person relating to, or take any action to facilitate the making of any “acquisition proposal,” or (iii) enter into any contract relating to an “acquisition proposal.”

        However, under the merger agreement, Gold is permitted to furnish non-public information to, and enter into discussions or negotiations with, a third party making an “acquisition proposal” if:

  Gold’s board of directors determines in good faith that such “acquisition proposal” constitutes or is reasonably likely to result in an offer for a merger or other similar transaction that the board of directors determines will be more favorable to Gold stockholders than the terms of the merger agreement with Silver Acquisition;

  Gold’s board of directors concludes in good faith, after consultation with its outside legal counsel, that failure to take such action is reasonably likely to result in a breach by the board of directors of its fiduciary obligations to Gold’s stockholders;

  Gold gives Silver Acquisition written notice of the identity of the person or group making the “acquisition proposal” five days before forwarding any information or entering into discussions with such person or group; and

  prior to doing so, Gold enters into a reasonably customary confidentiality agreement with such third party.

Termination

        The merger agreement may be terminated at any time prior to completion of the merger, whether before or after the approval of the merger by the stockholders of Gold, in any of the following ways:

  by mutual consent of Gold and Silver Acquisition;

  by either Gold or Silver Acquisition, if the merger is not completed on or before November 24, 2004, unless the failure of the closing to occur by this date is due to a breach of the merger agreement by the party seeking to terminate the merger agreement;

  by either Gold or Silver Acquisition, if the Gold stockholders hold a meeting and the approval of the stockholders of Gold required for completion of the merger has not been obtained, provided that Gold may not terminate the merger agreement under this provision if the failure to obtain stockholder approval is caused by a breach of the merger agreement by Gold;
  by either Gold or Silver Acquisition, if there has been a material breach of any of the representations, warranties, covenants or agreements of the other party in the merger agreement, which breach if unintentional and curable is not cured within 10 days following written notice to the party committing the breach and which breach, individually or together with all other breaches, would, if occurring or continuing on the closing date, result in the failure of the condition relating to breaches of representations, warranties and covenants described under “–Conditions to Completion of the Merger.”

  by either Gold or Silver Acquisition, if a regulatory authority shall have issued an order or taken some other action permanently restraining, enjoining or prohibiting the merger;

  by either Gold or Silver Acquisition, if any of the conditions to the obligations of the party to complete the merger have not been satisfied or waived by such party at closing or the party reasonably determines that the timely satisfaction of any condition has become impossible;

  by Silver Acquisition, if there has been a “material adverse effect” (as defined in the merger agreement) on Gold and its subsidiaries, taken as a whole;

  by Silver Acquisition, if the Gold board of directors withdraws, amends or modifies in any manner adverse to Silver Acquisition, its recommendation that its stockholders approve the merger or fails to include its recommendation in this proxy statement;

  by Gold if, prior to the vote of its stockholders, Gold has entered into a definitive agreement with respect to a “superior offer” (as defined in the merger agreement) with a third party; or

  by Gold, if there has been a material adverse effect on the ability of Silver Acquisition or SAC Acquisition to perform their obligations under the merger agreement or to complete the merger or the other transactions contemplated by the merger agreement in accordance with applicable law.

Termination Fee

        Gold has agreed to pay Silver Acquisition a fee of $20 million if the merger agreement is terminated pursuant to any one of the circumstances described below:

  Gold terminates the merger agreement because the Gold board of directors enters into a definitive agreement with respect to an alternative superior offer.

  Silver Acquisition terminates the merger agreement because the Gold board of directors has withdrawn or adversely modified its recommendation that Gold stockholders vote in favor of the merger or fails to include its recommendation in this proxy statement and within 12 months of the termination of the merger agreement, Gold:

    consummates an alternative acquisition proposal; or

    enters into an agreement or binding letter of intent providing for an alternative acquisition proposal.

  Either Gold or Silver Acquisition terminates the merger agreement because the Gold stockholders did not approve the merger agreement and:

    prior to the termination, an alternative acquisition proposal had been publicly announced and not withdrawn; and

    within 12 months of the termination of the merger agreement, Gold consummates an alternative acquisition proposal or enters into an agreement or binding letter of intent with respect to an alternative acquisition proposal.

  Gold or Silver Acquisition terminates the merger agreement because the merger has not been completed by November 24, 2004 and:

    Gold has not held its stockholder meeting prior to the termination;

    prior to the termination, an alternative acquisition proposal had been publicly disclosed and not withdrawn; and

    within 12 months of the termination of the merger agreement, Gold consummates an alternative acquisition proposal or enters into an agreement or binding letter of intent for an alternative acquisition proposal.

        Silver Acquisition has agreed to pay Gold a fee of $1 million if the merger agreement is terminated pursuant to any one of the circumstances described below:

  Gold or Silver Acquisition terminates the merger agreement because the merger is not completed by November 24, 2004 and:

    the merger has not been approved by the applicable bank regulatory agencies; or

    Silver Acquisition has not received the proceeds of its financing by November 24, 2004.

  Gold or Silver Acquisition terminates the merger agreement because a bank regulatory agency has permanently restrained, enjoined or otherwise prohibited the completion of the merger.

Amendment and Waiver

        The merger agreement may be amended, modified, or supplemented by mutual consent of Gold, Silver Acquisition and SAC Acquisition at any time prior to the completion of the merger. After Gold’s stockholders approve the merger agreement, however, no amendment may be made that under applicable law would require further approval of the stockholders without obtaining such further approval. Any failure of any party to comply with any obligation, covenant, agreement or condition in the merger agreement may be expressly waived by the other parties to the extent permitted under applicable law and which after a vote of Gold’s stockholders approving the merger would not require further approval of such stockholders.

Expenses

        Generally, each party will bear all expenses incurred by it in connection with the merger agreement or any transaction contemplated by the merger agreement.

MARKET PRICES AND DIVIDENDS

        Gold’s common stock is listed on the Nasdaq National Market under the symbol “GLDB.” On February 24, 2004, the last trading day prior to the announcement of the execution of the merger agreement, the last reported sale price per share of Gold common stock on the Nasdaq National Market was $14.32. On __________, 2004, the last trading day before the date of this proxy statement, the last reported sale price per share of Gold common stock on the Nasdaq National Market was $______. On __________, 2004, there were approximately ________ holders of record of Gold common stock.

        The following table lists the high and low bid prices for Gold common stock for the periods indicated, as reported by the Nasdaq National Market and cash dividends per share of Gold common stock.

		High	Low	Dividends Paid
2002	First Quarter	$ 9.03	$ 6.96	$0.02
	Second Quarter	$11.29	$ 8.90
	Third Quarter	$11.05	$ 8.75	$0.02
	Fourth Quarter	$10.36	$ 8.50	$0.02

2003	First Quarter	$11.19	$ 7.89	$0.03
	Second Quarter	$10.72	$ 7.45	$0.03
	Third Quarter	$12.32	$10.27	$0.03
	Fourth Quarter	$14.95	$12.11	$0.03

2004	First Quarter	$16.34	$13.15	$0.03
	Second Quarter	$	$	$
	(through ________, 2004)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth information as of April 23, 2004 regarding the shares of common stock beneficially owned by each of the directors and executive officers of Gold individually and as a group. Unless otherwise indicated, the named beneficial owner has sole voting and investment power over the shares listed. We do not know of any person who beneficially owned more than 5% of Gold’s common stock as of _______, 2004, the most recent practicable date before we printed this proxy statement.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Malcolm M. Aslin(1)	229,755	*
Rick J. Tremblay(2)	97,521	*
Donald C. McNeill(3)	904,555	2.28%
William R. Hagman, Jr.(4)	722,258	1.81%
J. Gary Russ(5)	340,777	*
Allen D. Petersen(6)	638,228	1.59%
William Randon(7)	335,456	*
D. Patrick Curran(8)	295,192	*
Daniel P. Connealy(9)	15,000	*
Robert J. Gourley(10)	205,328	*
Ted Lister(11)	8,400	*
Phil Zemel(12)	7,000	*

Directors and executive officers as a group (12 persons)		*

_________________

*	Less than 1%.

(1)

Includes: (a) 35,389 shares owned by Mr. Aslin, (b) 108,000 shares of restricted stock (c) 8,000 shares held jointly with Mr. Aslin’s spouse, (d) 630 shares held by Mr. Aslin’s spouse in an IRA, (e) 3,222 shares held in Mr. Aslin’s name under Gold’s Employees’ Stock Ownership Plan, (f) 1,014 shares held in Mr. Aslin’s name under Gold’s 401(k) Plan and (g) 73,500 shares that can be acquired within 60 days of April 23, 2004 pursuant to options.

(2)

Includes: (a) 24,824 shares owned by Mr. Tremblay, (b) 60,000 shares of restricted stock (c) 697 shares held in Mr. Tremblay’s name under Gold’s Employees’ Stock Ownership Plan and (d) 12,000 shares that can be acquired within 60 days of April 23, 2004 pursuant to options.

(3)

Includes: (a) 886,973 shares held by family limited partnership of which Mr. McNeill is president of the general partner, (b) 82 shares held by Mr. McNeill in an IRA, and (c) 17,500 shares that can be acquired within 60 days of April 23, 2004 pursuant to options.

(4)

Includes: (a) shares owned by the following record owners that are subject to the terms of proxies granting Mr. Hagman the right to vote the shares: 130,982 shares owned by Dorothy F. Hagman, Trustee u/t/a 9/13/82; 217,450 shares owned by John R. Hagman and Susan G. Hagman, Trustees u/t/a 12/19/97; 13,000 shares owned by Hagman Associates, L.P., of which Mr. Hagman is Managing Partner; 2,360 shares owned by H&H Investment Partnership, of which Mr. Hagman is a partner; 100,001 shares owned by the Hagman Family Irrevocable Trust #1, of which Mr. Hagman is co-trustee; and 117,649 shares owned by the Hagman Family Irrevocable Trust #2, of which Mr. Hagman is co-trustee; (b) 118,316 shares owned by William R. Hagman, Jr., Trustee u/t/a 12/19/86; and (c)  22,500 shares that can be acquired within 60 days of April 23, 2004 pursuant to options.

(5)

Includes: (a) 173,814 shares owned by J. Gary Russ, (b) 22,374 shares owned by J. Gary Russ and Christine Russ as joint tenants, (c) 20,000 shares owned by J. Gary Russ and Cathryne Russ as joint tenants, (c) 826 shares owned by Mr. Russ’ spouse, (d) 94,995 shares owned by Russ Citrus Groves, Ltd., of which Mr. Russ is a General Partner, and (e) 28,768 shares that can be acquired within 60 days of April 23, 2004 pursuant to options.

(6)

Includes: (a) 68,900 shares owned by Mr. Petersen, (b) 300,000 shares owned by Draupnir, LLC, for which Mr. Petersen is a member, (c) 241,828 shares owned by The Lifeboat Foundation, for which Mr. Petersen is one of three directors, and (d) 27,500 shares that can be acquired within 60 days of April 23, 2004 pursuant to options.

(7)	Includes (a) 322,956 shares owned by Mr. Randon, and (b) 12,500 shares that can be acquired within 60 days of April 23, 2004 pursuant to options.

(8)

Includes: (a) 103,552 shares owned by Mr. Curran, (b) 74,140 shares in irrevocable trusts for Mr. Curran’s children, (c) 100,000 shares held by C2 Holdings, LLC, of which Mr. Curran is a member, and (d) 17,500 shares that can be acquired within 60 days of April 23, 2004 pursuant to options.

(9)	Includes 15,000 shares owned by Mr. Connealy.

(10)	Includes: (a) 20,328 shares owned by Mr. Gourley, (b) 135,000 shares held by the family charitable foundation, and (c) 50,000 shares held by Mr. Gourley jointly with his spouse.

(11)	Includes: (a) 6,000 shares of restricted stock and (b) 2,400 shares that can be acquired within 60 days of April 23, 2004 pursuant to options.

(12)	Includes: (a) 6,000 shares of restricted stock and (b) 1,000 shares that can be acquired within 60 days of April 23, 2004 pursuant to options.

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS

        Gold has made forward-looking statements in this proxy statement that are subject to risks and uncertainties. These statements are based on management’s beliefs and assumptions, based on information currently available to management. Words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “should” or similar expressions may identify forward-looking statements.

        Some statements contained in this proxy statement may constitute “forward –looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially. Further, such forward-looking statements speak only as of the date on which such statements are made. Gold undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statement. For those statements, Gold claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

        Stockholders should understand that the following important factors, in addition to those discussed elsewhere in the documents which are referenced in this proxy statement, could affect the future results of Gold and could cause results to differ materially from those expressed in such forward-looking statements: competitive pressures among financial services companies may increase significantly; general economic conditions, whether internationally, nationally or in the regional and local market areas in which Gold is doing business, may be less favorable than expected; legislative or regulatory changes may adversely affect the businesses in which Gold is engaged; and changes may occur in the securities markets.

STOCKHOLDER PROPOSALS

        Gold will not hold an annual meeting of stockholders in 2005 if the merger is completed. However, if the merger is not completed then Gold will hold its 2005 annual meeting and a stockholder proposal may be considered at such meeting only if it meets the following requirements set forth in Gold’s Amended and Restated Bylaws. First, the stockholder making the proposal must be a stockholder of record on the record date for such meeting, must continue to be a stockholder of record at the time of such meeting, and must be entitled to vote at the meeting. Second, the stockholder must deliver or cause to be delivered a written notice to Gold’s Corporate Secretary by November 15, 2004.

        The notice shall specify: (a) the name and address of the stockholder as they appear on the books of Gold; (b) the class and number of shares of Gold’s stock that are beneficially owned by the stockholder; (c) any material interest of the stockholder in the proposed business described in the notice; (d) the nature of the business, the reasons why it is sought to be raised and submitted for a vote of the stockholders and if and why it is deemed by the stockholder to be beneficial to Gold; and (e) if so requested by Gold, all other information that would be required to be filed with the Securities and Exchange Commission (the “SEC”) if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.

        Notwithstanding satisfaction of the above, the proposed business described in the notice may be deemed not properly before the meeting if, pursuant to state law or any rule or regulation of the SEC, it was offered as a stockholder proposal and was omitted, or had it been so offered, it would have been omitted, from the notice of, and proxy materials for the meeting (and any supplement thereto) authorized by the board of directors.

        In the event such notice is timely given and the business described therein not disqualified, such business may be presented by, and only by, the stockholder who shall have given the notice required or a representative of such stockholder who is qualified under the law of the State of Kansas to present the proposal on the stockholder’s behalf at the meeting.

WHERE YOU CAN FIND MORE INFORMATION

        Gold files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The annual reports include Gold’s audited financial statements and the quarterly reports include Gold’s unaudited financial statements. You may read and copy any reports, statements or other information that Gold files at the SEC’s public reference room, which is located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Stockholders may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Copies of such materials are also available from the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of such materials may also be accessed through the SEC’s Internet web site at http://www.sec.gov. Once the merger is completed, Gold will no longer be subject to the reporting requirements of the Securities Exchange Act of 1934.

        Gold will provide by first class mail, without charge, upon receipt of any written or oral request, to any person to whom a copy of this proxy statement has been delivered, a copy of its annual report on Form 10-K, including financial statements and the financial statement schedules, filed with the SEC for the fiscal year ended December 31, 2003. Requests for such copies should be directed to Gold Banc Corporation, Inc., 11301 Nall Avenue, Leawood, Kansas 66211, Attention Rick Tremblay, telephone (913) 451-8050.

        You should rely only on the information contained in this proxy statement to vote your shares of Gold common stock at the special meeting. Neither Gold, Silver Acquisition nor SAC Acquisition has authorized anyone to provide you with information that is different from what is contained in this proxy statement.

        This proxy statement is dated ________, 2004. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and mailing of this proxy statement to stockholders will not create any implication to the contrary.

        All information contained in this proxy statement relating to Silver Acquisition and SAC Acquisition has been provided by Silver Acquisition.

Appendix A

AGREEMENT AND PLAN OF MERGER (the "Agreement")

by and among

SILVER ACQUISITION CORP., a Delaware corporation

(“SILVER”),

SAC ACQUISITION CORP., a Delaware corporation ("SAC")

and

GOLD BANC CORPORATION, INC., a Kansas corporation

(“GOLD”)

February 24, 2004

ARTICLE I - THE MERGER; CERTAIN RELATED MATTERS		1
1.1	Merger and Second Merger	1
1.2	Merger/Conversion of Subsidiary Banks	3
1.3	Payment and Cancellation of Options	3
1.4	Closing; Closing Date; Filing of Merger Documents	3
1.5	Effect on Shares	4
1.6	Paying Procedures	4
1.7	Certificate Delivery	5
1.8	Lost or Stolen Certificate	5
1.9	Further Action	5
1.10	Continued Existence	5
1.11	Certificate of Incorporation	6
1.12	By-Laws	6
1.13	Directors; Officers	6
1.14	Registered Office	6
1.15	Dissenters' Rights	6

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF GOLD		6
2.1	Corporate Organization, Authorization, etc	6
2.2	Authorized and Outstanding Stock	7
2.3	Subsidiaries, Affiliates, etc	8
2.4	Consents, Approvals, Filings, etc., of Governmental Authorities	9
2.5	SEC Filings and Financial Statements	9
2.6	Absence of Undisclosed Liabilities	10
2.7	Absence of Changes	11
2.8	Proxy Statement, etc	11
2.9	No Violation	11
2.10	Brokerage/Fairness Opinion	11
2.11	Tax Matters	11
2.12	Employee Benefit Plans	13
2.13	Real and Personal Property	15
2.14	Leases	16
2.15	Intellectual Property	16
2.16	Certain Contracts, Agreements, Licenses	17
2.17	Governmental Authorization	17
2.18	Contracts With and Loans to Officers and Employees	17
2.19	Insurance	17
2.20	Adequacy of Allowance for Loan Losses	18
2.21	Interest Rate Risk Management Instruments	18
2.22	Material Contracts	18
2.23	Litigation	18
2.24	Labor Matters	19
2.25	Environmental Matters	19
2.26	Reports and Regulatory Communications	19
2.27	No Action	20
2.28	Certain SEC Filings	20
2.29	Insurance Filings	20
2.30	Disclosure Controls and Procedures	20
2.31	Compliance with Applicable Law	20
2.32	CRA Rating	21
2.33	Rights Agreement Inapplicable	21

i

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SILVER		21
3.1	Organization, Authority	21
3.2	Corporate Action	21
3.3	No Parent Company	21
3.4	Brokers' and Finders' Fees	21
3.5	Proxy Statement	22
3.6	Litigation	22
3.7	Consents, Approvals, Filings, etc, of Governmental Authorities	22
3.8	Access to Funds	22
3.9	Ability to Pay Break-up Fee	23
3.10	Absence of Changes and Undisclosed Liabilities	23
3.11	No Action	23

ARTICLE IV - CONDUCT OF BUSINESS OF GOLD PRIOR TO EFFECTIVE DATE OF THE MERGER		23
4.1	Regular Course of Business of GOLD	23
4.2	Restricted Activities and Transactions of GO	24

ARTICLE V - OBLIGATIONS PRIOR AND SUBSEQUENT TO EFFECTIVE TIME		27
5.1	Reasonable Access	27
5.2	Consents	27
5.3	Filing Requirements	27
5.4	GOLD Shareholder Meeting	27
5.5	Supplements to Information	30
5.6	Further Assurances	30
5.7	Deposit of Funds with Paying Agent	30
5.8	Adverse Changes in Condition	30
5.9	Reports	30
5.10	No Solicitation	30
5.11	Indemnification	32
5.12	Environmental Assessments	34
5.13	Adequate Funding	34
5.14	Regulatory Approvals	35
5.15	Resignations	35
5.16	Obligations Related to the Trust Preferred Securities	35
5.17	No Amendment or Waiver of Subscription Agreements	35

ii

ARTICLE VI - CONDITIONS TO GOLD'S OBLIGATIONS		36
6.1	Representations and Warranties True and Obligations Sati	36
6.2	No Governmental or Other Proceeding or Litigation	36
6.3	No Material Adverse Effect	36
6.4	Shareholder Approval	36
6.5	Other Approvals	36
6.6	Opinion	36
6.7	Financing	36

ARTICLE VII - CONDITIONS TO OBLIGATIONS OF SILVER		37
7.1	Representations and Warranties True and Obligations Sati	37
7.2	No Governmental or Other Proceeding or Litigation	37
7.3	No Material Adverse Effect	37
7.4	Shareholder Approval	37
7.5	Other Approvals	37
7.6	Opinion	37
7.7	Secretary's Certificate	37
7.8	Financing	37
7.9	Total Equity and Loan Loss Reserve	38

ARTICLE VIII - TERMINATION		38
8.1	Termination	38
8.2	Notice of Termination; Effect of Termination	40
8.3	Fees and Expenses	40

ARTICLE IX - MISCELLANEOUS PROVISIONS		41
9.1	Definitions	41
9.2	Amendment and Modification	46
9.3	Waiver of Compliance	46
9.4	Expenses	46
9.5	Investigation and Confidentiality	46
9.6	Press Releases	47
9.7	Representations and Warranties, etc	47
9.8	Non-Survival of Representations and Warranties	47
9.9	Severability	47
9.10	Other Remedies; Specific Performance	47
9.11	Rules of Construction	47
9.12	Interpretation	48
9.13	Notices	48
9.14	Assignment	49
9.15	Governing Law	49
9.16	Counterparts	49
9.17	Entire Agreement; Third Party Beneficiaries	49
9.18	Reservation of Right to Revise Structure	49

iii

TABLE OF DEFINED TERMS

Term	Cross Reference in Agreement	Page
Acquisition Proposal	5.10(a)	32
Acquisition Transaction	5.10(a)	32
Balance Sheet Date	2.6(a)	10
Bank Subsidiaries	2.3	8
By-Laws	1.12	6
Closing	1.4	3
Closing Date	1.4	3
COBRA	2.12(a)	13
DOL	2.12(b)	14
ERISA	2.12(a)	13
ERISA Affiliate	2.12(a)	13
Federal Reserve	2.4	9
Financing	3.8	22
GOLD	Preamble	1
GOLD Advisor	2.10	11
GOLD Approval	2.1(b)	7
GOLD Employee	2.12(a)	13
GOLD Plans	2.12(a)	13
GOLD SEC Reports	2.5(a)	9
Indemnified Parties	5.11(a)	32
Initial Equity Commitments	3.8	23
Insurance Agency Subsidiary	2.29	20
IRS	2.11(a)	12
Merger	Preamble	1
Office of Thrift Supervision	2.4	9
Paying Agent	1.5	4
Remaining Equity Commitments	5.13	34
Returns	2.11(a)	11
Sarbanes-Oxley Act	2.5(a)	10
Second Merger	Preamble	1
SILVER	Preamble	1
Superior Offer	5.4(c)	29
Surviving Corporation	1.1(b)	2

iv

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) made and entered into as of the 24th day of February, 2004, by and among SILVER ACQUISITION CORP., a Delaware corporation (“SILVER”), SAC ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of ACQUISITION (“SAC”), and GOLD BANC CORPORATION, INC., a Kansas corporation (“GOLD”).

W-I-T-N-E-S-S-E-T-H

        WHEREAS, subject to the terms and conditions of this Agreement, the Boards of Directors of SILVER, SAC and GOLD have approved the merger (the “Merger”) of SAC with and into GOLD and the second merger (the “Second Merger”) of GOLD with and into SILVER, pursuant to which each outstanding share of common stock of GOLD (“GOLD Common”) shall be converted into the right to receive cash, as more fully set forth herein, and determined that the Merger is in the best interest of the parties and their stockholders;

        WHEREAS, SILVER and SAC have been formed for the sole purpose of acquiring GOLD by consummating the merger and as such, SILVER and SAC have conducted no business apart from raising capital to consummate the transactions contemplated herein; and

        WHEREAS, in furtherance of the consummation of the Merger, the parties hereto desire to enter into this Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I - THE MERGER; CERTAIN RELATED MATTERS

1.1  Merger and Second Merger.

       (a) The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time SAC shall merge with and into GOLD. GOLD shall be the surviving corporation (hereinafter sometimes referred to as the “First Merger Surviving Corporation”) in the Merger, and shall continue its corporate existence under the laws of the State of Kansas. Upon consummation of the Merger, the separate corporate existence of SAC shall terminate.

        At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of GOLD:

        (i)        subject to Section 1.1(a)(ii) and 1.1(a)(iii), each outstanding share of GOLD Common (together with the related GOLD Rights issued pursuant to the Rights Agreement ) shall, by virtue of the Merger and without further action on the part of the holder thereof, no longer be outstanding, be canceled and retired and cease to exist and shall be converted into the right to receive in cash, without interest, $16.60 per share, from the Surviving Corporation in the manner provided herein, provided that, if the Closing shall not have occurred within 150 days of the date hereof, holders of GOLD Common shall also be entitled to receive, at the Effective Time, an additional amount per share equal to the product of $0.00230 times the number of days following such 150th day through and including the Closing Date;

        (ii)        each share of GOLD Common and GOLD Preferred stock held in the treasury of GOLD shall not be converted into the right to receive cash pursuant to 1.1(a)(i) and shall be canceled and retired and cease to exist;

(iii) SILVER will provide funds sufficient to pay the obligations of the Surviving Corporation set out in Section 1.1(a)(i) above;

        (iv)        shares of GOLD Common held by shareholders duly exercising rights, if any, pursuant to K.S.A. ss. 17-6712 (“Dissenting Shareholders”) shall not be converted into the right to receive cash pursuant to Section 1.1(a)(i); and

(v) each share of common stock, par value $0.01 per share, of SAC shall be converted into one share of common stock, par value $1.00 per share, of the First Merger Surviving Corporation.

         (b)        Second Merger. Immediately following completion of the Merger, the First Merger Surviving Corporation shall merge with and into SILVER. SILVER shall be the surviving corporation (hereinafter sometimes referred to as the “Surviving Corporation”) in the Second Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Second Merger, the separate corporate existence of First Merger Surviving Corporation shall terminate.

        At the effective time of the Second Merger, by virtue of the Second Merger and without any action on the part of the holder of any shares of the capital stock of the First Merger Surviving Corporation:

        (i)        each share of common stock, par value $1.00 per share, of the First Merger Surviving Corporation shall be cancelled and retired and no shares of SILVER common stock or other consideration shall be delivered in exchange therefor; and

        (ii)        each share of common stock and preferred stock of SILVER issued and outstanding prior to the effective time of the Second Merger shall be unaffected by the Second Merger and shall remain issued and outstanding.

GOLD shall, at the request of SILVER, take all necessary and appropriate action prior to the Merger (including executing any appropriate consent, notice or other instrument) to cause the Second Merger to become effective immediately after the Merger in accordance with Section 17-6703 of the Kansas General Corporation Code and Section 253 of the Delaware General Corporation Law.

2

        1.2 Merger/Conversion of Subsidiary Banks. Subject to the reservation of rights set forth in Section 9.18 and any changes as may be required by any applicable Regulatory Authority, (i) GOLD before the Effective Time will cause Gold Bank, an Oklahoma state bank, and Gold Bank, a Florida state bank and Gold Bank, a Kansas state bank to be merged into a single bank (collectively, the “Bank Mergers”), provided that the merger of Gold Bank, an Oklahoma state bank, into Gold Bank, a Kansas state bank, shall be consummated as soon as possible after the date hereof and (ii) immediately following the Second Merger, the bank surviving the Bank Mergers will be converted into a federal savings bank either directly, or indirectly by merger with an interim federal savings bank established by SILVER for that purpose (the “Conversion”). As a result of the Bank Mergers, the Merger and the Conversion, Surviving Corporation shall become a savings and loan holding company subject to the supervision and regulation of the Office of Thrift Supervision (the “OTS”).

        1.3 Payment and Cancellation of Options. As soon as practicable following the date of this Agreement, the Board of Directors of GOLD (or, if appropriate, any committee thereof administering the GOLD stock plans) shall make such commercially reasonable efforts to affect the adjustment of the terms of all outstanding options to acquire GOLD Common, whether vested or unvested, as necessary to provide that, immediately after the Effective Time, each such option outstanding immediately prior to the Effective Time shall be canceled, and the holder thereof (as designated on Schedule 2.2 of the Disclosure Memorandum previously delivered to SILVER by GOLD) shall then become entitled in full satisfaction of such cancellation to receive, immediately following the Effective Time, a single lump sum cash payment in an amount equal to the product of (1) the excess, if any, of the per share price described in Section 1.1(a)(i) over the exercise price per share of such option, and (2) the number of shares of GOLD Common for which such option shall not theretofore have been exercised. Following the Effective Time, Surviving Corporation shall pay all amounts payable to holders of such options according to the preceding sentence, which shall be subject to any required withholding of taxes and shall be paid without interest. GOLD shall use commercially reasonable efforts to ensure that following the Effective Time no holder of any option to acquire GOLD Common or any participant in any GOLD stock plan or GOLD Plans shall have any right thereunder to acquire capital stock of GOLD, SAC or the Surviving Corporation. The Board of Directors shall adopt resolutions which shall include provisions that any such cash payment will not be subject to Section 16(b) of the Exchange Act. GOLD will use commercially reasonable efforts to cause all of its directors and officers to agree in writing that they will exercise outstanding options prior to closing or accept a cash out payment equal to the difference between the exercise price of such options and $16.60, subject to withholding applicable taxes.

        1.4 Closing; Closing Date; Filing of Merger Documents. Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Article VIII, a closing (the “Closing”) will be held as soon as practicable, on a date mutually agreed upon, but in any event within five (5) business days after all conditions hereto (other than conditions which relate to actions to be taken at Closing) shall have been satisfied or waived, as appropriate. The Closing shall be held at a location and time as agreed by the Parties, on the same date that the Effective Time occurs, unless otherwise agreed by the Parties (the “Closing Date”), at which time and place the documents referred to in Articles VI and VII hereof will be exchanged by the parties hereto and, immediately thereafter, Certificates of Merger shall be filed

3

with the Delaware Secretary of State, and Articles of Merger shall be filed with the Kansas Secretary of State for both the Merger and the Second Merger.

        1.5 Effect on Shares. After the Effective Time, each shareholder of GOLD shall be entitled, upon surrender of certificates representing shares of GOLD Common accompanied by a duly completed and executed letter of transmittal in the form to be sent to all such shareholders (as provided in Section 1.6 hereof) to the paying agent, which shall be the American Stock Transfer & Trust Company, unless otherwise agreed to by the Parties (the “Paying Agent”), to receive in substitution therefor, an amount determined by multiplying (i) the number of shares of GOLD Common represented by the certificates surrendered by (ii) the amount set forth in Section 1.1(a)(i). If outstanding certificates for shares of GOLD Common are not surrendered or the cash payment therefor not claimed prior to three (3) years after the Effective Time (or, in any particular case, prior to such earlier date on which such cash payments would otherwise escheat to or become the property of any Governmental Authority), the unclaimed amounts shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

      1.6 Paying Procedures.

         (a)        As soon as practicable after the Effective Time, and in no event later than five (5) business days thereafter, the Paying Agent shall mail and otherwise make available to each person who, as of the Effective Time, was the record holder of one or more certificates representing shares of GOLD Common, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate or certificates shall pass, only upon proper delivery of such certificate or certificates to the Paying Agent) and instructions for use in effecting the surrender of such certificates. Upon surrender to the Paying Agent of certificates representing GOLD Common together with such letter of transmittal, duly executed, the Paying Agent shall promptly pay to the persons entitled thereto in cash an amount determined by multiplying (i) the number of shares of GOLD Common represented by the certificate or certificates so surrendered by (ii) the amount set forth in Section 1.1(a)(i), less any transfer or other taxes, if any, payable in connection therewith. No interest will be paid or accrued on the cash payable upon the surrender of such certificates.

         (b)        If payment is to be made to a person other than the one in whose name a surrendered certificate is registered, it shall be a condition of payment that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment either pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such transfer or other taxes have been paid or are not applicable.

         (c)        Each of the Paying Agent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any former holder of GOLD Common such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code or state, local or foreign law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all

4

purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

         (d)        Notwithstanding anything to the contrary in this Section 1.6, neither the Paying Agent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of GOLD Common for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.7 Certificate Delivery. At or after the Effective Time the Surviving Corporation shall deliver to the shareholders of SILVER certificates representing the Surviving Corporation common stock and Surviving Corporation preferred stock.

        1.8 Lost or Stolen Certificate. In the event that any certificates for GOLD Common shall have been lost, stolen or destroyed, the Paying Agent shall pay in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, together with such other documents required under Section 1.6 above, such cash as is required pursuant to this Agreement; provided, however, that the Paying Agent, may, in its discretion and as a condition precedent to the payment of cash, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation or the Paying Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

        1.9 Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of GOLD, or SAC and SILVER, the officers and directors of the Surviving Corporation shall be fully authorized (in the name of SILVER, SAC, GOLD, the Surviving Corporation and otherwise) to take all such necessary action.

        1.10 Continued Existence. At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of the Kansas General Corporation Code and the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time: the separate existence of SAC shall cease; GOLD shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of SAC and GOLD; all obligations belonging to or due each of SAC and GOLD shall be vested in, and become the obligations of, GOLD without further act or deed; title to any real estate or any interest therein vested in either of SAC or GOLD shall not revert or in any way be impaired by reason of the Merger; all rights of creditors and all liens upon any property of either of SAC or GOLD shall be preserved unimpaired; and GOLD shall be liable for all the obligations of each of SAC and GOLD and any claim existing, or action or proceeding pending, by or against either of SAC and GOLD may be prosecuted to judgment, with right of appeal, as if the Merger had not taken place. Immediately after the Merger and pursuant to the Second Merger: the separate existence of GOLD shall cease; the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of the Parties; all obligations belonging to or due each of the Parties

5

shall be vested in, and become the obligations of, the Surviving Corporation without further act or deed; title to any real estate or any interest therein vested in each of the Parties shall not revert or in any way be impaired by reason of the Second Merger; all rights of creditors and all liens upon any property of each of the Parties shall be preserved unimpaired; and the Surviving Corporation shall be liable for all the obligations of each of the Parties and any claim existing, or action or proceeding pending, by or against each of the Parties may be prosecuted to judgment, with right of appeal, as if the Second Merger had not taken place.

        1.11 Certificate of Incorporation. The Certificate of Incorporation of SILVER, as amended and restated immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until further altered, amended or repealed as provided by law.

        1.12 By-Laws. The By-Laws of SILVER as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation (“By-Laws”) until further altered, amended or repealed as provided by law.

        1.13 Directors; Officers. The directors of the Surviving Corporation at the Effective Time shall be those directors of SILVER in office immediately prior to the Effective Time. The officers of the Surviving Corporation at the Effective Time shall be those officers of SILVER in office immediately prior to the Effective Time.

        1.14 Registered Office. The Surviving Corporation shall be governed by the laws of the State of Delaware, and the address of its registered office in that state shall be that of SILVER.

        1.15 Dissenters’ Rights. If any Dissenting Shareholder shall be entitled to the payment of the value of the shareholder’s Common Shares as provided in Section 17-6712 of the Kansas General Corporation Code, GOLD shall give SILVER notice thereof and SILVER shall have the right to participate in all negotiations and proceedings with respect to any such demands. GOLD shall not, except with the prior written consent of SILVER, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the shares held by such shareholder shall thereupon be entitled to be surrendered in exchange for the amount of cash as provided in Section 1.1(a)(i) and 1.6.

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF GOLD

        Except as set forth in the GOLD SEC Reports filed prior to February 1, 2004 and the memorandum previously delivered by GOLD to SILVER, which contains specific disclosures corresponding to each applicable representation and warranty set forth below (“GOLD Disclosure Memorandum”), GOLD hereby represents and warrants to SILVER as follows:

        2.1 Corporate Organization, Authorization, etc.

        (a)        GOLD is a corporation duly organized, validly existing and in good standing under the Laws of the State of Kansas and has full corporate power and authority to

6

conduct its business as it is now being conducted and to own or lease the properties and assets it now owns or holds under lease; is duly qualified or licensed to do business and is in good standing in every jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on GOLD. GOLD has full corporate power and authority to enter into this Agreement, and, subject to shareholder approval, to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by GOLD and, is a valid and binding agreement of GOLD enforceable against GOLD in accordance with its terms, subject to Laws relating to bankruptcy, insolvency (including all applicable laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and subject to the approval of the shareholders as required by the Kansas General Corporation Code and the approvals described in Section 2.4, the consummation by GOLD of the Merger has been duly authorized by all necessary corporate action. GOLD is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. GOLD has heretofore delivered to SILVER true, accurate and complete copies of the Articles of Incorporation and By-Laws of GOLD as in effect as of the date of this Agreement.

        (b)        The Board of Directors of GOLD, at a meeting duly called and held under applicable laws and its Articles of Incorporation and By-Laws (“GOLD Approval”), has (i) approved this Agreement and the transactions contemplated herein; (ii) subject to Sections 5.4(c) and 5.10 hereof, directed that this Agreement and the transaction contemplated hereby be submitted for consideration by GOLD’s shareholders at a special meeting to be duly called and held as soon as practicable; (iii) subject to Sections 5.4(c) and 5.10 hereof, determined that this Agreement and this transaction contemplated hereby are fair to and in the best interests of GOLD and its shareholders, and recommended that the shareholders of GOLD adopt this Agreement. The Board of Directors of GOLD has taken all actions so that the restrictions contained in Section 17-12,100 of the Kansas General Corporation Code applicable to a “business combination” (as defined in Section 17-12,101), will not apply to SAC or SILVER during the pendency of this Agreement, including the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein. No other state takeover statute, or similar statute or regulation, applies to GOLD with respect to this Agreement or the Merger.

        2.2 Authorized and Outstanding Stock. The authorized capital stock of GOLD consists of 50,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, no par value. As of February 17, 2004, 39,840,142 shares of GOLD Common were issued and outstanding, and 4,824,575 shares of GOLD Common were held as treasury stock by GOLD, and after such date the only additional shares issued or that will be issued were or will have been so issued pursuant to those stock options and restricted stock awards described in the Disclosure Memorandum described below. As of the date of this Agreement, no shares of preferred stock of GOLD are issued and outstanding, and no previously issued and redeemed shares are held in treasury. All of such issued and outstanding shares of GOLD Common are validly issued, fully paid and nonassessable. Except as set forth above, GOLD does not have outstanding any other shares of its capital stock or any other securities or indebtedness having the right to vote on any matters on which holders of GOLD Common may vote. Except as set

7

forth in the Disclosure Memorandum, GOLD does not have outstanding, and is not bound by, any subscriptions, options, warrants, calls, commitments, Rights, “phantom” stock rights, stock rights agreements, stock-based performance units, Contracts or any other instrument obligating GOLD to issue or deliver any additional shares of its capital stock or any other securities or indebtedness having the right to vote on any matters on which holders of GOLD Common may vote, including any right of conversion or exchange under any outstanding security or other instrument. There are no outstanding stock appreciation rights or other Rights that are in any way linked to the price of any capital stock of GOLD. There are not any outstanding contractual obligations of GOLD to repurchase, redeem or otherwise acquire any shares of GOLD Common Stock. The holders of the capital stock of GOLD have no preemptive rights. As of February 17, 2004, there were outstanding and unexercised options to purchase a total of 1,196,142 shares of GOLD Common. The Disclosure Memorandum lists the name of each optionee holding such outstanding and unexercised options and includes with respect to each optionee: (a) the number of options granted; (b) the number of such options which are vested and unvested as of February 11, 2004; (c) the exercise price; (d) identification of the plan, agreement or other document under which such options were issued to the optionee or by which they are governed; and (e) the number of options of the optionee that are qualified and non-qualified pursuant to the Code.

        2.3 Subsidiaries, Affiliates, etc. The Disclosure Memorandum sets forth, as of the date thereof, a true and complete list of GOLD’s Subsidiaries. GOLD owns, either directly or indirectly through a wholly-owned Subsidiary, 100% of the issued and outstanding capital stock of each Subsidiary, including without limitation, Gold Bank, a duly organized and validly existing Kansas state bank, Gold Bank, a duly organized and validly existing Oklahoma state bank, and Gold Bank, a duly organized and validly existing Florida state bank (hereinafter referred to individually as a “Bank Subsidiary” and collectively as the “Bank Subsidiaries”). Neither GOLD nor any Subsidiary owns any material amount of any shares of stock of any corporation or material amount of any equity interest in a partnership, joint venture or other business entity, and neither GOLD nor any of the Subsidiaries controls any other corporation, partnership, joint venture or other business entity by means of a management contract. Each of the Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction set forth opposite its name in the Disclosure Memorandum. Each Subsidiary has full corporate power and authority to carry on its business as it is now being conducted and to own or lease the property and assets it now owns or holds under lease; and is duly qualified or licensed to do business and is in good standing in every other state of the United States where the character of its business or the nature of its properties make such qualification or licensing necessary except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole. None of the Subsidiaries has outstanding, or is bound by, any subscriptions, options, warrants, calls, commitments, Rights, “phantom” stock rights, stock-based performance units or Contracts or any other instrument obligating GOLD or any of its Subsidiaries to issue or deliver any shares of its capital stock or any other securities or indebtedness having the right to vote on any matters on which holders of Subsidiaries common stock may vote, including any right of conversion or exchange under any outstanding security or other instrument and Subsidiaries are not obligated to issue any shares of their capital stock for any purpose. There are no outstanding stock appreciation rights or other Rights that are in any way linked to the price of any capital stock of Subsidiaries. There are not any outstanding contractual obligations of a Subsidiary to repurchase, redeem or otherwise acquire any shares of

8

its capital stock. All shares of the Subsidiaries which are owned by GOLD or one of the Subsidiaries are free and clear of all Liens, claims and encumbrances of whatever nature and all such shares are validly issued and fully paid. Subsidiaries do not have outstanding any other shares of their capital stock, or any other securities or indebtedness having the right to vote on any matters on which a holder of Subsidiary common stock may vote. There are no unsatisfied preemptive rights in respect to the capital stock of any of the Subsidiaries. Each of GBCI Capital Trust, GBCI Capital Trust II and ABI Capital Trust has fewer than 300 record owners of preferred securities. The deposit accounts of each of the Bank Subsidiaries are insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund to the fullest extent permitted by law (some of the deposit accounts of Gold Bank, a Kansas state chartered bank, are insured by the Savings Association Fund), and all premiums and assessments required to be paid in connection therewith have been paid when due. GOLD has previously made available to SILVER true, accurate and complete copies of the currently effective Articles of Incorporation and By-Laws, or equivalent organizational documents, of each of the Subsidiaries.

        2.4 Consents, Approvals, Filings, etc., of Governmental Authorities. Except for (i) approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Office of Thrift Supervision (the “OTS”), and the Kansas State Bank Commissioners; (ii) notice to the Federal Deposit Insurance Corporation (the “FDIC”) and the Oklahoma and Florida State Bank Commissioners; (iii) any required filing with Kansas Insurance Department; (iv) any required filing or notification with the Department of Justice and/or Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) with respect to Gold Financial Services, Inc. or any of its subsidiaries, any required filings or approvals under the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended (the “Advisors Act”), (v) any required filings or approvals with respect to the change in control of GOLD’s trust company Subsidiary and its broker-dealer subsidiary; (vi) filings and consents required with respect to SILVER’s assumption of liability for GOLD’s outstanding trust preferred securities and the delisting of such trust preferred securities from the Nasdaq, (vii) filing a proxy statement with the SEC in accordance with the Exchange Act and the regulations promulgated thereunder; and (viii) filing and recordation of appropriate merger documents as required by Kansas General Corporation Code and the Delaware General Corporation Law, the Florida Business Corporation Act and the Oklahoma General Corporation Act, no consents or approvals of or filings or registrations with any Governmental Authority of the United States, of any state thereof or with any third party are necessary in connection with the execution and delivery by GOLD of this Agreement or the consummation by GOLD of the transactions contemplated herein, other than any such consent, approval, filings or registrations which if not obtained or made, would not be reasonably likely to have a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole.

        2.5 SEC Filings and Financial Statements.

        (a)        GOLD has filed and made available to SILVER a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by GOLD with the SEC since January 1, 1999 (the “GOLD SEC Reports”), which are all the reports that GOLD was required to file with the SEC since such date. As of their respective dates (or if amended or superseded by a filing after such date, then on the date of such subsequent filing), each of the GOLD SEC Reports complied in all material respects with the requirements of the

9

Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such GOLD SEC Report, and, to the extent not included in the Securities Act or the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and none of the GOLD SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except any statements or omissions therein which were amended, corrected or otherwise disclosed or updated in a subsequent GOLD SEC Report). Each of the “principal executive officer” of GOLD and the “principal financial officer” of GOLD (in each case, as defined by the Sarbanes-Oxley Act), or a predecessor thereto, has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the rules and regulations of the SEC promulgated thereunder, with respect to GOLD SEC Reports requiring such certifications.

        (b)        The audited financial statements and the unaudited financial statements of GOLD (including in each case, the notes thereto) contained in GOLD SEC Reports filed on Form 10-K or Form 10-Q, including GOLD SEC Reports filed subsequent to the date hereof on such forms, (i) are or will be prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q and by Rule 10-01 of Regulation S-X promulgated by the SEC), and (ii) present or will present fairly the consolidated financial position of GOLD and its Subsidiaries as of their respective dates, and the consolidated results of operations and cash flows for the periods indicated (except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments, and except for the absence of certain footnote information in the unaudited statements).

        (c)        Neither GOLD nor any of its Subsidiaries has any material liability or obligation of a type which would be required to be included in a balance sheet prepared in accordance with GAAP, whether accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, (i) except and to the extent disclosed or reflected in the financial statements included in the GOLD SEC Reports, or (ii) except for liabilities and obligations incurred in the ordinary course of business since the date of the last financial statements included in the GOLD SEC Reports, which individually and in the aggregate are not reasonably likely to result in a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole.

        2.6 Absence of Undisclosed Liabilities.

        (a)        There are no liabilities of GOLD or any of the Subsidiaries of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due, that are reasonably likely to have a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole, except for liabilities incurred since December 31, 2003 (the “Balance Sheet Date”) in the ordinary course of business.

        (b)        Neither GOLD nor its Subsidiaries is a party to a pending action which is reasonably likely to result in a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole.

10

        2.7 Absence of Changes. Since the Balance Sheet Date, there has been no change in the business, results of operations, financial condition or liabilities (accrued, absolute, contingent or otherwise), or other occurrence or events with respect to GOLD or the Subsidiaries, that has had or is reasonably likely to have a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole. Since the Balance Sheet Date, there has been no event or occurrence with respect to GOLD or the Subsidiaries described in Section 4.2 hereof (as if the restrictions in such section commenced on the Balance Sheet Date but subject to the exceptions set forth in Article IV).

        2.8 Proxy Statement, etc. GOLD’s definitive proxy statement with respect to the Merger (the “Proxy Statement”), on the date it is mailed to GOLD’s shareholders, will comply as to form with requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by GOLD with respect to any information which is furnished to GOLD by SILVER in writing for the specific purpose of inclusion in the Proxy Statement.

        2.9 No Violation. Neither the execution, delivery and performance of this Agreement by GOLD, nor the consummation by GOLD of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the respective Articles of Incorporation or bylaws (or similar governing documents) of GOLD or any Subsidiary; (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any Contract to which GOLD or any Subsidiary is a party or by which any of them or their respective properties or assets are bound; (iii) violate any order, writ, injunction, decree to which GOLD or a Subsidiary is subject, or any law, statute, rule or regulation applicable to GOLD or any Subsidiary or any of their respective properties or assets except, in the case of the foregoing clauses (ii) and (iii), for violations, breaches or defaults that would not, either individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole.

        2.10 Brokerage/Fairness Opinion. Except for fees payable to GOLD Advisor (as set forth in the Advisor Letter), neither GOLD nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement. A copy of the letter agreement between GOLD Advisor and GOLD (the “Advisor Letter”), has been previously delivered by GOLD to SILVER. Prior to the execution of this Agreement, GOLD has received an opinion from Sandler O’Neill & Partners, L.P. (the “GOLD Advisor”), dated the date of this Agreement, to the effect that, as of such date the consideration to be received by the stockholders of GOLD in the Merger, is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

        2.11 Tax Matters.

        (a)        As of the date of this Agreement, GOLD and the Subsidiaries have properly filed all federal, state, local and foreign Tax Returns required to be filed (“Returns”),

11

and all Taxes shown by such returns to be due and payable have been paid or are or will be reflected as a Liability on the December 31, 2003 Balance Sheet. GOLD’s federal income tax Returns have been filed with the Internal Revenue Service (the “IRS”) through its fiscal year 2002, and all of state, local and foreign tax authorities have been paid or such taxes have been reserved for in the December 31, 2003 Balance Sheet, and, at the date hereof, GOLD has not given or received an outstanding request to give any waiver of any statute of limitations relating to the payment of federal, state, local or foreign Taxes. The reserves for Taxes specifically reflected on the December 31, 2003 Balance Sheet are adequate to cover all federal, state, local and foreign Tax liabilities payable by GOLD and the Subsidiaries for the period prior to the date of such balance sheet. GOLD has previously delivered to SILVER copies of the federal income tax returns of GOLD and the Subsidiaries for each of the periods ended December 31, 2001 and 2002.

        (b)        GOLD and the Subsidiaries as of the Effective Time will have withheld with respect to their employees all federal, state and local income taxes, and other Taxes required to be withheld, except such Taxes which would not have a Material Adverse Effect on GOLD and the Subsidiaries, taken as a whole.

        (c)        No audit or other examination of any Returns of GOLD or any of the Subsidiaries by any Tax authority is presently in progress, nor has GOLD been notified of any such audit or other examination.

        (d)        No adjustment relating to any Returns filed by GOLD or any of the Subsidiaries has been proposed in writing formally, or to the Knowledge of GOLD informally, by any Tax authority to GOLD or any representative thereof.

        (e)        There is no contract, agreement, plan or arrangement to which GOLD or any of the Subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of GOLD or any of the Subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which GOLD or any of the Subsidiaries is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

        (f)        Neither GOLD nor any of the Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by GOLD or any of the Subsidiaries.

        (g)        Neither GOLD nor any of the Subsidiaries (i) is a party to any Tax sharing or Tax allocation agreement, arrangement or understanding (excepting one another), (ii) is liable for the Taxes of any other person (excepting one another) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, and (iii) is a party to any joint venture, partnership or other arrangement that could be treated as a partnership for income Tax purposes. There are no Claims pending, or to the Knowledge of GOLD, threatened against GOLD or any of its Subsidiaries alleging liability for

12

any unpaid or delinquent Tax due under any consolidated federal income Tax Return of any affiliated group of which GOLD or any Subsidiary was previously a member.

        (h)        Neither GOLD nor any of the Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of the Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

        (i)        None of GOLD’s or the Subsidiaries’ assets are tax exempt use property within the meaning of Section 168(h) of the Code.

        (j)        Each of Gold RE Holdings I, LLC and Gold RE Holdings III, LLC was formed for valid business purposes, has since its organization, and presently meets the requirements of qualification as a Real Estate Investment Trust under Section 856 of the Code.

        2.12 Employee Benefit Plans.

        (a)        All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments, agreements or other arrangements including golden parachute agreements (whether or not set forth in a written document and including, without limitation, all “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) covering any active or former employee, director or consultant of GOLD (“GOLD Employee” which shall for this purpose mean an employee of GOLD or an ERISA Affiliate (as defined below)), any subsidiary of GOLD or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with GOLD within the meaning of Section 414 of the Code (an “ERISA Affiliate”), or with respect to which GOLD has or, to its Knowledge, may in the future have Liability, are listed in Disclosure Memorandum (the “GOLD Plans”). GOLD has provided or will make available to SILVER: (i) correct and complete copies of all documents embodying each GOLD Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such GOLD Plan; (ii) the most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Internal Revenue Code in connection with each GOLD Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each GOLD Plan; (iv) all IRS determination, opinion, notification and advisory letters; (v) all material correspondence to or from any governmental agency relating to any GOLD Plan; (vi) all forms and related notices required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); (vii) the most recent discrimination tests for each GOLD Plan; (viii) the most recent actuarial valuations, if any, prepared for each GOLD Plan; (ix) if the GOLD Plan is funded, the most recent annual periodic accounting of the GOLD Plan assets; and (x) all communication to GOLD Employees relating to any GOLD Plan and any proposed GOLD Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules, or other events which

13

would result in any material liability to GOLD and its Subsidiaries, taken as a whole, or any ERISA Affiliate.

        (b)        Each GOLD Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all Laws (foreign or domestic), including but not limited to ERISA and the Code, which are applicable to such GOLD Plans and all Returns that are required to be filed have been filed. No Litigation (excluding claims for benefits incurred in the ordinary course of GOLD Plan activities) has been brought, or to the Knowledge of GOLD, is threatened against or with respect to any such GOLD Plan. There are no audits, inquiries or proceedings pending or, to the Knowledge of GOLD, threatened by the IRS or Department of Labor (the “DOL”) with respect to any GOLD Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the GOLD Plans have been timely made or accrued. Any GOLD Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Internal Revenue Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. No condition or circumstance exists giving rise to a material likelihood that any such GOLD Plan would not be treated as qualified by the IRS. GOLD does not have any plan or commitment to establish any new GOLD Plan, to modify any GOLD Plan (except to the extent required by law or to conform any such GOLD Plan to the requirements of any applicable Law, in each case as previously disclosed to SILVER in writing, or as required by the terms of any GOLD Plan or this Agreement), or to enter into any new GOLD Plan. Each GOLD Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to SILVER, GOLD or any of its ERISA Affiliates (other than ordinary administration expenses).

        (c)        Neither GOLD, any of its Subsidiaries, nor any of their ERISA Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has GOLD contributed to or been requested to contribute to any “multiemployer plan,” as such term is defined in ERISA. Neither GOLD, any of its Subsidiaries, nor any officer or director of GOLD or any of its Subsidiaries is subject to any material Liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code and Section 408 of ERISA, has occurred with respect to any GOLD Plan which could subject GOLD or its ERISA Affiliates to material Liability.

        (d)        None of the GOLD Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither GOLD nor any of the Subsidiaries has represented, promised or contracted to provide such retiree benefits to any GOLD Employee, former employee, director, consultant or other person, except to the extent required by statute.

14

        (e)        Except as would not have a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole, GOLD is in compliance in all material respects with all applicable material foreign, federal, state and local Laws, respecting employment, employment practices, terms and conditions of employment and wages and hours.

        (f)        Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby either alone or in connection with any other event will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or GOLD Employee or any of the Subsidiaries under any GOLD Plan or otherwise; (ii) materially increase any benefits otherwise payable under any GOLD Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

        2.13 Real and Personal Property.

        (a)        GOLD or one of its Subsidiaries has good and marketable title to all real property and owns all personal property (i) reflected on the December 31, 2003 Balance Sheet as being owned by GOLD or its Subsidiaries, (ii) thereafter acquired by GOLD or any of its Subsidiaries or (iii) owned by GOLD or any of its Subsidiaries at December 31, 2003 but which assets have been written down to zero (except in each case for assets disposed of by GOLD or its Subsidiaries in the ordinary course of business since December 31, 2003), in each case free and clear of any Liens, except as reflected on the December 31, 2003 Balance Sheet, and except for (i) Liens for current Taxes and assessments not yet due and payable or which can be paid hereafter without penalty, (ii) inchoate mechanic and materialmen’s Liens for construction in progress, (iii) workmen’s, repairmen’s, warehousemen’s, and carrier’s and other similar Liens arising in the ordinary course of business, (iv) with respect to the Bank Subsidiaries, pledges to secure deposits and other Liens incurred in the ordinary course of their banking business, and (v) such imperfections or irregularities of title or Liens as do not materially interfere with the present or proposed use of such assets or property which are subject thereto, or materially impair the business and operations relating to real property of GOLD and its Subsidiaries, taken as a whole; provided, however, that this representation and warranty shall not extend to those assets of GOLD and its Subsidiaries which in the aggregate are not material to the business, results of operations, prospects or financial condition of GOLD and its Subsidiaries, taken as a whole. The Disclosure Memorandum contains a complete list of all real property owned by GOLD or any of its Subsidiaries (other than OREO properties acquired and held by the Bank in the ordinary course of business).

        (b)        Since December 31, 2003, neither GOLD nor any of its Subsidiaries has entered into any agreement or commitment to sell any property, real or personal, or any other assets of GOLD or any of its Subsidiaries other than in the ordinary course of business, nor has GOLD nor any of its Subsidiaries made any commitment or taken or failed to take any action which would cause any Lien to attach to any property, other than such Liens which are not reasonably likely to have a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole.

        (c)        All tangible property and assets of GOLD or any of its Subsidiaries which are material to the business, results of operations, prospects or financial condition of GOLD and

15

its Subsidiaries, taken as a whole, have been well maintained and are in good operating condition and repair, in all material respects, except for ordinary wear and tear.

        2.14 Leases.

        (a)        The Disclosure Memorandum hereof contains a list of all real property leases (the “Real Property Leases”) to which GOLD or any of its Subsidiaries is a party, either as lessor or lessee (the facilities subject to such Real Property Leases being referred to as the “Leased Facilities”). Each of the Real Property Leases is in full force and effect and neither GOLD nor any of its Subsidiaries nor, to GOLD’s knowledge, any other party thereto has committed any Default thereunder, except for any Default, that individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole. No Consent is necessary under the terms of any Real Property Lease in connection with the Merger and the transactions contemplated by this Agreement except for any Consent, which if not obtained, would not reasonably be expected to result in a Material Adverse Effect upon GOLD and its Subsidiaries, taken as a whole.

        (b)        The Disclosure Memorandum contains a list of all Leases with respect to personal property involving aggregate future payments of $100,000 or more (the “Personal Property Leases”) to which GOLD or any of its Subsidiaries is a party, either as lessor or lessee (the personal property subject to such Personal Property Leases being referred to as the “Leased Personal Property”). Each of the Personal Property Leases is in full force and effect and neither GOLD nor any of its Subsidiaries nor, to GOLD’s knowledge, any other party thereto has committed any material Default thereunder, except for any Default, that individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole. No Consent is necessary under the terms of any Personal Property Lease in connection with the Merger and the transactions contemplated by this Agreement except for any Consent, which if not obtained, would not reasonably be expected to result in a Material Adverse Effect upon GOLD and its Subsidiaries, taken as a whole.

        2.15 Intellectual Property.

        (a)        The Disclosure Memorandum lists all Intellectual Property that is owned by, and all licenses of Intellectual Property to, GOLD or its Subsidiaries. Each license of Intellectual Property is in full force and effect and neither GOLD nor any of its Subsidiaries, nor to GOLD’s knowledge, any other party thereto, has committed a Default thereunder, except when any such Default would not reasonably be expected to have a Material Adverse Effect upon GOLD or its Subsidiaries, taken as a whole.

        (b)        To the knowledge of GOLD, (i) neither GOLD nor any of its Subsidiaries have infringed the Intellectual Property rights of any Person, (ii) none of the Intellectual Property used in the business of GOLD or its Subsidiaries infringes the Intellectual Property rights of any Person, and (iii) neither GOLD nor any of its Subsidiaries has received any notice of any claim of infringement, except when any infringement, or claim of infringement, would not reasonably be expected to have a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole.

16

        (c)        Except for payments due under the licenses of Intellectual Property listed in the Disclosure Memorandum, neither GOLD nor any Subsidiary is obligated to pay any royalties or license fees to any Party for Intellectual Property.

        2.16 Certain Contracts, Agreements, Licenses. Except for those agreements set forth in the Disclosure Memorandum pursuant to Sections 2.13, 2.14 or 2.15, neither GOLD nor any Subsidiary is a party to any agreement which (i) involves or may involve aggregate future payments (whether in payment of debt, as a result of a guarantee or indemnification, for goods or services, royalties or otherwise) by any of them of $100,000 or more, other than Contracts which may be canceled on thirty (30) days notice or less without the payment of any penalty or other termination fee or agreements incurred by any Bank Subsidiary in the ordinary course and consistent with past practices of its banking business; (ii) is a franchise agreement of GOLD or any Subsidiary; or (iii) restricts (a) the geographical area in which GOLD or any of the Subsidiaries is permitted to operate or (b) GOLD or any of the Subsidiaries from engaging in any line of business within the financial services industry.

        2.17 Governmental Authorization. GOLD and each Subsidiary has all Permits that are or will be legally required to enable GOLD and each Subsidiary to conduct its business in all material respects as now conducted, except for any Permits, the absence of which might not reasonably be expected to have a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole.

        2.18 Contracts With and Loans to Officers and Employees.

        (a)        As of the date hereof, neither GOLD nor any of its Subsidiaries is a party to any written (i) Contracts for the employment of any officer or employee of GOLD or any of its Subsidiaries which is not terminable on 30 days’ (or less) notice without the payment of any penalty or other termination fee or (ii) consulting or similar Contracts with any officer or employee of GOLD or any or its Subsidiaries that is not terminated on thirty (30) days’ (or less) notice without the payment of any penalty or other termination fee.

        (b)        As of the date hereof, neither GOLD nor any of its Subsidiaries has made or committed to make any loan or extension of credit to, or guaranteed any obligation of, any officer or employee of GOLD or any of its Subsidiaries in violation of applicable banking laws or applicable provisions of the Sarbanes-Oxley Act.

        2.19 Insurance. GOLD and each of its Subsidiaries has in effect insurance coverage and bonds with nationally recognized insurers which, in respect to amounts, types and risks insured, management of GOLD reasonably believes to be adequate for the type of business conducted by such company. Neither GOLD nor any of its Subsidiaries are liable for any material retroactive premium adjustment. All such insurance policies and bonds are valid, enforceable and in full force and effect according to their respective terms, and since December 31, 2003 neither GOLD nor any Subsidiary has received any notice of any material premium increase or cancellation with respect to any of its insurance policies or bonds. All policies of insurance presently held or policies containing substantially equivalent coverage will be outstanding and in full force with respect to GOLD and each Subsidiary at all times from the date hereof to the Effective Date.

17

        2.20 Adequacy of Allowance for Loan Losses. All reserves for loan losses shown on GOLD’s December 31, 2003 Financial Statements have been calculated in accordance with prudent and customary banking practices and, are adequate in all material respects in relation to the Financial Statements as a whole, to reflect all known and reasonably anticipated risk inherent in the loans of GOLD and the Subsidiaries. GOLD has no Knowledge of any fact which is likely to require a future material increase in the provision for loan losses or a material decrease in the loan loss reserve reflected in the December 31, 2003 Financial Statements. Each loan reflected as an asset on the financial statements of GOLD and its Subsidiaries is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors’ rights generally and to general equitable principles. Each loan reflected as an asset on the financial statements of GOLD and its Subsidiaries complies in all material respects with applicable Laws, except for any noncompliance with Laws which, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect upon GOLD and its Subsidiaries, taken as a whole. No Subsidiary Bank has any loan exceeding its legal lending limit or known significant delinquent, substantial, doubtful, loss or other nonperforming loan that is not reflected in the Subsidiary Bank’s list of doubtful loans, copies of which list have been made available to SILVER.

        2.21 Interest Rate Risk Management Instruments. Neither GOLD nor any Subsidiary is a party to any interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements to which GOLD or any of the Subsidiaries is a party or by which any of their properties or assets may be bound which could reasonably be expected to result in a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole. All interest rate swaps, caps, floors, option agreements and other interest rate risk management arrangements to which GOLD or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the Knowledge of GOLD, in accordance with prudent banking practice and applicable rules, regulations and policies of Regulatory Authorities and with counterparties believed to be financially responsible at the time Each of the interest rate swaps, caps, floors, option agreements or other interest rate management arrangements to which GOLD or any of its Subsidiaries is a party is a valid obligation in full force and effect and neither GOLD nor any of its Subsidiaries nor, to GOLD’s knowledge, any other party thereto has committed any material default thereunder.

        2.22 Material Contracts. All Material Contracts relating to the business, operations and finances of GOLD and its Subsidiaries are listed in the Disclosure Memorandum and are in full force and effect in accordance with their terms, and neither GOLD nor any Subsidiary, or to the Knowledge of GOLD, any counterparty, is in breach or default of any Material Contract, except for any breach or default, which either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole.

        2.23 Litigation. Neither GOLD nor any of its Subsidiaries is subject to any Order, having continuing effect, of any Governmental Authority of the United States or any state thereof. There is no Litigation or other proceedings pending or, to the Knowledge of GOLD, threatened, against GOLD or any Subsidiary or any of their property or assets as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could

18

individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole.

        2.24 Labor Matters. There is no pending or threatened union organizational effort, labor dispute, strike or work stoppage relating to employees of GOLD or the Subsidiaries which in the aggregate might reasonably be expected to have a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole. Neither GOLD nor any of the Subsidiaries is the subject of any pending organization effort or representation election by or with respect to a labor union.

        2.25 Environmental Matters.

        (a)        GOLD and the Subsidiaries are, and have been, in compliance with all Environmental Laws, except for violations which would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole.

        (b)        There is no Litigation pending or, to the Knowledge of GOLD, threatened before any Governmental Authority of the United States or any state thereof in which GOLD or any of its Subsidiaries has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by GOLD or any of the Subsidiaries nor, to the Knowledge of GOLD, is there any reasonable basis for any Litigation of a type described in this sentence.

        (c)        During the period of GOLD’s or any of the Subsidiaries’ ownership or operation of any of their respective real properties, to GOLD’s Knowledge, there have been no storage or releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties. Prior to the period of GOLD’s or any of the Subsidiaries’ ownership or operation of any of their respective current properties to the Knowledge of GOLD, there were no storage or releases of Hazardous Material in, on, under, or affecting any such property.

        2.26 Reports and Regulatory Communications.

        (a)        GOLD and its Subsidiaries have timely filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with Regulatory Authorities, except for any failure to file which, either individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole. As of the date of each such filing (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of such reports and documents, was accurate and complete and complied in all material respects with all applicable Laws, except for any inaccuracy or noncompletion, or any noncompliance with Laws, which, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on GOLD or its Subsidiaries, taken as a whole.

        (b)        Neither GOLD nor any Subsidiary is subject to any regulatory enforcement action, nor has GOLD or any Subsidiary received during the past three years, any written communication from any Regulatory Authority threatening any regulatory enforcement

19

action, that imposes or threatens to impose any material restrictions on the business or operations of GOLD or the Subsidiaries.

        2.27 No Action. Neither GOLD nor any of the Subsidiaries has taken any action or has any Knowledge of any fact or circumstance relating to GOLD that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from being consummated, or (ii) materially impede or delay receipt of any consents of Regulatory Authorities.

        2.28 Certain SEC Filings.

        (a)        Gold Capital Management, Inc. is a broker dealer registered under the Exchange Act and is adequately capitalized under the regulations promulgated under the Exchange Act. Gold Capital Management, Inc. is an investment adviser registered under the Advisers Act.

        (b)        None of GOLD’s other Subsidiaries are required to file any forms, reports or other documents with the SEC or any state securities regulatory authorities except for such filings for which the failure to file is not reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole.

        (c)        Neither GOLD nor any Subsidiaries is under any obligation, contingent or otherwise, which will survive the Effective Time to register any of its securities under the Securities Act.

        2.29 Insurance Filings. Gold Insurance Agency, Inc., a Kansas insurance agency (herein referred to as “Insurance Agency Subsidiary”) and a wholly-owned subsidiary of Gold Financial Services, Inc., is licensed by the Kansas Insurance Department to sell life insurance, annuities, disability insurance and credit life insurance and is in good standing with such Department. Insurance Agency Subsidiary has filed all forms, reports and documents required to be filed with applicable Regulatory Authorities and has made available to SILVER such forms, reports and documents in the form filed with the Regulatory Authorities. All such forms, reports and documents were complete and accurate in all material respects at the time they were filed.

        2.30 Disclosure Controls and Procedures. GOLD’s and the Subsidiaries’ records, systems and internal accounting controls, including data or information storage and maintenance systems, are in material compliance with the requirements of all Regulatory Authorities and applicable law. GOLD has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

        2.31 Compliance with Applicable Law. GOLD and each of its Subsidiaries is in compliance, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, permits, licenses, franchises, certificates of authority, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, if and to the extent applicable, the Sarbanes-Oxley Act of 2002, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate

20

Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), all other applicable fair lending and fair housing laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures, adjustable rate mortgages disclosures or consumer credit (including, without limitation, the federal Consumer Credit Protection Act, the federal Truth-in Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, and the federal Equal Credit Opportunity Act and Regulation B thereunder) or with respect to the Flood Disaster Protection Act and the Bank Secrecy Act, except in each case for violations or possible violations of any such Laws that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole.

        2.32 CRA Rating. As of the date hereof, each of the Bank Subsidiaries has a Community Reinvestment Act rating of “satisfactory” or better.

        2.33 Rights Agreement Inapplicable. The terms of the Merger and the transactions contemplated herein constitute a “Qualifying Offer” under the Rights Agreements, and no further action of the Board of Directors of Gold is required to prevent, or eliminate any requirement to provide for, the issuance of any securities under the Rights Agreement.

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SILVER

        SILVER and SAC hereby represent and warrant to GOLD that:

        3.1 Organization, Authority. Each of SAC and SILVER is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to own and lease its properties, to carry on its business as presently conducted and to carry out the transactions contemplated hereby. SAC is a wholly-owned subsidiary of SILVER.

        3.2 Corporate Action. Each of SAC and ACQUISITION has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by each of SAC and SILVER, is a valid and binding agreement of each of SAC and SILVER enforceable against each of SAC and SILVER in accordance with its terms, subject to Laws relating to bankruptcy, insolvency (including all applicable laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the consummation by each of SAC and SILVER of the Merger has been duly authorized by all necessary corporate action.

        3.3 No Parent Company. SILVER is currently owned by a single shareholder, but as of the Closing, no Person will own or Control, or has entered into a subscription agreement to acquire, 25% or more of any class of capital stock of SILVER.

        3.4 Brokers’ and Finders’ Fees. All negotiations relating to this Agreement and the transactions contemplated hereby have been conducted without the intervention of any Person

21

acting on behalf of SILVER or SAC in such manner as to give rise to any valid claim against SILVER or SAC for any broker’s or finder’s fee or similar compensation, except for such fees that will be owed by SILVER to Keefe, Bruyette & Woods.

        3.5 Proxy Statement. The information which is furnished in writing by SILVER to GOLD for inclusion in the proxy statement pursuant to Section 5.4 hereof will include all information required with respect to SILVER and SAC that is required by the Exchange Act and the rules and regulations thereunder and will not be false or misleading with respect to any material fact or omit to state a material fact required to be stated therein or necessary to make statements therein, in light of the circumstances under which they were made, not misleading.

        3.6 Litigation. There is no Litigation or other proceedings pending or, to the Knowledge of SILVER and SAC, threatened, which Litigation or other proceeding would reasonably likely have a Material Adverse Effect on SILVER or SAC.

        3.7 Consents, Approvals, Filings, etc, of Governmental Authorities.

        (a)        Except for (i) approval of the Federal Reserve, the OTS, the Kansas State Bank Commissioners; (ii) notice to the FDIC and the Oklahoma and Florida State Bank Commissioners; (iii) any required filing with Kansas and other state insurance departments; (iv) any required filing or notification with the Department of Justice and/or Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) with respect to Gold Financial Services, Inc. or any of its subsidiaries, any required filings or approvals under the Investment Company Act of 1940, as amended, or the Advisers Act (v) any required filings or approvals with respect to the change in control of GOLD’s trust company Subsidiary and its broker-dealer subsidiary; (vi) filings and consents required with respect to SILVER’s assumption of liability for GOLD’s outstanding trust preferred securities, and (vii) filing and recordation of appropriate merger documents as required by Kansas General Corporation Code and the Delaware General Corporation Law, the Florida Business Corporation Act and the Oklahoma General Corporation Act, no characteristic of SILVER or SAC or the nature of either’s business or operations, requires any Consent, approval or authorization of, or declaration, filing or registration with, any Regulatory Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, other than any such consent, approval, filings or registrations which if not obtained or made, would not be reasonably likely to have a Material Adverse Effect on SILVER or SAC.

        (b)        Each of SAC and SILVER has no Knowledge of any fact that would make it reasonably likely that SILVER or SAC, as the case may be, could not obtain any regulatory approval or authorization contemplated by Section 3.7(a).

        3.8 Access to Funds. Schedule 3.8 contains an accurate and complete description of the financing (the “Financing”) to be used by SILVER to complete the transactions contemplated by this Agreement and the amounts of common equity financing as to which SILVER has entered into binding written agreements with respect to the Financing as of the date of this Agreement, including the names of the parties to such agreements. SILVER has previously provided to GOLD copies of the subscription agreements (the “Subscription Agreements”)

22

between SILVER and certain investors related to the common equity financing that SILVER intends to use to consummate the Merger. As of the date of this Agreement, the Subscription Agreements reflect binding written agreements for at least eighty percent (80%) of the total amount of the common equity portion of the Financing (the “Initial Equity Commitments”), such commitments are in full force and effect, and SILVER has no reason to believe that any of the conditions to financing specified in the Subscription Agreements that are within the control of SILVER will not be satisfied in accordance with the terms of the Subscription Agreements. SILVER has recently delivered a letter from Keefe, Bruyette & Woods, Inc., dated as of a recent date, stating that it is highly confident that the preferred stock and notes financing portions of the Financing contemplated by the Private Placement (as defined in Schedule 3.8) will be obtained by the Closing Date in order to provide funding, together with the funding committed through the Subscription Agreements, to consummate the transactions contemplated by this Agreement.

        3.9 Ability to Pay Break-up Fee. SILVER has on the date hereof, and on the Closing Date will have, unencumbered liquid assets, without the completion of any portion of the Financing, to pay the Break-up Fee (pursuant to Section 8.3(b)(iv)) and all transaction costs that have been incurred and are reasonably expected to be incurred by SILVER in connection with the Merger and the Financing contemplated by this Agreement.

        3.10 Absence of Changes and Undisclosed Liabilities. SILVER and SAC are not a party to a pending action which is reasonably likely to (i) have a Material Adverse Effect on SILVER, (ii) prevent the transactions contemplated hereby, including the Merger, from being consummated, or (iii) materially impede or delay the receipt of any consents of any Regulatory Authority.

        3.11 No Action. Neither SILVER nor SAC has taken any action or has any Knowledge as of the date hereof of any fact relating to SILVER that is reasonably likely to (i) prevent the transaction contemplated hereby, including the Merger, from being consummated, or (ii) materially impede or delay the receipt of any consents or approvals of any Regulatory Authority.

ARTICLE IV — CONDUCT OF BUSINESS OF GOLDPRIOR
TO EFFECTIVE DATE OF THE MERGER

        GOLD agrees that, except (i) as permitted by this Agreement, (ii) as disclosed in the Disclosure Memorandum, (iii) as required by Law, or by a Governmental Authority of competent jurisdiction, or (iv) as otherwise consented to in writing by SILVER, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement in accordance with its terms:

        4.1 Regular Course of Business of GOLD. GOLD and the Subsidiaries will carry on their respective businesses diligently in the ordinary course and substantially in the same manner as heretofore, and will use all commercially reasonable efforts to preserve their present business organizations intact, keep available the services of their present officers, agents and employees and preserve their present relationships with Persons having business dealings with them.

23

        4.2 Restricted Activities and Transactions of GOLD. GOLD and its Subsid- iaries will not:

        (a)        repurchase, redeem or otherwise acquire, or issue, sell or deliver, split, reclassify, combine or otherwise adjust, or agree to issue, sell or deliver, split, reclassify, combine or otherwise adjust, any stock (except pursuant to exercise of those options described in the Disclosure Memorandum), bonds or other corporate securities of which GOLD or any of the Subsidiaries is the issuer (whether authorized and unissued or held in treasury), or, grant or issue, or agree to grant or issue, any options, warrants or other Rights (including convertible securities) calling for the issue thereof;

        (b)        incur any additional debt obligation for borrowed money (other than indebtedness of GOLD or the wholly-owned Subsidiaries to each other) in excess of an aggregate of $2,000,000 (for GOLD and the Subsidiaries on a consolidated basis) except in the ordinary course of the business of a Bank Subsidiary consistent with past practices (which shall include for the Bank Subsidiaries, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any material asset of GOLD or any of Bank Subsidiaries of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Financial Statements);

        (c)        mortgage or pledge any of its material assets, tangible or intangible, except (i) in the ordinary course of business and (ii) in connection with any debt obligations permitted to be incurred under Section 4.2(b) to the extent consistent with past practice;

        (d)        except for the sale of assets in the ordinary course of business, sell, lease, exchange or otherwise transfer, or agree to sell, lease, exchange or otherwise transfer, any of its assets, property or rights to cancel, any debts or claims;

        (e)        except in the ordinary course of business, enter, or agree to enter, into any agreement or arrangement granting any preferential rights or option to purchase any of the assets, property or rights of GOLD or any of the Subsidiaries or requiring the consent of any party to the transfer or assignment of any such assets, property or rights;

        (f)        except in the ordinary course of business, make or permit any material amendment or termination of any material Contract, agreement or license to which it is a party;

        (g)        sell or otherwise dispose of (including the granting of any license with respect to), or make or permit any amendment or termination of, or waive any rights under, any agreement listed in the Disclosure Memorandum;

        (h)        enter into any collective bargaining agreement not heretofore in force;

        (i)        except as contemplated by this Agreement, merge or consolidate with any other corporation, acquire control of any other corporation or business entity, or take any steps

24

incident to, or in furtherance of, any of such actions, whether by entering into an agreement providing therefor or otherwise;

        (j)        except in the ordinary course of business, enter into, amend or terminate any oral or written Contract, agreement, or course of action which materially increases its liabilities;

        (k)        make any material change in any Tax matter, accounting methods or systems of internal accounting controls, except as may be appropriate to conform to Tax laws, federal securities laws or regulatory accounting requirements or GAAP;

        (l)        other than as permitted by Sections 5.4(c) and/or 5.10, solicit, either directly or indirectly, initiate or encourage any offer for the purchase or acquisition of GOLD and/or the Subsidiaries or any of their material assets by any party other than SILVER, or enter into negotiations with any party other than SILVER concerning any such acquisition;

        (m)        except for (i) the regularly quarterly cash dividend of GOLD not to exceed $0.03 per share to its shareholders and (ii) any dividend payable by any GOLD Subsidiary to either GOLD or another GOLD Subsidiary, declare, set aside or pay any dividend on its stock in cash, stock or property or directly or indirectly redeem, purchase or otherwise acquire any of its own stock, or make any other distributions of its assets to its shareholders, or reclassify, recapitalize, split up or otherwise adjust any of its capital stock;

        (n)        except as contemplated in this Agreement, amend or alter the Articles of Incorporation or By-Laws of GOLD, or any of the Subsidiaries;

        (o)        alter the composition of the board of directors, other than reducing the number of directors from 10 to nine;

        (p)        enter into or amend any employment, management, consulting or severance agreement with or pay or become obligated to pay any extraordinary bonus to any employee, director or officer;

        (q)        except as required to maintain qualification pursuant to the Code, (i) enter into, adopt, amend in any manner or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, other than offer letters, letter agreements and options to purchase shares of Common Stock entered into with new hires in the ordinary course of business consistent with past practice and performance bonuses granted to employees on a basis consistent with the past practices of GOLD, (ii) enter into, adopt, amend or terminate any pension, retirement, deferred compensation, employment, health, life, or disability insurance, dependent care, severance or other employee benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee, other than in the ordinary course of GOLD’s business consistent with past practice or (iii) increase in any manner the compensation or fringe benefits of any director, officer or employee or consultant or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units), except for normal increases in cash compensation in the ordinary course of business consistent with past practice;

25

        (r)        except for purchases of investment securities acquired in the ordinary course of business consistent with past practice or between GOLD and the wholly-owned Subsidiaries, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any Person or business or otherwise acquire direct or indirect control over any Person or business, other than in connection with (i) foreclosures by Bank Subsidiaries in the ordinary course of business, or (ii) acquisitions by Bank Subsidiaries in its fiduciary capacity;

        (s)        commence any Litigation other than in accordance with past practice, settle or compromise any Litigation, the settlement or compromise of which would require the payment by GOLD or any GOLD Subsidiary of damages in excess of $250,000 or involves any equitable relief or reject or set aside any existing settlements; or

        (t)        allow any Bank Subsidiary to make any loan inconsistent with the policies and procedures of such Bank Subsidiary, or fail to cause any Bank Subsidiary to advise SILVER, without any requirement of prior consent, of all requests for new loans (excluding renewals or increases of fully performing existing loans or lines of credit) over $5,000,000 for commercial loans, over $1,000,000 for single-family residential loans and over $500,000 for consumer loans;

        (u)        purchase any mortgage loan packages that are inconsistent with the policies and procedures of the Bank Subsidiaries or exceed $10,000,000 principal balance;

        (v)        make any capital expenditures other than those which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $500,000 in the aggregate;

        (w)        take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions in the Merger set forth in Article VI or VII not being satisfied;

        (x)        fail, within 30 days of the date hereof, to have agreed with Silver upon a transition plan reasonably satisfactory to SILVER designed to facilitate an orderly change in the senior management of the operations that shall become the business of the Surviving Corporation. Such transition plan shall, among other things, provide for the timely delivery by GOLD to SILVER of periodic reports regarding the actual costs incurred by GOLD with respect to the transactions contemplated by this Agreement and current operations of all non-bank Subsidiaries and informational packages prepared in connection with, and minutes, if any, of, (i) meetings of the Board of Directors of Gold, (ii) meetings of the boards of directors of each of Gold Bank Kansas, Gold Bank Florida and Gold Bank Oklahoma, (iii) the monthly President’s meeting and (iv) meetings of the Asset/Liability Committee; provided however, that Gold shall not be required to deliver any unredacted materials, if such delivery would result in the violation of any applicable law or constitute a waiver by GOLD of the attorney-client privilege with respect to a communication by GOLD with its legal counsel; or

        (y)        agree to any of the foregoing.

26

        5.1 ARTICLE V - OBLIGATIONS PRIOR AND SUBSEQUENT TO EFFECTIVE TIME

        5.1 Reasonable Access. GOLD shall, during normal business hours, afford to the officers and authorized representatives of SILVER reasonable access to its and its Subsidiaries’ properties, books, records and employees including the list of GOLD shareholders, and those of the Subsidiaries, in order that they may have full opportunity to make such investigations as they shall reasonably desire of the affairs of GOLD and the Subsidiaries; and GOLD will furnish SILVER with such additional financial and operating data and other information as to its business and properties and those of the Subsidiaries as SILVER shall from time to time reasonably request. The Parties agree to cooperate with the formation and implementation of a transition team. In the event of the termination and abandonment of the Merger, all non-public documents shall be returned to GOLD and no non-public information shall be used for any purpose and shall be held in strict confidence by SILVER and their officers, employees and legal representatives except as may be required by Law or any Governmental Authority of competent jurisdiction or in any legal proceeding. The obligations of SILVER under this section 5.1 shall survive any termination of this Agreement.

        5.2 Consents. GOLD shall use its commercially reasonable efforts to obtain the Consents set forth in Section 2.4 and such Consents as may be necessary to eliminate any exceptions contained in the Disclosure Memorandum with respect to Sections 2.9 and 2.14. Each of SAC and SILVER shall use its commercially reasonable efforts to obtain the applicable Consents set forth in Section 3.7. GOLD shall cooperate with SILVER and SAC to obtain the consents required in Section 3.7.

        5.3 Filing Requirements. GOLD, with respect to itself and the Subsidiaries, and SILVER, with respect to itself and SAC, will promptly comply with all other filing requirements which federal, state, local or foreign Law may impose on GOLD, the Subsidiaries, or SILVER and SAC, as the case may be, with respect to this Agreement including promptly preparing and filing any proxy materials with the SEC.

        5.4 GOLD Shareholder Meeting.

        (a)        Subject to Sections 5.4(b) and (c), promptly after the execution of this Agreement, GOLD shall commence to use all commercially reasonable efforts to effect such actions as may be necessary to obtain adoption and approval of this Agreement by shareholders of GOLD, including, without limitation, the calling of such meeting and the preparation of preliminary and final proxy materials for a special meeting of shareholders of GOLD to be held as soon as practicable. SILVER will furnish to GOLD any information which GOLD may reasonably request in connection with the preparation and filing with the SEC of such proxy materials. Upon completion of preparation by GOLD of such proxy materials, GOLD will furnish to SILVER copies of such proxy materials which GOLD proposes to send to its shareholders. Subject to Sections 5.4(b) and (c), GOLD shall use its commercially reasonable efforts to cause the proxy statement to be mailed to GOLD’s shareholders as promptly as practicable after filing with the SEC, including by responding as promptly as practicable to any comments of the SEC with respect to the proxy statement. GOLD shall notify SILVER promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the proxy statement or for additional information and

27

shall supply SILVER with copies of all correspondence between GOLD or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the proxy statement.

        If at any time after the mailing of proxy solicitation materials and before the Effective Time any information relating to GOLD, SILVER or any of their respective affiliates, officers or directors, should be discovered by GOLD or SILVER which should be set forth in an amendment or supplement to the proxy statement, so that the proxy statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party which discovered such information shall promptly notify the other Party thereof. The Parties shall promptly prepare, in accordance with the procedures provided for above, and distribute to the shareholders of GOLD an appropriate amendment or supplement to the proxy solicitation materials previously distributed. Notwithstanding the foregoing, prior to filing any preliminary or final proxy statement, or any amendment or supplement thereto, or prior to responding to any comments of the SEC with respect thereto, GOLD shall provide SILVER with a reasonable opportunity to review and comment on such document or response.

        In connection with the setting of any record date for any shareholders’ meeting, GOLD shall give SILVER notice of such record date at least five (5) days prior to such record date. Unless GOLD’s Board of Directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 5.4(b), subject to all applicable federal securities laws, GOLD shall use all commercially reasonable efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Proxy Statement and shall take all other action reasonably necessary to promptly obtain the vote of shareholders in accordance with the requirements of the Kansas General Corporation Code, applicable NASDAQ National Market rules, other applicable Law and GOLD’s Articles of Incorporation and By-Laws. Subject to Section 5.4(b) or 5.4(c), GOLD’s obligation to call, give notice of, convene and hold the GOLD Shareholders’ Meeting in accordance with this Section 5.4(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to GOLD of any Acquisition Proposal.

        (b)        Except as provided hereinbelow: (i) the Board of Directors of GOLD shall recommend that GOLD’s shareholders vote in favor of and adopt and approve this Agreement and the Merger at the GOLD Shareholders’ Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of GOLD has recommended that GOLD’s shareholders vote in favor of and to adopt and approve this Agreement and the Merger at the GOLD Shareholders Meeting; and (iii) neither the Board of Directors of GOLD nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to SILVER or SAC, the recommendation of the Board of Directors of GOLD that GOLD’s shareholders vote in favor of and adopt and approve this Agreement and the Merger; provided, however, that nothing in this Agreement shall prevent the Board of Directors of GOLD from (i) withholding, withdrawing, amending or modifying its recommendation in favor of adopting and approving this Agreement and the Merger or (ii) not including in the Proxy Statement its recommendation in favor of adopting and approving this Agreement and the Merger if the Board of Directors of GOLD reasonably determines in good

28

faith, after consultation with outside counsel, that, due solely to facts or circumstances coming to the attention of the Board of Directors of GOLD after the date of this Agreement, the failure to take such action is reasonably likely to result in a breach by the Board of Directors of GOLD of its fiduciary obligations to GOLD’s shareholders under applicable Law; and provided further, however, that neither GOLD nor its Board of Directors may take any of the actions described in clauses (i) or (ii) of the immediately preceding proviso if prior thereto GOLD shall have received an Acquisition Proposal that has not been withdrawn as of the time of such action of the Board of Directors;

        (c)        Notwithstanding anything to the contrary contained in this Section 5.4, in the event that the Board of Directors of GOLD determines in good faith, after consultation with outside counsel, that in light of a Superior Offer it is necessary to do so in order to comply with its fiduciary duties to GOLD or the Shareholders under applicable law, the Board of Directors of GOLD may terminate this Agreement in the manner contemplated by Section 8.1(h) solely in order to concurrently enter into a definitive agreement with respect to a Superior Offer, but only after the fifth day following SILVER’s receipt of written notice advising SILVER that the Board of Directors of GOLD is prepared to accept a Superior Offer, and only if, during such five-day period, if SILVER so elects, GOLD and its advisors shall have negotiated in good faith with SILVER to make such adjustments in the terms and conditions of this Agreement as would enable GOLD to proceed with the transactions contemplated herein on such adjusted terms.

        For purposes of this Agreement, “Superior Offer” shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions in one or a series of related transactions:

    (i)        a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving GOLD pursuant to which those shareholders of GOLD immediately preceding such transaction will hold less than 51% of the equity interest in the surviving or resulting entity of such transaction,

(ii) a sale or other disposition by GOLD of substantially all of its assets, or

    (iii)        the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by GOLD), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of GOLD;

provided, however, that in each of case (i), (ii) or (iii) immediately above, the Superior Offer shall be on terms that the Board of Directors of GOLD determines, in its reasonable judgment to be more favorable to GOLD shareholders (taking into account all factors which the Board may reasonably deem relevant, including, without limitation, the relative value and form of the consideration offered, all other terms and conditions of the respective offers, and the relative likelihood of consummation of the respective offers, including, without limitation, the presence of a financing contingency, the likelihood of obtaining financing on a timely basis if a financing contingency is present, and the likelihood of obtaining any required regulatory approvals) than

29

the terms of the Merger (after receipt and consideration of advice of a financial advisor of nationally recognized reputation).

        5.5 Supplements to Information. From time to time prior to the Effective Time, GOLD will deliver to SILVER, in writing, information concerning events subsequent to the date hereof in order to keep the information in the Disclosure Memorandum previously delivered timely, complete and accurate in all material respects.

        5.6 Further Assurances. Subject to Sections 5.4(b) and (c), each Party hereto agrees to execute and deliver such instruments and take such other actions as the other Parties may reasonably require in order to carry out the intent of this Agreement. Subject to Sections 5.4(b) and (c), each Party shall use its commercially reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement.

        5.7 Deposit of Funds with Paying Agent. On the Closing Date, SILVER shall cause to be deposited with the Paying Agent as depository for the GOLD Common an amount in immediately available funds sufficient to satisfy the Surviving Corporation’s obligations pursuant to Section 1.1(a)(i) and Section 1.3.

        5.8 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have a Material Adverse Effect on it and any of its Subsidiaries, taken as a whole, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its commercially reasonable efforts to prevent or promptly to remedy the same.

        5.9 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and, to the extent permitted by Law, shall deliver to the other Party copies of all such reports promptly after the same are filed.

        5.10 No Solicitation.

        (a)        From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VIII, GOLD and the Subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly:

(i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below),

    (ii)        participate in any discussions or negotiations regarding, or furnish to any person any material non-public information with respect to, or take any other action to facilitate any inquiry or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, or

30

(iii) enter into any Contract relating to any Acquisition Transaction (as defined below);

provided, however, this Section 5.10(a) shall not prohibit GOLD or its Board of Directors from:

                        (A)        furnishing material nonpublic information (other than information regarding SILVER supplied to GOLD by SILVER) regarding GOLD or the Subsidiaries to, or entering into a customary confidentiality agreement with or entering or re-entering into discussions with, any person or group in response to an Acquisition Proposal submitted by such person or group (and not withdrawn) if (x) the Board of Directors of GOLD reasonably determines in good faith that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Offer, and (y) the Board of Directors of GOLD concludes in good faith, after consultation with its outside legal counsel, that failure to take such action is reasonably likely to result in a breach by the Board of Directors of GOLD of its fiduciary obligations to GOLD’s shareholders under applicable Law, provided that in any such case neither GOLD nor any representative of GOLD and the Subsidiaries shall have violated any of the restrictions set forth in this Section 5.10, or

                        (B)        taking the actions described in Sections 5.4(b) or (c) as permitted thereby, provided that neither GOLD nor any representatives of GOLD and the subsidiaries shall have violated any of the restrictions set forth in Section 5.10.

        At least five (5) days prior to furnishing any material nonpublic information to, or entering into discussions or negotiations with, any person or group, GOLD shall:

    (i)        give SILVER written notice of the identity of such person or group and of GOLD’s intention to furnish material nonpublic information to, or enter into discussions or negotiations with, such person or group, and

    (ii)        receive from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral nonpublic information furnished to such person or group by or on behalf of GOLD, and contemporaneously with furnishing any such information to such person or group, GOLD shall furnish such information to SILVER (to the extent such information has not been previously furnished by GOLD to SILVER).

        Nothing in this Section 5.10(a) shall prevent GOLD or its Board of Directors from complying with Rules 14e-2 and 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal. GOLD and the Subsidiaries will immediately cease, as of the date hereof, any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal, subject to the right to renew such activities, discussions or negotiations in accordance with Section 5.4(c) or Section 5.10. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.10 by any officer or director of GOLD or any of the Subsidiaries or any investment banker, attorney or other advisor or representative of GOLD or any of the Subsidiaries shall be deemed to be a breach of this Section 5.10 by GOLD.

31

        For purposes of this Agreement, “Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal by SILVER or SAC) relating to any Acquisition Transaction. For the purposes of this Agreement, “Acquisition Transaction” shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving:

    (i)        any acquisition or purchase from GOLD by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of GOLD or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of GOLD or any of the Subsidiaries, or any merger, consolidation, business combination or similar transaction involving GOLD or any of the Bank Subsidiaries;

    (ii)        any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of GOLD; or

(iii) any liquidation or dissolution of GOLD.

        (b)        In addition to the obligations of GOLD set forth in Section 5.10 (a), GOLD as promptly as practicable shall advise SILVER orally and in writing of any request received by GOLD after the date hereof for information which GOLD reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry received by GOLD after the date hereof with respect to, or which GOLD reasonably believes would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. GOLD will keep SILVER informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

        5.11 Indemnification.

        (a)        In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of GOLD or the Subsidiaries (the “Indemnified Parties”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to:

(i) the fact that he is or was a director, officer or employee of GOLD or the Subsidiaries or any of their respective predecessors or

(ii) this Agreement or any of the transactions contemplated hereby,

32

whether in any case asserted or arising before or after the Effective Time, SILVER, Surviving Corporation and GOLD agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Surviving Corporation shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonably attorney’s fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable Law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Surviving Corporation; provided, however, that

    (iii)        Surviving Corporation shall have the right to assume the defense thereof and upon such assumption Surviving Corporation shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by an Indemnified Party in connection with the defense thereof, except that if Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between Surviving Corporation, on the one hand, and the Indemnified Parties, on the other hand, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Surviving Corporation, and Surviving Corporation shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties,

(iv) Surviving Corporation shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties,

(v) Surviving Corporation shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld), and

    (vi)        Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

        Any Indemnified Party wishing to claim Indemnification under this Section 5.11, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Surviving Corporation thereof, provided that the failure to so notify shall not affect the obligations of Surviving Corporation under this Section 5.11, except to the extent such failure to notify materially prejudices Surviving Corporation. The obligations of Surviving Corporation under this Section 5.11 shall continue in full force and effect without time limit from and after the Effective Time.

33

        (b)        Surviving Corporation shall continue existing directors’ and officers’ liability insurance or enter into continuation directors’ and officers’ liability insurance policies with GOLD’s current carrier(s) so that persons serving as officers and directors of GOLD as of the date hereof, or any subsequent period after the date hereof until immediately prior to the Effective Time, will be covered for a period of six (6) years from the Effective Time by the directors’ and officers’ liability insurance policies, including both primary and excess coverage, maintained by GOLD (provided that Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Surviving Corporation be required to expend on an annual basis more than 200% of the current amount expended by GOLD on such primary and excess coverages per year (the “Insurance Amount”) to maintain or procure insurance coverage, and further provided that if Surviving Corporation is unable to maintain or obtain the insurance called for by this Section 5.11(b), Surviving Corporation shall use commercially reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

        (c)        The parties hereto intend, to the extent not prohibited by applicable Law, that the indemnification provided for in this Section 5.11 shall apply without limitation to negligent acts or omissions by an Indemnified Person. This Section 5.11 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with GOLD or under GOLD’s Articles of Incorporation or Bylaws as presently in effect.

        (d)        In the event Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties or assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Surviving Corporation assume the obligations set forth in this Section 5.11.

        (e)        The provisions of this Section 5.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives. Each Indemnified Person is intended to be a third party beneficiary of this Section 5.11.

        5.12 Environmental Assessments. SILVER may have performed on its behalf and at its cost, such environmental assessments of all real property owned or leased by GOLD or the Subsidiaries, as it deems desirable.

        5.13 Adequate Funding. SILVER will use commercially reasonable efforts to (a) have entered into subscription agreements constituting binding written agreements with respect to the remaining amount of the common equity portion of the Financing (the “Remaining Equity Commitments”) within 60 days after the date hereof (b) receive a commitment letter or other documentation reasonably satisfactory to GOLD from an FDIC insured financial institution giving evidence of such institution’s commitment to fund a credit facility sufficient for the remainder of the Financing within 60 days after the date hereof and (c) obtain immediately available funds from the Financing by the Closing to perform Surviving Corporation’s obligations to make the payments required in Sections 1.1(a)(i) and 1.3.

34

        5.14 Regulatory Approvals. As soon as practicable after the execution of this Agreement, and except as otherwise provided herein, SILVER or SAC, as applicable, shall prepare, with the assistance of GOLD, all necessary filings with any Regulatory Authorities which may be necessary for approval to consummate the transactions contemplated by this Agreement, and shall use commercially reasonable efforts to secure all such approvals as soon as practicable. Copies of all such filings shall be furnished in advance to GOLD and its counsel. As soon as practicable after the execution of this Agreement, GOLD shall: (i) within 30 days after the execution of this Agreement, consummate any of the Bank Mergers for which regulatory approval has previously been obtained; and (ii) prepare all necessary filings with any Regulatory Authorities which may be necessary for approval of any of the other the Bank Mergers, and shall use commercially reasonable efforts to secure all such approvals as soon as practicable. Copies of all filings made pursuant to 5.14(ii) shall be furnished in advance to SILVER and its counsel.

        5.15 Resignations. GOLD shall use commercially reasonable efforts to obtain and tender resignations, or give such notice of such meetings as may be necessary, and as requested by SILVER, so that at Closing Surviving Corporation and the Subsidiaries may elect such officers and directors at Closing as they deem desirable.

        5.16 Obligations Related to the Trust Preferred Securities. At or prior to the Closing Date, GOLD shall:

        (a)        Subject to the right to redeem trust preferred securities in accordance with Section 5.16(c), use commercially reasonable efforts for the Surviving Corporation, as contemplated by this Agreement, to succeed and be substituted for GOLD and assume GOLD’s obligations under the guarantee agreements relating to the preferred securities (the “Trust Preferred Securities”) of GBCI Capital Trust I, GBCI Capital Trust II, and ABI Capital Trust (the “Trusts”) and the associated indentures related to subordinated debt of GOLD, including without limitation, the execution and delivery of supplemental indentures satisfactory to the indenture trustees. In addition, the Parties shall take all steps necessary or required to effectuate the resignation or removal of the administrators under the Amended and Restated Declaration of Trust of the Trusts.

        (b)        Use commercially reasonable efforts to remove preferred securities issued and sold by the Trusts from listing on any exchange or trading system.

        (c)        Consult with and obtain the consent of SILVER prior to entering any agreement to redeem the Trust Preferred Securities and restructure the obligations underlying or evidenced by the Trust Preferred Securities and consult with SILVER regarding the manner and timing of any such redemption and restructuring.

        5.17 No Amendment or Waiver of Subscription Agreements. None of the terms or conditions of the Subscription Agreements referenced in Section 3.8 shall be amended or waived prior to the Closing Date without the prior written consent of GOLD, which consent shall not be unreasonably withheld or delayed.

35

ARTICLE VI — CONDITIONS TO GOLD’S OBLIGATIONS

        The obligation of GOLD to consummate the Merger shall be subject to the satisfaction or waiver by GOLD, on or before the Closing Date, of the following conditions:

        6.1 Representations and Warranties True and Obligations Satisfied. The representations and warranties contained in Article III hereof that are qualified as to materiality or Material Adverse Effect on SILVER or SAC shall be true and accurate, and any such representations and warranties that are not so qualified shall be true and accurate in all material respects at and as of the Closing Date with the same effect as if made at and as of the Closing Date (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and accurate in all material respects as of such earlier date and except for changes contemplated by this Agreement). SILVER and SAC shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by them prior to or on the Closing Date. SILVER and SAC shall have furnished GOLD with a certificate of SILVER and SAC dated as of the Closing Date signed by the Chief Executive Officer and Chief Operations Officer to the foregoing effect to the best of their Knowledge.

        6.2 No Governmental or Other Proceeding or Litigation. No Order issued by any Governmental Authority of competent jurisdiction, or any statute, rule, or regulation, shall be in effect which restrains, prohibits, enjoins or restricts the transactions contemplated hereby, and no Litigation or proceeding by any Regulatory Authority shall have been instituted or threatened which materially challenges and interferes with the right of Parties to consummate the Merger.

        6.3 No Material Adverse Effect. There shall not have occurred and be continuing after the date of this Agreement a Material Adverse Effect on SILVER or SAC.

        6.4 Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the holders of the outstanding shares of GOLD’s Common Stock under applicable Law.

        6.5 Other Approvals. All approvals of Regulatory Authorities required to consummate the transactions contemplated hereby (including the Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

        6.6 Opinion. SILVER shall have delivered to GOLD an opinion of Miller, Hamilton, Snider & Odom, LLC, dated the Closing Date, in form and substance reasonably satisfactory to GOLD.

        6.7 Financing. SILVER shall have received the proceeds of the Financing on the terms set forth in Schedule 3.8.

36

ARTICLE VII - CONDITIONS TO OBLIGATIONS OF SILVER

        The obligation of SILVER to consummate the Merger shall be subject to the satisfaction or waiver by SILVER, on or before the Closing Date, of the following conditions:

        7.1 Representations and Warranties True and Obligations Satisfied. The representations and warranties contained in Article II hereof that are qualified as to materiality or Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole, shall be true and accurate, and any such representations and warranties that are not so qualified shall be true and accurate in all material respects at and as of the Closing Date with the same effect as if made at and as of the Closing Date (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and accurate in all material respects as of such earlier date and except for changes contemplated by this Agreement). GOLD shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or on the Closing Date. GOLD shall have furnished SILVER with a certificate of GOLD dated as of the Closing Date signed by its Chief Executive Officer and Chief Financial Officer to the foregoing effect to the best of their Knowledge.

        7.2 No Governmental or Other Proceeding or Litigation. No Order issued by any Governmental Authority of competent jurisdiction, or any statute, rule or regulation, shall be in effect which restrains, prohibits, enjoins or restricts the transactions contemplated hereby and no Litigation or proceeding by any Regulatory Authority shall have been instituted which materially challenges and interferes with the right of Parties to consummate the Merger.

        7.3 No Material Adverse Effect. There shall not have occurred and be continuing after the date of this Agreement any Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole.

        7.4 Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the holders of the outstanding shares of GOLD’s Common Stock under applicable Law.

        7.5 Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

        7.6 Opinion. GOLD shall have delivered to SILVER an opinion of Stinson Morrison Hecker LLP, dated as of the Closing Date, in form and substance reasonably satisfactory to SILVER.

        7.7 Secretary’s Certificate. SILVER shall have received a certificate, dated the Closing Date, from the Secretary of GOLD which certifies to the number of shares of GOLD Common which were issued and outstanding as of the close of business on the business day immediately preceding the date of such certificate.

        7.8 Financing. SILVER shall have received the proceeds of the Financing on the terms set forth in Schedule 3.8

37

        7.9 Total Equity and Loan Loss Reserve. As of the Closing, GOLD’s total equity shall not be less than $277 million, subject to adjustment for the costs of the transactions contemplated by this Agreement or resulting from the Merger. Such costs shall be set forth on a certificate delivered by GOLD at the Closing. As of the Closing, GOLD’s loan loss reserve shall not be less than $34.6 million.

ARTICLE VIII — TERMINATION

        8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the shareholders of GOLD:

        (a)        by mutual written consent duly authorized by the Board of Directors of SILVER and GOLD;

        (b)        by either GOLD or SILVER if the Merger shall not have been consummated within nine (9) months after the date of this Agreement, unless extended by the Boards of Directors of GOLD and SILVER for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date if such action or failure to act constitutes a breach of this Agreement;

        (c)        by either GOLD or SILVER if a Regulatory Authority shall have issued an Order, or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order shall have become final and nonappealable;

        (d)        by either GOLD or SILVER if: (i) the GOLD Shareholders’ Meeting (including any adjournments thereof) shall have been held and completed and the shareholders of GOLD shall have taken a final vote on a proposal to adopt this Agreement and (ii) the required approval of the shareholders of GOLD contemplated by this Agreement shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to GOLD where the failure to obtain GOLD shareholder approval shall have been caused by the action or failure to act of GOLD, and such action or failure to act constitutes a breach by GOLD of any provision of this Agreement;

        (e)        by GOLD, upon a breach of any covenant or agreement on the part of SILVER or SAC set forth in this Agreement, or if any representation or warranty of SILVER or SAC shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 6.1 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in SILVER’s representations and warranties or breach by SILVER or SAC was unintentional and is curable by SILVER or SAC through exercise of commercially reasonable efforts, then GOLD may not terminate this Agreement pursuant to this Section 8.1(e) for ten (10) days after delivery of written notice from GOLD to SILVER of such breach, provided, that SILVER or SAC continue to exercise commercially reasonable efforts to cure such breach (it

38

being understood that GOLD may not terminate this Agreement pursuant to this Section 8.1(e) if such breach by SILVER or SAC is cured during such ten-day period);

        (f)        by SILVER upon a breach of any covenant or agreement on the part of GOLD set forth in this Agreement, or if any representation or warranty of GOLD shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 7.1 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in GOLD’s representations and warranties or breach by GOLD was unintentional and is curable by GOLD through exercise of its commercially reasonable efforts, then SILVER may not terminate this Agreement pursuant to this Section 8.1(f) of ten (10) days after delivery of written notice from SILVER or GOLD of such breach, provided, that GOLD continues to exercise commercially reasonable efforts to cure such breach (it being understood that SILVER may not terminate this Agreement pursuant to this Section 8.1(f) if such breach by GOLD is cured during such ten-day period);

        (g)        by SILVER if the Board of Directors of GOLD or any committee thereof shall have withdrawn, or amended or modified in a manner adverse to SILVER or SAC, its approval or recommendation of this Agreement or the Merger, or fails to include its recommendation of this Agreement and the Merger in the Proxy Statement;

        (h)        by GOLD prior to the vote of the shareholders, without further action, if GOLD shall have entered into a definitive agreement with respect to a Superior Offer pursuant to and in accordance with Section 5.4(c); provided, however, that such determination and the right to terminate under this Section 8.1(h) shall not be effective until GOLD has made payment to SILVER of the amounts required to be paid pursuant to Section 8.3(b)(i);

        (i)        by SILVER

                        (A)        if any of the conditions to the obligations of SILVER set forth in Article VII have not been satisfied or waived by SILVER at Closing or SILVER reasonably determines that the timely satisfaction of any condition set forth in Article VII has become impossible (other than as a result of any failure on the part of SILVER or SAC to comply with or perform any covenant or obligation of SILVER or SAC set forth in this Agreement); or

                        (B)        in the event there has been a Material Adverse Effect on GOLD and its Subsidiaries, taken as a whole;

        (j) By GOLD

                        (A)        if any of the conditions to the obligations of GOLD set forth in Article VI have not been satisfied or waived by GOLD at Closing or GOLD reasonably determines that the timely satisfaction of any condition set forth in Article VI has become impossible (other than as a result of any failure on the part of GOLD to comply with or perform any covenant or obligation of GOLD set forth in this Agreement); or

39

                        (B)        in the event there has been a material adverse effect on the ability of SILVER or SAC to perform their obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement in accordance with applicable law.

        (k)        By GOLD if SILVER shall have not received the Remaining Equity Commitments within 60 days after the date hereof, provided, that this right of termination is extinguished once SILVER has received the Remaining Equity Commitments.

        8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 will be effective immediately upon (or if termination is pursuant to Section 8.1(e) or 8.1(f) and the proviso therein is applicable, fifteen (15) days after) the delivery of written notice thereof by the terminating party to the other Parties. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, with no liability of Party to the other Parties, except (i) the provisions set forth in this Section 8.2, Section 8.3 and Article IX (Miscellaneous Provisions), shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from liability for any intentional or willful breach of this Agreement.

        8.3 Fees and Expenses.

        (a)        Except as set forth in Section 8.2 and this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses whether or not the Merger is consummated.

        (b)        (i) GOLD shall pay to SILVER in immediately available funds, within one (1) business day after demand by SILVER an amount equal to $20,000,000 (the “Termination Fee”) if this Agreement is terminated by GOLD pursuant to Section 8.1(h).

    (ii)        If this Agreement is terminated by SILVER pursuant to Section 8.1(g) and within twelve (12) months following the termination of this Agreement an Acquisition Proposal is consummated or GOLD enters into an agreement or binding letter of intent providing for an Acquisition Proposal, then GOLD shall pay or cause to be paid to SILVER in immediately available funds an amount equal to the Termination Fee.

    (iii)        If (A) this Agreement is terminated by SILVER or GOLD, as applicable, pursuant to Sections 8.1(b) (and prior to such termination GOLD shall not have held a meeting of its shareholders pursuant to Section 5.4 (a) hereof) or 8.1(d), (B) prior to such termination an Acquisition Proposal shall have been publicly disclosed and not withdrawn and (C) within twelve (12) months following the termination of this Agreement an Acquisition Proposal is consummated or GOLD enters into an agreement or binding letter of intent providing for an Acquisition Proposal, then GOLD shall pay or cause to be paid to SILVER in immediately available funds an amount equal to the Termination Fee within one business day after GOLD enters into such agreement or binding letter of intent.

40

    (iv)        Provided that GOLD shall not be in material breach of this Agreement, in the event that this Agreement is terminated by SILVER or GOLD (i) pursuant to Section 8.1(b), and at the time of such termination either (A) any banking regulatory approval required to consummate the Merger shall not have been obtained, (B) SILVER shall not have received the Remaining Equity Commitments within 60 days after the date hereof, or (C) SILVER shall not have received the proceeds of the Financing by the earlier of the Closing Date or within nine (9) months after the date of this Agreement, or (ii) pursuant to Section 8.1(c) (but only in connection with an Order issued or action taken by a banking Regulatory Authority), then SILVER shall pay to GOLD a termination fee of $1,000,000 (the “Break-up Fee”) by wire transfer of same day funds on the date of termination.

    (v)        Each of GOLD, and SILVER acknowledges that the agreements contained in this Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, SILVER and GOLD would not enter into this Agreement; accordingly, if GOLD or SILVER fails to pay in a timely manner the amounts due pursuant to this Section 8.3(b) and, in order to obtain such payment, SILVER or GOLD, makes a claim that results in a judgment against GOLD or SILVER for the amounts set forth in this Section 8.3(b), GOLD or SILVER shall pay to SILVER or GOLD, or as the case may be, its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at the Wall Street Journal prime rate in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.3(b) shall be the exclusive remedy for a breach of this Agreement of the type specified in Section 8.3(b) and shall be in lieu of damages incurred in the event of any such breach of this Agreement.

ARTICLE IX — MISCELLANEOUS PROVISIONS

        9.1 Definitions. Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

        “Acquisition Proposal” shall have the meaning set forth in Section 5.10(a).

        “Affiliate” of a Person shall mean any other Person, directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such Person.

        “Agreement” shall have the meaning set forth in the preamble.

        “Bank Subsidiary” shall have the meaning set forth in Section 2.3.

        “Closing Date” shall mean the date on which the Closing occurs.

        “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

41

        “Consent” shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

        “Contract” shall mean any agreement, arrangement, authorization, commitment, contract, indenture, instrument, license, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, assets or business.

        “Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by Contract, or otherwise.

        “Default” shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase or impose any Liability under, any Contract, Order or Permit.

        “Effective Time” shall mean the time at which an executed Certificate of Merger merging SAC with and into GOLD has been duly filed in the office of the Kansas Secretary of State (or such later time as may be agreed in writing by GOLD and SILVER and specified in the Certificate of Merger).

        “Environmental Laws” shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over pollution or protection of the environment.

        “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

        “ERISA Affiliate” shall have the meaning set forth in Section 2.12(a).

        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

        “Financial Statements” shall mean (i) the unaudited consolidated balance sheet as of September 30, 2003 and the audited consolidated balance sheet as of December 31, 2002 (including related notes and schedules, if any) of GOLD; (ii) the unaudited consolidated statements of income and statements of shareholders equity for the period ended September 30, 2003 and the audited consolidated statements of income, cash flows and shareholders equity for the year ended December 31, 2002 (including related notes and schedules, if any) of GOLD; (iii) all Bank Financial Reports, including any amendments thereto, filed with any Regulatory Authorities by each Bank Subsidiary for the year ended December 31, 2002 and the nine month period ended September 30, 2003, and all Bank Financial Reports to be filed after the date hereof until the Closing, together with any correspondence among each Bank Subsidiary and any Regulatory Authority concerning any of the foregoing financial statements or the financial

42

position any Bank Subsidiary and (iv) each other consolidated balance sheet, income statement and shareholders equity, contained in the GOLD SEC Reports for the periods on or after January 1, 1999.

        “GAAP” shall mean generally accepted accounting principles as applied in the United States of America, consistently applied during the periods involved.

        “GOLD Disclosure Memorandum” shall have the meaning set forth in Article II.

        “GOLD Employee” shall have the meaning set forth in Section 2.12(a).

        “GOLD SEC Reports” shall have the meaning set forth in Section 2.5(a).

        “Governmental Authority” shall mean any federal, state, foreign or local government, any of its subdivisions, administrative agencies, authorities, commissions, boards or bureaus, any federal state, foreign or local court or tribunal or any arbitrator, and any Regulatory Authority.

        “Hazardous Material” shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of Governmental Authorities and any polychlorinated biphenyls).

        “Indemnified Party” shall have the meaning set forth in Section 5.11(a).

        “Intellectual Property” shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other Intellectual Property rights.

        “Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are actually known by the Chairman, Chief Executive Officer, President, Chief Financial Officer, and/or Chief Operating Officer of such Person.

        “Law” shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its assets, Liabilities or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

        “Liability” shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

43

        “Lien” shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current Taxes upon the assets or properties of a Party or its subsidiaries which are not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business.

        “Litigation” shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice by any Person alleging potential Liability of a Party, or invoking or seeking to invoke legal process to obtain information relating to or affecting a Party, which affects such Party’s business assets (including Contracts related to it), or obligations under the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

        “Material Adverse Effect” with respect to any Party shall mean an event, change, circumstance or occurrence which, individually or together with any other event, change, circumstance or occurrence, has or would reasonably be expected to have a material adverse effect on (i) the assets (including intangible assets), financial position, business, or results of operations of such Party and its Subsidiaries, taken as whole, other than any such effect attributable to or resulting from (a) any change in banking or similar Laws, rules or regulations or general applicability or interpretations thereof by any Governmental Authority, (b) any change in GAAP (as defined herein) or regulatory accounting principles, in each case which affects banks or their holding companies generally, (c) any change in interest rates, provided, that any such change in interest rates shall not, in the case of GOLD, affect GOLD to a materially greater extent than banks or their holding companies generally, and provided further, that any such change shall not have a materially adverse effect on the credit quality of GOLD’s assets, (d) the compliance by GOLD, GOLD Subsidiaries, SAC or SILVER with the terms and conditions of this Agreement, or (e) the announcement or disclosure of this Agreement or the subject matter hereof, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement in accordance with applicable Law.

        “Material Contract” shall mean (1) any Contract which involves aggregate payments to or by GOLD within any twelve month period in excess of $250,000, or (2) any Contract entered into other than in the ordinary course of business, (3) any Contract included in the Disclosure Memorandum, (4) any Contract of which the breach of or default thereof would result in a Material Adverse Effect or (5) any Contracts that are required to be filed as an exhibit pursuant to Section 601 of Rule S-K.

        “Order” shall mean any administrative decision or award, decree, injunction, judgment, order, ruling, or writ of any Governmental Authority.

        “Party” shall mean either GOLD, SAC or SILVER and “Parties” shall mean collectively, GOLD, SAC and SILVER.

44

        “Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets or business.

        “Person” shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, bank, trust, business association, group acting in concert, or any person acting in a representative capacity.

        “Professional Costs” shall mean all costs and expenses of GOLD related to the transactions contemplated by this Agreement including expenses for attorneys, accountants, and financial advisers.

        “Proxy Statement” shall mean the proxy statement used by GOLD to solicit the approval of its shareholders of the transactions contemplated by this Agreement.

        “Regulatory Authorities” shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of Currency, the Office of Thrift Supervision, the Kansas State Banking Department, Oklahoma State Banking Department, Florida State Banking Department, Securities and Exchange Commission, and all other federal and state regulatory agencies and public authorities having jurisdiction over the Parties and their respective Subsidiaries.

        “Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other Rights, or securities or Rights convertible into or exchangeable for, shares of the capital stock of a Person.

        “Rights Agreement” shall mean the Rights Agreement, dated October 13, 1999 between GOLD and American Stock Transfer & Trust Company.

        “Securities Act” shall mean the Securities Act of 1933, as amended.

        “Shareholders’ Meeting” shall mean the meeting of the shareholders of GOLD to be held pursuant to 5.4 of this Agreement, including any adjournment or adjournments thereof.

        “Subsidiaries” shall mean all those corporations, banks, associations, or other entities of which GOLD owns or controls, either directly or indirectly, 50% or more of the outstanding voting interests or of which one has the right to direct the management; provided, there shall not be included any such entity acquired through foreclosure or any such equity the equity securities of which are owned or controlled in a fiduciary capacity.

        “Superior Offer” shall have the meaning set forth in Section 5.4(c).

        “Tax” or “Taxes” shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem,

45

transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

        “Termination Fee” shall have the meaning set forth in Section 8.3(b)(i).

        9.2 Amendment and Modification. To the full extent provided by applicable Law, this Agreement may be amended, modified and supplemented by mutual consent of the respective Boards of Directors of GOLD, SAC and SILVER at any time prior to the Effective Time with respect to any of the terms contained herein except to the extent after a vote of the shareholders of GOLD approving the Merger, such amendment, modification or supplement would require the approval of the shareholders of GOLD under applicable law.

        9.3 Waiver of Compliance. Any failure of GOLD, SAC or SILVER to comply with any obligation, covenant, agreement or condition herein may be expressly waived to the extent permitted under applicable Law and which after a vote of the shareholders of GOLD approving the Merger would not require the approval of the shareholders of GOLD, in writing by the Chairman of the Board, President or Executive Vice President of GOLD, SAC or SILVER, as the case may be, provided, however, such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        9.4 Expenses. Except as provided in Section 8.2 and 8.3, each of the Parties hereto will pay its own expenses incurred in connection with this Agreement or any transaction contemplated by this Agreement.

        9.5 Investigation and Confidentiality.

        (a)        Prior to the Effective Time, GOLD shall keep SILVER advised of all material developments relevant to its business and to consummation of the Merger and shall permit SILVER to make or cause to be made such investigation of the business and properties of it and the Subsidiaries and of their respective financial and legal conditions as they may reasonably request, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations.

        (b)        Prior to the Effective Date, SILVER may have a representative at the offices of GOLD or any of the Subsidiaries during regular business hours to observe the operations of GOLD and the Subsidiaries provided that such activity shall not interfere unnecessarily with normal operations.

        (c)        In connection with any investigation or activity performed pursuant to this Agreement, SILVER shall comply in all respects with the provisions of that certain Confidentiality Agreement, dated September 3, 2003 between Keefe, Bruyette & Woods, Inc., agent for Mr. C. Stanley Bailey and GOLD, as amended by letter agreement dated January 19, 2004, among Keefe, Bruyette & Woods, Inc., agent for C. Stanley Bailey, GOLD and SILVER, which Confidentiality Agreement shall survive the termination of this Agreement.

46

        9.6 Press Releases. Prior to the Effective Time, GOLD and SILVER shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby and shall not issue any such press release or other public disclosure relating to this Agreement or the transactions contemplated hereby prior to such consultation, except as may be required by Law.

        9.7 Representations and Warranties, etc. The respective representations and warranties of each party contained herein shall not be deemed to be waived or otherwise affected by any investigation made by the other party hereto.

        9.8 Non-Survival of Representations and Warranties. Except covenants that by their terms survive the Effective Time, the representations and warranties of GOLD, SAC and SILVER contained in this Agreement or in any certificate or instrument delivered pursuant to Articles VI and VII shall terminate at the Effective Time.

        9.9 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        9.10 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of any of the Parties, the prevailing Party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

        9.11 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

47

        9.12 Interpretation.

        (a)        When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement or delivered pursuant to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

        (b)        For purposes of this Agreement, an “agreement,” “arrangement,” “contract,” “commitment” or “plan” shall mean a legally binding, written agreement, arrangement, contract, commitment or plan, as the case may be.

        9.13 Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given as follows:

        (a)        If to GOLD, when received by GOLD at:

                    Gold Banc Corporation, Inc.
                    11301 Nall Ave.
                    Leawood, KS 66211
                    Facsimile: (913) 451-8004
                    ATTN: Malcolm M. Aslin

or to such other Person as GOLD shall designate in writing, delivered to SILVER in the manner provided in this Section 9.13, with a copy to:

                    Stinson Morrison Hecker LLP
                    2600 Grand Boulevard
                    Kansas City, MO 64108
                    Facsimile: (816) 474-4208
                    ATTN: John A. Granda

        (b)       If to SILVER or SAC,
                    when received by SILVER or SAC, respectively at:

                    Silver Acquisition Corp.
                    One Commerce Street, Suite 305
                    Montgomery, Alabama 36104
                    Facsimile: (334) 265-4533
                    ATTN: C. Stanley Bailey

48

                    SAC Acquisition Corp.
                    One Commerce Street, Suite 305
                    Montgomery, Alabama 36104
                    Facsimile: (334) 265-4533
                    ATTN: C. Stanley Bailey

or to such other Person as SILVER or SAC shall designate in writing, delivered to GOLD in the manner provided in this Section 9.13, with a copy to:

                    Willard H. Henson
                    Miller, Hamilton, Snider & Odom, L.L.C.
                    One Commerce Street, Suite 305
                    Montgomery, Alabama 36104
                    Facsimile: (334) 265-4533

        9.14 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

        9.15 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the Laws of the State of Kansas, except insofar as the internal law of any other political entity or jurisdiction shall specifically and mandatorily apply to any of the transactions contemplated hereby. Any lawsuits arising under this Agreement or as a result of the Merger or the transactions contemplated hereby will be brought only in the United States District Court for the District of Kansas or the Courts of Johnson County, Kansas, and the parties hereto consent to the exclusive jurisdiction of these courts and waive any objection to the jurisdiction of these courts or that these courts are an inconvenient forum.

        9.16 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        9.17 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Disclosure Memorandum, Exhibits, Schedules and other documents referred to herein (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood, however, that the Confidentiality Agreement shall continue in full force and effect and shall survive the termination of this Agreement; and (b) except with respect to the Indemnified Parties under Section 5.12, are not intended to confer upon any other person any rights or remedies hereunder.

        9.18 Reservation of Right to Revise Structure. SILVER may at any time change the method of effecting the transactions contemplated by this Agreement (including the Merger and the Bank Mergers) if and to the extent that it deems such a change to be desirable; provided,

49

however, that no such change shall (A) alter or change the amount or kind of consideration to be received by holders of GOLD Common under this Agreement (the “Merger Consideration”), (B) adversely affect the anticipated tax consequences of the Merger to the holders of GOLD Common as a result of receiving the Merger Consideration, (C) materially impede or delay consummation of the Merger, (D) result in the holders of GOLD Common incurring any liability or obligation except as contemplated hereby or (E) expose GOLD or its Directors, Officers or Employees to any significant risk of incurring any additional liability or obligation other than those arising out of providing commercially reasonable cooperation in providing information, making additional applications to Regulatory Authorities, or taking other ministerial actions with respect to such change in the method of effecting the transactions contemplated by this Agreement. In the event SILVER elects to make such a change, the Parties agree to execute appropriate documents to reflect the change.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered all as of the day and year set forth above.

SILVER ACQUISITION CORP.
By:	/s/ C. Stanley Bailey
Name: C. Stanley Bailey Title: Chief Executive Officer

SAC ACQUISITION CORP.
By:	/s/ C. Stanley Bailey
Name: C. Stanley Bailey Title: Chief Executive Officer

GOLD BANC CORPORATION, INC.
By:	/s/ Malcolm M. Aslin
Name: Malcolm M. Aslin Title: Chief Executive Officer

Appendix B

                , 2004

Board of Directors
Gold Banc Corporation, Inc.
11301 Nall Avenue
Leawood, KS 66211

Gentlemen:

        Gold Banc Corporation, Inc. (“Gold”) has entered into an Agreement and Plan of Merger (the “Agreement”), dated as of February 24, 2004, with Silver Acquisition Corporation (“Silver”), pursuant to which Gold will be merged with and into Silver (the “Merger”). Under the terms of the Agreement, upon consummation of the Merger, each share of Gold common stock, par value $1.00 per share, issued and outstanding immediately prior to the Merger (the “Gold Shares”), other than certain shares specified in the Agreement, will be converted into the right to receive $16.60 in cash (the “Merger Consideration”). The Agreement also provides that additional payments will be made to shareholders of Gold if the merger is not consummated within 150 days of the signing of the definitive agreement. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Gold Shares.

        Sandler O’Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available financial statements and other historical financial information of Gold that we deemed relevant; (iii) financial projections for Gold for the year ending December 31, 2004, which were reviewed with senior management of Gold, and the views of Gold’s senior management, based on limited discussions with them, regarding Gold’s business, financial condition, results of operations and prospects; (iv) the publicly reported historical price and trading activity for Gold’s common stock, including a comparison of certain financial and stock market information for Gold with similar publicly available information for certain other companies the securities of which are publicly traded; (v) the financial terms of certain recent business combinations in the commercial bank institution industry, to the extent publicly available, both nationally and for the region in which Gold operates; (vi) the current market environment generally and the banking environment in particular; and (vii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

Board of Directors
Gold Banc Corporation, Inc.
                , 2004

        In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Gold or its representatives or that was otherwise reviewed by us; and we have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of Gold that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading. We have not been asked to undertake, and have not undertaken, an independent verification of any such information, and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Gold or any of its subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Gold or any of its subsidiaries, nor have we reviewed any individual credit files relating to Gold or any of its subsidiaries; and, with your permission, we have assumed that their respective allowances for loan losses are adequate to cover such losses. With respect to the financial projections reviewed with Gold’s management, Gold’s management has confirmed that those projections reflect the best currently available estimates and judgments of management of the future financial performance of Gold, and we have assumed that such performance will be achieved. We express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in Gold’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Gold will remain as a going concern for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Agreement are not waived.

        Our opinion is necessarily based on financial, economic, market and other conditions in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to the prices at which Gold’s common stock may trade at any time.

Board of Directors
Gold Banc Corporation, Inc.
                , 2004

        We have acted as Gold’s financial advisor in connection with the Merger and for our services we will receive a fee, a substantial portion of which is contingent upon consummation of the Merger. We have also received a fee for rendering this opinion. Gold has also agreed to indemnify us against certain liabilities arising out of our engagement. In the past, we have provided certain other investment banking services for Gold and have received compensation for such services.

        In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Gold and/or its affiliates. We may also actively trade the equity securities of Gold for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        Our opinion is directed to the Board of Directors of Gold in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of Gold as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness of the Merger Consideration to the holders of Gold Shares from a financial point of view and does not address the underlying business decision of Gold to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for Gold or the effect of any other transaction in which Gold might engage. Without limiting the foregoing, Sandler O’Neill is not opining on the prospect of any conditions to the merger being met, including Silver’s prospects for raising the acquisition financing or for receiving approval for an OTS Charter. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O’Neill’s prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an annex to the Proxy Statement of Gold dated the date hereof and to the references to this opinion therein.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Gold Shares is fair to such shareholders from a financial point of view.

Very truly yours,

Appendix C

KANSAS STATUTE 17-6712

    17-6712.        Payment for stock of stockholder objecting to merger or consolidation; definitions; notice to objecting stockholders; demand for payment; appraisal and determination of value by district court, when; taxation of costs; rights of objecting stockholders; status of stock; section inapplicable to certain shares of stock. (a) When used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

    (b)        The corporation surviving or resulting from any merger or consolidation, within 10 days after the effective date of the merger or consolidation, shall notify each stockholder of any corporation of this state so merging or consolidating who objected thereto in writing and whose shares either were not entitled to vote or were not voted in favor of the merger or consolidation, and who filed such written objection with the corporation before the taking of the vote on the merger or consolidation, that the merger or consolidation has become effective. If any such stockholder, within 20 days after the date of mailing of the notice, shall demand in writing, from the corporation surviving or resulting from the merger or consolidation, payment of the value of the stockholder’s stock, the surviving or resulting corporation shall pay to the stockholder, within 30 days after the expiration of the period of 20 days, the value of the stockholder’s stock on the effective date of the merger or consolidation, exclusive of any element of value arising from the expectation or accomplishment of the merger or consolidation.

    (c)        If during a period of 30 days following the period of 20 days provided for in subsection (b), the corporation and any such stockholder fail to agree upon the value of such stock, any such stockholder, or the corporation surviving or resulting from the merger or consolidation, may demand a determination of the value of the stock of all such stockholders by an appraiser or appraisers to be appointed by the district court, by filing a petition with the court within four months after the expiration of the thirty-day period.

    (d)        Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the corporation, which shall file with the clerk of such court, within 10 days after such service, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation. If the petition shall be filed by the corporation, the petition shall be accompanied by such duly verified list. The clerk of the court shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the corporation and to the stockholders shown upon the list at the addresses therein stated and notice shall also be given by publishing a notice at least once, at least one week before the day of the hearing, in a newspaper of general circulation in the county in which the court is located. The court may direct such additional publication of notice as it deems advisable. The forms of the notices by mail and by publication shall be approved by the court.

    (e)        After the hearing on such petition the court shall determine the stockholders who have complied with the provisions of this section and become entitled to the valuation of and payment for their shares, and shall appoint an appraiser or appraisers to determine such value. Any such appraiser may examine any of the books and records of the corporation or corporations the stock of which such appraiser is charged with the duty of valuing, and such appraiser shall make a determination of the value of the shares upon such investigation as seems proper to the appraiser. The appraiser or appraisers shall also afford a reasonable opportunity to the parties interested to submit to the appraiser or appraisers pertinent evidence on the value of the shares. The appraiser or appraisers, also, shall have the powers and authority conferred upon masters by K.S.A. 60-253 and amendments thereto.

    (f)        The appraiser or appraisers shall determine the value of the stock of the stockholders adjudged by the court to be entitled to payment therefor and shall file a report respecting such value in the office of the clerk of the court, and notice of the filing of such report shall be given by the clerk of the court to the parties in interest. Such report shall be subject to exceptions to be heard before the court both upon the law and facts. The court by its decree shall determine the value of the stock of the stockholders entitled to payment therefor and shall direct the payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto by the surviving or resulting corporation. Upon payment of the judgment by the surviving or resulting corporation, the clerk of the district court shall surrender to the corporation the certificates of shares of stock held by the clerk pursuant to subsection (g). The decree may be enforced as other judgments of the district court may be enforced, whether such surviving or resulting corporation be a corporation of this state or of any other state.

    (g)        At the time of appointing the appraiser or appraisers, the court shall require the stockholders who hold certificated shares and who demanded payment for their shares to submit their certificates of stock to the clerk of the court, to be held by the clerk pending the appraisal proceedings. If any stockholder fails to comply with such direction, the court shall dismiss the proceedings as to such stockholder.

    (h)        The cost of any such appraisal, including a reasonable fee to and the reasonable expenses of the appraiser, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to such appraisal or any of them as appears to be equitable, except that the cost of giving the notice by publication and by registered or certified mail hereinabove provided for shall be paid by the corporation. The court, on application of any party in interest, shall determine the amount of interest, if any, to be paid upon the value of the stock of the stockholders entitled thereto.

    (i)        Any stockholder who has demanded payment of the stockholder’s stock as herein provided shall not thereafter be entitled to vote such stock for any purpose or be entitled to the payment of dividends or other distribution on the stock, except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation, unless the appointment of an appraiser or appraisers shall not be applied for within the time herein provided, or the proceeding be dismissed as to such stockholder, or unless such stockholder with the written approval of the corporation shall deliver to the corporation a written withdrawal of the stockholder’s objections to and an acceptance of the merger or consolidation, in any of which cases the right of such stockholder to payment for the stockholder’s stock shall cease.

    (j)        The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

    (k)        This section shall not apply to the shares of any class or series of a class of stock, which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders at which the agreement of merger or consolidation is to be acted on, were either (1) registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the national association of securities dealers, inc., or (2) held of record by not less than 2,000 stockholders, unless the articles of incorporation of the corporation issuing such stock shall otherwise provide; nor shall this section apply to any of the shares of stock of the constituent corporation surviving a merger, if the merger did not require for its approval the vote of the stockholders of the surviving corporation, as provided in subsection (f) of K.S.A. 17-6701 and amendments thereto. This subsection shall not be applicable to the holders of a class or series of a class of stock of a constituent corporation if under the terms of a merger of consolidation pursuant to K.S.A. 17-6701 or 17-6702, and amendments thereto, such holders are required to accept for such stock anything except (i) stock or stock and cash in lieu of fractional shares of the corporation surviving or resulting from such merger or consolidation, or (ii) stock or stock and cash in lieu of fractional shares of any other corporation, which at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders at which the agreement of merger or consolidation is to be acted on, were either registered on a national securities exchange or held of record by not less than 2,000 stockholders, or (iii) a combination of stock or stock and cash in lieu of fractional shares as set forth in (i) and (ii) of this subsection.

PRELIMINARY FORM OF PROXY
GOLD BANC CORPORATION, INC.

SPECIAL MEETING OF STOCKHOLDERS

_______________, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Malcolm M. Aslin and Rick J. Tremblay, and any one or more of them, with full power of substitution, as a Proxy or Proxies to vote, as designated on the reverse side, all the shares of Common Stock of Gold Banc Corporation, Inc. the undersigned is entitled to vote at the Special Meeting of Stockholders of Gold Banc Corporation, Inc. to be held on _______________, 2004, or any adjournment or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

        If signed, this proxy will be voted as directed. If no instructions are specified, this proxy, if signed, will be voted FOR the proposal. If any other business is properly presented at the meeting, this proxy will be voted by the above named proxies in their discretion. At the present time, the board of directors knows of no other business to be presented at the meeting.

        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED PREPAID ENVELOPE.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

GOLD BANC CORPORATION, INC.

_______________, 2004

Under Kansas law, the failure to vote will
have the same effect
as a vote against the merger.

Please date, sign and mail your
proxy card in the
envelope provided as soon
as possible.

â Please detach and mail in the envelope provided. â
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	Approval of the Agreement and Plan of Merger, dated February 24, 2004, by and among Gold Banc Corporation, Inc., Silver Acquisition Corp. and SAC Acquisition Corp.	☐	☐	☐

Should the undersigned be present and elect to vote at the Special Meeting or any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the stockholder's decision to terminate this proxy, then the power of such proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders or by the filing of a later-dated proxy to vote on the proposal at the Special Meeting.

Please complete, date and sign this proxy and return it promptly in the enclosed postage paid envelope.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.